Product supplement no. 211-A-II	Registration Statement No. 333-155535
To prospectus dated November 21, 2008 and	Dated August 11, 2011
prospectus supplement dated November 21, 2008	Rule 424(b)(2)

High/Low Coupon Callable Yield Notes Linked to the Least Performing of Two or More Indices or Funds

General

  JPMorgan Chase & Co. may from time to time offer and sell high/low coupon callable yield notes linked to the least performing of two or more indices and/or funds. This product supplement no. 211-A-II describes terms that will apply generally to the high/low coupon callable yield notes, and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply to specific issuances of the notes, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as terms supplements. A separate index supplement or fund supplement, which we refer to generally as an underlying supplement, or the relevant terms supplement will describe any index or fund not described in this product supplement and to which the notes are linked. If the terms described in the relevant terms supplement are inconsistent with those described herein, in any related underlying supplement or in the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.
  The notes are senior unsecured obligations of JPMorgan Chase & Co. Any payment on the notes is subject to the credit risk of JPMorgan Chase & Co.
  We will pay interest at the applicable interest rate depending on whether or not a Knock-Out Event has occurred, as specified in the relevant terms supplement. However, if the notes have not been previously called, the notes do not guarantee any return of principal at maturity. If the notes have not been previously called, the payment at maturity will be based on whether a Knock-Out Event has occurred and the performance of the Least Performing Underlying as described below. In addition, under the circumstances described below, if the notes have not been previously called, for each note, you may receive at maturity, in addition to any accrued and unpaid interest, a cash payment that is less than the principal amount of the notes. In no event, however, will you receive at maturity an amount greater than the principal amount of the notes, plus any accrued and unpaid interest.
  The payment at maturity and if a Knock-Out Event occurs is not linked to a basket composed of the Underlyings. The payment at maturity and if a Knock-Out Event occurs is linked to the performance of each of the Underlyings individually, as described below.
  We may call your notes in whole but not in part at our option (such an event, an “Optional Call”) on each of the Optional Call Dates set forth in the relevant terms supplement. If your notes are called pursuant to an Optional Call, you will receive, for each $1,000 principal amount note, $1,000 plus any accrued and unpaid interest.
  For important information about tax consequences, see “Certain U.S. Federal Income Tax Consequences” beginning on page PS-91.
  Minimum denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement
  Investing in the notes is not equivalent to investing in any, some or all of the Underlyings or any of the component equity securities underlying any Index or Fund, if applicable, or any of the component commodities or commodity futures contracts underlying a Fund, if applicable.
  The notes will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Key Terms

Underlyings:

The relevant terms supplement will specify the indices (each, an “Index” and collectively, the “Indices”) and/or funds (each, a “Fund” and collectively, the “Funds”) to which the notes are linked. We refer to each Index and each Fund as an “Underlying,” and collectively, the “Underlyings.”

Interest Rate:	The applicable Interest Rate will depend on whether or not a Knock-Out Event has occurred, as specified in the relevant terms supplement.
Payment at Maturity:

If the notes have not been previously called, payment at maturity will be based on whether a Knock-Out Event has occurred and the performance of the Least Performing Underlying.

Unless otherwise specified in the relevant terms supplement, if the notes have not been previously called, the Payment at Maturity will be determined as follows:

(a) if a Knock-Out Event has occurred and:

	(i)	the Least Performing Underlying Return is positive, the Payment at Maturity will equal the $1,000 principal amount note, plus any accrued an unpaid interest; or
(ii)

the Least Performing Underlying Return is negative, in addition to any accrued and unpaid interest, the Payment at Maturity will be calculated as follows:

$1,000 + ($1,000 × Least Performing Underlying Return); and

(b) if a Knock-Out Event has not occurred, the Payment at Maturity will equal the $1,000 principal amount note, plus any accrued an unpaid interest.

Therefore, if a Knock-Out Event occurs, unless the Ending Underlying Level of each of the Underlyings is greater than or equal to its Starting Underlying Level (or Underlying Strike Level, if applicable), the Payment at Maturity will be less than the $1,000 principal amount note and you could lose your entire investment. In no event, however, will the Payment at Maturity be greater than the $1,000 principal amount note plus any accrued and unpaid interest. Under these circumstances, you will also receive the lower coupon amount for the period the Knock-Out Event occurs and for each subsequent period until maturity.

Knock-Out Event:

A Knock-Out Event occurs if (i) for notes with continuous monitoring, at any time during the Monitoring Period, the Index level or price, as applicable, of any Underlying falls below the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying, by more than the Knock-Out Buffer Amount or (ii) for notes with daily monitoring, on any day during the Monitoring Period, the closing level or closing price, as applicable, of any Underlying falls below the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying by more than the Knock-Out Buffer Amount.

The relevant terms supplement will specify whether continuous or daily monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the levels or prices, as applicable, of the Underlyings. For example, the relevant terms supplement may specify weekly monitoring for purposes of determining whether the level or price, as applicable, of the Underlying is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) by more than the Knock-Out Buffer Amount.

Monitoring Period:

As specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Monitoring Period consists of each day from and including the pricing date to and including the Observation Date or the final Averaging Date.

Knock-Out Buffer Amount:

As specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Knock-Out Buffer Amount is equal to 20% of the Starting Underlying Level of each Underlying. The Knock-Out Buffer Amount for a Fund is subject to adjustment upon the occurrence of certain events affecting such Fund, if applicable. See “General Terms of Notes — Anti-Dilution Adjustments.”

Underlying Return:

With respect to each Underlying, the Underlying Return is calculated as follows:

Ending Underlying Level – Starting Underlying Level (or Underlying Strike Level, if applicable)
Starting Underlying Level (or Underlying Strike Level, if applicable)

Starting Underlying Level:

Unless otherwise specified in the relevant terms supplement, with respect to each Index, the “Initial Index Level” is the closing level of such Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of such Index on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, with respect to each Fund, the “Initial Share Price” is (a)(i) the closing price of one share of such Fund on the pricing date or such other date as specified in the relevant terms supplement, or (ii) the arithmetic average of the closing prices of one share of such Fund on each of the Initial Averaging Dates, if so specified in the relevant terms supplement, divided by (b) the Share Adjustment Factor for such Fund. The closing price of one share of a Fund on an Initial Averaging Date, if applicable, used to determine its Initial Share Price may be subject to adjustment. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-Dilution Adjustments.”

We refer to each of the Initial Index Level for each Index and the Initial Share Price for each Fund as a “Starting Underlying Level.”

Ending Underlying Level

Unless otherwise specified in the relevant terms supplement, with respect to each Index, the “Ending Index Level” is the closing level of such Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of such Index on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, with respect to each Fund, the “Final Share Price” is the closing price of one share of such Fund on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of such Fund on each of the Ending Averaging Dates, if so specified in the relevant terms supplement. The closing price of a Fund on an Ending Averaging Date used to determine its Final Share Price may be subject to adjustment. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-Dilution Adjustments.” We refer to each of the Ending Index Level for each Index and the Final Share Price for each Fund as an “Ending Underlying Level.”

Share Adjustment Factor:

Unless otherwise specified in the terms supplement, with respect to each Fund, the Share Adjustment Factor will be set initially at 1.0, subject to adjustment upon the occurrence of certain events affecting such Fund. See “General Terms of Notes — Anti-Dilution Adjustments.”

Underlying Strike Level:

With respect to each Index, the relevant terms supplement may specify a level other than the Initial Index Level to be used for calculating the Underlying Return and the amount payable at maturity, if any, which we refer to as the “Index Strike Level.” The Index Strike Level for an Index may be based on and/or expressed as a percentage of the level of such Index as of a specified date, or may be determined without regard to the level of such Index as of a particular date. For example, the relevant terms supplement may specify that, for a particular Index, an Index Strike Level, equal to 95% of the Initial Index Level, will be used to calculate the Underlying Return for such Index.

With respect to each Fund, the relevant terms supplement may specify a share price other than the Initial Share Price to be used for calculating the Underlying Return and the amount payable at maturity, if any, which we refer to as the “Fund Strike Price.” The Fund Strike Price, if applicable, for a Fund will be equal to (a) a percentage of the closing price of one share of such Fund as of a specified date or (b) a fixed amount determined without regard to the closing price of one share of such Fund as of a particular date, in each case divided by the Share Adjustment Factor for such Fund. For example, the relevant terms supplement may specify that, for a particular Fund, a Fund Strike Price equal to 95% of the closing price of one share of such Fund on the pricing date, divided by the Share Adjustment Factor for such Fund (i.e., the Initial Share Price), will be used to calculate the Underlying Return for such Fund.

We refer to each of the Index Strike Level for each Index and the Fund Strike Price for each Fund as an “Underlying Strike Level.”

Least Performing Underlying:	The Underlying with the Least Performing Underlying Return, which may be referred to as the “Lesser Performing Underlying” in the relevant terms supplement if the notes are linked to only two Underlyings.
Least Performing Underlying Return:	The lowest of the Underlying Returns of the Underlyings, which may be referred to as the “Lesser Performing Underlying Return” in the relevant terms supplement if the notes are linked to only two Underlyings.
Optional Call:

Unless otherwise specified in the relevant terms supplement, we, at our election, may call the notes in whole but not in part on any of the Optional Call Dates prior to the maturity date at a price for each $1,000 principal amount note equal to $1,000 plus any accrued and unpaid interest to but excluding any Optional Call Date. If we intend to call your notes, we will deliver notice to the paying agent by the applicable Call Notice Date.
Optional Call Notice Dates:	As specified in the relevant terms supplement
Optional Call Dates:	As specified in the relevant terms supplement
Initial Averaging Dates:	As specified, if applicable, in the relevant terms supplement. Any Initial Averaging Date is subject to postponement as described under “Description of Notes — Postponement of a Determination Date.”
Interest Determination Dates:	As specified in the relevant terms supplement. Any Interest Determination Date is subject to postponement as described under “Description of Notes — Postponement of a Determination Date.”
Valuation Date(s):

The Ending Underlying Level for each Underlying will be determined on a single date, which we refer to as the Observation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement. We refer to such dates generally as Valuation Dates in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Postponement of a Determination Date.”

Maturity Date:

As specified in the relevant terms supplement. The maturity date of the notes is subject to postponement in the event of certain market disruption events and as described under “Description of Notes — Payment at Maturity.”

Investing in the High/Low Coupon Callable Yield Notes involves a number of risks. See “Risk Factors” beginning on page PS-9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this product supplement no. 211-A-II, the accompanying prospectus supplement and prospectus, or any related underlying supplement or terms supplement. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

August 11, 2011

     We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant terms supplement, any related underlying supplement, this product supplement no. 211-A-II and the accompanying prospectus supplement and prospectus with respect to the notes offered by the relevant terms supplement, any related underlying supplement, and this product supplement no. 211-A-II and with respect to JPMorgan Chase & Co. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This product supplement no. 211-A-II, together with the relevant terms supplement, any related underlying supplement and the accompanying prospectus and prospectus supplement, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. The information in the relevant terms supplement, any related underlying supplement, this product supplement no. 211-A-II and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

     The notes described in the relevant terms supplement and this product supplement no. 211-A-II are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The relevant terms supplement, any related underlying supplement, this product supplement no. 211-A-II and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes in any circumstances in which such offer or solicitation is unlawful.

     In this product supplement no. 211-A-II any related underlying supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to JPMorgan Chase & Co., unless the context requires otherwise.

DESCRIPTION OF NOTES

     The following description of the terms of the notes supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. A separate terms supplement will describe the terms that apply to specific issuances of the notes, including any changes to the terms specified below. A separate underlying supplement or the relevant terms supplement will describe an underlying not described in this product supplement and to which the notes are linked. Capitalized terms used but not defined in this product supplement no. 211-A-II have the meanings assigned in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any related underlying supplement. The term “note” refers to each $1,000 principal amount of our High/Low Coupon Callable Yield Notes Linked to the Least Performing of Two or More Indices or Funds.

General

     The High/Low Coupon Callable Yield Notes Linked to the Least Performing of Two or More Indices or Funds are senior unsecured obligations of JPMorgan Chase & Co. that are linked to two or more indices (each, an “Index” and collectively, the “Indices”) or funds (each, a “Fund” and collectively, the “Funds”) as specified in the relevant terms supplement. We refer to each Index and each Fund as an “Underlying,” and collectively, the “Underlyings.” The notes are a series of debt securities referred to in the accompanying prospectus supplement, prospectus and the relevant terms supplement, as well as any related underlying supplement. The notes will be issued by JPMorgan Chase & Co. under an indenture dated May 25, 2001, as may be amended or supplemented from time to time, between us and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee.

     The notes will pay interest at the applicable interest rate depending on whether or not a Knock-Out Event has occurred, as specified in the relevant terms supplement. However, if the notes have not been previously called, the notes do not guarantee any return of principal at maturity. The payment at maturity and if a Knock-Out Event occurs is not linked to a basket composed of the Underlyings. Instead, if the notes have not been previously called, the payment at maturity will be based on whether a Knock-Out Event has occurred and the performance of the Least Performing Underlying (as described under “— Payment at Maturity”). Under certain circumstances (as described under “— Payment at Maturity”), if the notes have not been previously called, you may receive at maturity a cash payment that is less than the principal amount of the notes, plus any accrued and unpaid interest. In no event, however, will you receive at maturity an amount greater than the principal amount of the notes, plus any accrued and unpaid interest. Under these circumstances, you will also receive the lower coupon amount for the period the Knock-Out Event occurs and for each subsequent period until maturity.

     We may call your notes at our option on each of the Optional Call Dates (as described under “Payment upon Optional Call”) set forth in the relevant term sheet. If your notes are called pursuant to an Optional Call (as described under “— Payment upon Optional Call”), you will receive, for each $1,000 principal amount note, $1,000 plus any accrued and unpaid interest.

     The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     The notes are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

     The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant terms supplement. The principal amount and issue price of each note is $1,000, unless otherwise specified in the relevant terms supplement. The notes will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Notes — Forms of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

     The specific terms of the notes will be described in the relevant terms supplement accompanying this product supplement no. 211-A-II and any related underlying supplement. The terms described in that document supplement those described herein and in any related underlying supplement, the accompanying prospectus and prospectus supplement. If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related underlying supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment upon Optional Call

     Unless otherwise specified in the relevant terms supplement, we may call the notes in whole but not in part at our option on any of the Optional Call Dates prior to the maturity date at a price for each $1,000 principal amount note equal to $1,000 plus any accrued and unpaid interest to but excluding any Optional Call Date. We refer to such early call at our option as “Optional Call.” The specific terms applicable to any Optional Call will be specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, if we intend to call your notes, we will deliver notice to DTC at least five business days prior to the applicable Optional Call Date. If the notes are called, you will lose the opportunity to continue to accrue and be paid interest from the relevant Optional Call Date to the scheduled maturity date.

     The “Optional Call Dates” will be specified in the relevant terms supplement. If any Optional Call Date is not a business day, the applicable Optional Call Date will be postponed to the immediately succeeding business day, but no additional interest will accrue as a result of the delayed payment of the notes called on such Optional Call Date.

Payment at Maturity

     Unless otherwise specified in the relevant terms supplement, if the notes have not been previously called, your return on the notes will be based on whether a Knock-Out Event has occurred and the performance of the Least Performing Underlying.

     Unless otherwise specified in the relevant terms supplement, if the notes have not been previously called, the Payment at Maturity will be determined as follows:

(a)	if a Knock-Out Event has occurred and:

	(i)	the Least Performing Underlying Return is positive, the Payment at Maturity will equal the $1,000 principal amount note, plus any accrued and unpaid interest; or

	(ii)	the Least Performing Underlying Return is negative, in addition to any accrued and unpaid interest, the Payment at Maturity will be calculated as follows:

$1,000 + ($1,000 × Least Performing Underlying Return); and

(b)	if a Knock-Out Event has not occurred, the Payment at Maturity will equal the $1,000 principal amount note, plus any accrued and unpaid interest.

     Therefore, if a Knock-Out Event occurs, unless the Ending Underlying Level of each of the Underlyings is greater than or equal to its Starting Underlying Level (or Underlying Strike Level, if applicable), the Payment at Maturity will be less than the $1,000 principal amount note and you could lose your entire investment. In no event, however, will the Payment at Maturity be greater than the $1,000 principal amount note plus any accrued and unpaid interest. Under these circumstances, you will also receive the lower coupon amount for the period the Knock-Out Event occurs and for each subsequent period until maturity.

     The “Least Performing Underlying” means the Underlying with the Least Performing Underlying Return, which may be referred to as the “Lesser Performing Underlying” in the relevant terms supplement if the notes are linked to only two Underlyings.

     The “Least Performing Underlying Return” means the lowest of the Underlying Returns of the Underlyings, which may be referred to as the “Lesser Performing Underlying Return” in the relevant terms supplement if the notes are linked to only two Underlyings.

     A “Knock-Out Event” occurs if (i) for notes with continuous monitoring, at any time during the Monitoring Period, the Index level or price, as applicable, of any Underlying falls below the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying by more than the Knock-Out Buffer Amount or (ii) for notes with daily monitoring, on any day during the Monitoring Period, the closing level or closing price, as applicable, of any Underlying is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying by more than the Knock-Out Buffer Amount.

     The relevant terms supplement will specify whether continuous or daily monitoring is applicable to the notes or, alternatively, may specify another method for monitoring the Index levels or prices, as applicable, of the Underlyings. For example, the relevant terms supplement may specify weekly monitoring for purposes of determining whether the Index level or price, as applicable, of the Underlying falls below the Starting Underlying Level (or Underlying Strike Level, if applicable) by more than the Knock-Out Buffer Amount.

     The “Monitoring Period” will be specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Monitoring Period consists of each day from and including the pricing date to and including the Observation Date or the final Ending Averaging Date.

     The “Knock-Out Buffer Amount” will be specified in the relevant terms supplement. For example, the relevant terms supplement may specify that the Knock-Out Buffer Amount is equal to 20% of the Starting Underlying Level of each Underlying. The Knock-Out Buffer Amount for a Fund is subject to adjustment upon the occurrence of certain events affecting a Fund, if applicable. See “General Terms of Notes — Anti-Dilution Adjustments.”

     Unless otherwise specified in the relevant terms supplement, with respect to each Index, the “Initial Index Level” is the closing level of such Index on the pricing date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of such Index on each of the Initial Averaging Dates, if so specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, with respect to each Fund, the “Initial Share Price” is (a)(i) the closing price of one share of such Fund on the pricing date or such other date as specified in the relevant terms supplement, or (ii) the arithmetic average of the closing prices of one share of such Fund on each of the Initial Averaging Dates, if so specified in the relevant terms supplement, divided by (b) the Share Adjustment Factor for such Fund. Notwithstanding the foregoing, if the relevant terms supplement specifies that the Initial Share Price of a Fund will be determined based on the arithmetic average of the closing prices of one share of such Fund on each of the Initial Averaging Dates and an adjustment to the Share Adjustment Factor for such Fund would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” on any day (an “Adjustment Effective Date”) after the first Initial Averaging Date but on or prior to the final Initial Averaging Date, then the closing price of one share of such Fund on each Initial Averaging Date occurring prior to the applicable Adjustment Effective Date to be used to determine such Initial Share Price will be deemed to equal such closing price, divided by the Share Adjustment Factor for such Fund, as adjusted (assuming that the Share Adjustment Factor prior to such adjustment is equal to 1.0). See “General Terms of Notes — Anti-Dilution Adjustments.”

     We refer to each of the Initial Index Level for each Index and the Initial Share Price for each Fund as a “Starting Underlying Level.”

     Unless otherwise specified in the relevant terms supplement, with respect to each Fund, the “Share Adjustment Factor” shall be set initially at 1.0, subject to adjustment upon the occurrence of certain corporate events affecting such Fund. See “General Terms of Notes — Anti-Dilution Adjustments.”

     With respect to each Index, the relevant terms supplement may specify a level other than the Initial Index Level to be used for calculating the Underlying Return and the amount payable at maturity, if any, which we refer to as the “Index Strike Level.” The Index Strike Level for an Index may be based on and/or expressed as a percentage of the level of such Index as of a specified date, or may be determined without regard to the level of such Index as of a particular date. For example, the relevant terms supplement may specify that, for a particular Index, an Index Strike Level, equal to 95% of the Initial Index Level, will be used to calculate the Underlying Return for such Index.

     With respect to each Fund, the relevant terms supplement may specify a share price other than the Initial Share Price to be used for calculating the Underlying Return and the amount payable at maturity, if any, which we refer to as the “Fund Strike Price.” The Fund Strike Price, if applicable, for a Fund will be equal to (a) a percentage of the closing price of one share of such Fund as of a specified date or (b) a fixed amount determined without regard to the closing price of one share of such Fund as of a particular date, in each case divided by the Share Adjustment Factor for such Fund. For example, the relevant terms supplement may specify that, for a particular Fund, a Fund Strike Price equal to 95% of the closing price of one share of such Fund on the pricing date, divided by the Share Adjustment Factor for such Fund (i.e., the Initial Share Price), will be used to calculate the Underlying Return for such Fund.

     We refer to each of the Index Strike Level for each Index and the Fund Strike Price for each Fund as an “Underlying Strike Level.”

     Unless otherwise specified in the relevant terms supplement, with respect to each Index, the “Ending Index Level” is the closing level of such Index on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing levels of such Index on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.

     Unless otherwise specified in the relevant terms supplement, with respect to each Fund, the “Final Share Price” is the closing price of one share of such Fund on the Observation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of such Fund on each of the Ending Averaging Dates, if so specified in the relevant terms supplement. Notwithstanding the foregoing, if the relevant terms supplement specifies that the Final Share Price of a Fund will be determined based on the arithmetic average of the closing prices of one share of such Fund on each of the Ending Averaging Dates and an adjustment to the Share Adjustment Factor for such Fund would have become effective in accordance with “General Terms of Notes — Anti-Dilution Adjustments” after the first Ending Averaging Date but on or prior to the final Ending Averaging Date, then the closing price of one share of such Fund on each Ending Averaging Date occurring prior to the applicable Adjustment Effective Date to be used to determine such Final Share Price will be deemed to equal such closing price, divided by the Share Adjustment Factor for such Fund, as adjusted (assuming that the Share Adjustment Factor prior to such adjustment is equal to 1.0). See “General Terms of Notes — Anti-Dilution Adjustments.”

     We refer to each of the Ending Index Level for each Index and the Final Share Price for each Fund as an “Ending Underlying Level.”

     Unless otherwise specified in the relevant terms supplement, with respect to each Underlying, the “Underlying Return,” as calculated by the calculation agent, is the percentage change in the closing level or closing price, as applicable, of such Underlying calculated by comparing the Ending Underlying Level of such Underlying to the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying. The relevant terms supplement will specify the Starting Underlying Level (or Underlying Strike Level, if applicable) of each Underlying and the manner in which the Ending Underlying Level of each Underlying is determined. The Underlying Return for each Index, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Ending Underlying Level – Starting Underlying Level (or Underlying Strike Level, if applicable)
Underlying Return =
Starting Underlying Level (or Underlying Strike Level, if applicable)

     With respect to each Index, the “closing level” of such Index on any trading day will equal the official closing level of such Index or any successor index thereto (as described under “General Terms of Notes —Discontinuation of an Index; Alteration of Method of Calculation”) published following the regular official weekday close of trading on that trading day. In certain circumstances, the “closing level” for an Index will be based on the alternative calculation of such Index described under “General Terms of Notes —Discontinuation of an Index; Alteration of Method of Calculation.”

     With respect to each Fund, the “closing price” of one share of such Fund (or any relevant successor fund (as defined under “General Terms of Notes — Discontinuation of a Fund; Alternate Calculation of Closing Price”) or one unit of any other security for which a price must be determined) on any trading day (as defined below) means:

  if such Fund (or any such successor fund or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way of the principal trading session on such day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such Fund (or any such successor fund or such other security) is listed or admitted to trading;

  if such Fund (or any such successor fund or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, or any successor service thereto (the “OTC Bulletin Board Service”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day;

  if such Fund (or any such successor fund) is de-listed, liquidated or otherwise terminated, the price calculated pursuant to the alternative methods of calculation of price described under “General Terms of Notes — Discontinuation of a Fund; Alternate Calculation of Closing Price”; or

  if, because of a market disruption event (as defined under “General Terms of Notes — Market Disruption Events”) or otherwise, the last reported sale price for such Fund (or any such successor fund or such other security) is not available pursuant to the preceding bullet points, the mean, as determined by the calculation agent, of the bid prices for the shares of such Fund (or any such successor fund or such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of any of our affiliates may be included in the calculation of such mean, but only to the extent that any such bid is not the highest or the lowest of the bids obtained, in each case subject to the provisions of “General Terms of Notes — Discontinuation of a Fund; Alternate Calculation of Closing Price.”

     Unless otherwise specified in the relevant terms supplement, with respect to each Index, the “Index level” of the Index at any time on a trading day (including at the open and close of trading for the Index) during the Monitoring Period will equal the value at such time for the Index as published by Bloomberg, L.P., which we refer to as “Bloomberg,” on a page as specified in the relevant terms supplement or any successor page, or the Bloomberg page or successor page for any relevant successor index.

     Unless otherwise specified in the relevant terms supplement, with respect to each Fund, the “price” of one share of the Fund (or any successor fund, as defined under “General Terms of Notes — Alternate Calculation of Closing Price”) or one unit of any other security for which a trading price must be determined) at any time on any trading day (as defined below) means:

  if the Fund (or any such successor fund or such other security) is listed or admitted to trading on a national securities exchange, the most recently reported sale price, regular way, at such time during the principal trading session on such day on the principal U.S. securities exchange registered under the Exchange Act on which the Fund (or any such successor fund or such other security) is listed or admitted to trading;

  if the Fund (or any such successor fund or such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service, the most recently reported sale price at such time during the principal trading session on the OTC Bulletin Board on such day; or

  if the Fund (or any such successor fund) is de-listed, liquidated or otherwise terminated, the price calculated pursuant to the alternative methods of calculation of trading price described under “General Terms of Notes — Alternate Calculation of Closing Price,”

in each case subject to the provisions of “General Terms of Notes — Alternate Calculation of Closing Price.”

     Unless otherwise specified in the relevant terms supplement, with respect to each Index, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for securities underlying such Index or the relevant successor index, if applicable, and (ii) the exchanges on which futures or options contracts related to such Index or the relevant successor index, if applicable, are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

     Unless otherwise specified in the relevant terms supplement, with respect to each Fund, a “trading day” is a day, as determined by the calculation agent, on which trading is generally conducted on (i) the relevant exchanges (as defined below) for such Fund or the relevant successor fund, if applicable, and (ii) the exchanges on which futures or options contracts related to such Fund or the relevant successor fund, if applicable, are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time.

     The Initial Averaging Dates for each Underlying, if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described under “— Postponement of a Determination Date” below.

     The Interest Determination Dates for the notes will be specified in the relevant terms supplement and is subject to adjustment as described below. If a scheduled Interest Determination Date (as specified in the relevant terms supplement) is not a business day, then Interest Determination Date will be the next succeeding business day following such scheduled Interest Determination Date. If, due to a market disruption event or otherwise, an Interest Determination Date for any Underlying is postponed so that it falls less than two business days prior to the scheduled Interest Payment Date, the Interest Payment Date will be the second business day following such Interest Determination Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

     The Valuation Date(s) for each Underlying, which will be either a single date, which we refer to as the Observation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described under “Postponement of a Determination Date” below.

     The maturity date for the notes will be specified in the relevant terms supplement and is subject to adjustment as described below. If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following such scheduled maturity date. If, due to a market disruption event or otherwise, the final Valuation Date for any Underlying is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following such final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement. We describe market disruption events under “General Terms of Notes — Market Disruption Events.”

     We will irrevocably deposit with DTC no later than the opening of business on the maturity date or the applicable Optional Call Date, as applicable, or any Interest Payment Date, funds sufficient to make payments of the amount payable, if any, at maturity and on the Interest Payment Dates and Optional Call Settlement Dates with respect to the notes on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the notes entitled thereto.

     Unless otherwise specified in the relevant terms supplement, a “business day” is any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

     Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

Interest Payments

     For each interest period, unless otherwise specified in the terms supplement, for each $1,000 principal amount note, the interest payment will be calculated as follows:

$1,000 × interest rate × (number of days in the interest period / 360),

where the number of days will be calculated on the basis of a year of 360 days with twelve months of thirty days each.

     The notes will bear interest at the rate per annum, or such other rate or rates, specified in the relevant terms supplement, that will depend on whether or not a Knock-Out Event has occurred. Interest will accrue from and including the issuance date of the notes to but excluding the maturity date or, if the notes are called, to but excluding the applicable Optional Call Date. Interest will be paid in arrears on each Interest Payment Date to and including the maturity date or, if the notes are called, to and including the applicable Optional Call Date, to the holders of record at the close of business on the business day prior to that Interest Payment Date or Optional Call Date, as applicable, unless otherwise specified in the relevant terms supplement. Accordingly, the “record date” for any Interest Payment Date is the business day prior to that Interest Payment Date or optional Call Date, as applicable (rather than the date 15 calendar days prior to that Interest Payment Date, as described in the prospectus supplement). If the maturity date is adjusted as the result of a market disruption event, the payment of interest due on the maturity date will be made on the maturity date as adjusted, with the same force and effect as if the maturity date had not been adjusted, but no additional interest will accrue or be payable as a result of the delayed payment.

     The applicable “interest rate” will depend on whether or not a Knock-Out Event has occurred, as specified in the relevant terms supplement.

     An “interest period” is, unless otherwise specified in the relevant terms supplement, the period beginning on and including the issue date of the notes and ending on but excluding the first Interest Payment Date or, if the notes are called prior to the first Interest Payment Date, ending on and including the applicable Optional Call Date, and each successive period beginning on and including an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date, or if the notes are called prior to such next succeeding Interest Payment Date, ending on and including the applicable Optional Call Date.

     An “Interest Payment Date” will be as specified in the relevant terms supplement, provided that no Interest Payment Date will be more than twelve months after the immediately prior Interest Payment Date or issue date of the notes, as applicable. If any day on which a payment of interest or principal is due is not a business day, the payment will be made with the same force and effect on the next succeeding business day, but no additional interest will accrue as a result of the delayed payment, and the next Interest Period will commence as if the payment had not been delayed.

Postponement of a Determination Date

     Notes with a maturity of more than one year

     If an Initial Averaging Date, Interest Determination Date or a Valuation Date for an Underlying, each of which we refer to as a “Determination Date,” is not a trading day with respect to an Underlying or if there is a market disruption event with respect to an Underlying on such date, the applicable Determination Date will be postponed to the immediately succeeding trading day for such Underlying during which no market disruption event for such Underlying shall have occurred or be continuing. In no event, however, will any Determination Date for any Underlying be postponed more than ten business days following the date originally scheduled to be such Determination Date. If the tenth business day following the date originally scheduled to be the applicable Determination Date for any Underlying is not a trading day for such Underlying, or if there is a market disruption event for such Underlying on such tenth business day, the calculation agent will determine the closing level or closing price, as applicable, of such Underlying for such Determination Date on such tenth business day in accordance with the formula for and method of calculating such closing level or closing price, as applicable, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth business day of each security most recently constituting such Underlying (of, if such Underlying is a Fund, of such Fund).

     Notes with a maturity of not more than one year

     If a Determination Date is not a trading day with respect to an Underlying or if there is a market disruption event with respect to an Underlying on such date, the applicable Determination Date will be postponed to the immediately succeeding trading day for such Underlying during which no market disruption event for such Underlying shall have occurred or be continuing. In no event, however, will any Determination Date for any Underlying be postponed more than ten business days following the date originally scheduled to be such Determination Date; provided that no Valuation Date for any Underlying, as postponed, will produce a maturity date more than one year (counting for this purpose either the issue date or the last possible date that the notes could be outstanding, but not both) after the issue date (the last date that could serve as the final Valuation Date for any Underlying without causing the maturity date to be more than one year after the issue date, the “Final Disrupted Valuation Date”). If the tenth business day following the date originally scheduled to be the applicable Determination Date for any Underlying is not a trading day for such Underlying, or if there is a market disruption event for such Underlying on such tenth business day, the calculation agent will determine the closing level or closing price, as applicable, of such Underlying for such Determination Date on such tenth business day in accordance with the formula for and method of calculating such closing level or closing price, as applicable, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth business day of each security most recently constituting such Underlying (or, if such Underlying is a Fund, of such Fund).

     Notwithstanding the foregoing, if any Valuation Date has been postponed to the Final Disrupted Valuation Date (treating any such Valuation Date that is not the final Valuation Date as if it were the final Valuation Date), and such Final Disrupted Valuation Date is not a trading day for such Underlying, or if there is a market disruption event for such Underlying on such Final Disrupted Valuation Date, the calculation agent will determine the closing level or closing price, as applicable, of such Underlying on such Final Disrupted Valuation Date in accordance with the formula for and method of calculating such closing level or closing price, as applicable, last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the daily settlement price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such Final Disrupted Valuation Date of each security most recently constituting such Underlying (or, if such Underlying is a Fund, of such Fund). For the avoidance of doubt, in no event will any Valuation Date for any Underlying occur after the Final Disrupted Valuation Date.

RISK FACTORS

     Your investment in the notes will involve certain risks. The notes pay interest as specified in the relevant terms supplement but do not guarantee any return of principal at, or prior to, maturity. Investing in the notes is not equivalent to investing directly in any, some or all of the Underlyings, any of the component securities of any Index or Fund, or any commodity or commodity futures contract underlying a Fund, if applicable. In addition, your investment in the notes entails other risks not associated with an investment in conventional debt securities. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

Risks Relating to the Notes Generally

Your investment in the notes may result in a loss.

     If the notes have not been called, the notes do not guarantee any return of principal. If the notes have not been previously called, the amount payable at maturity will be determined pursuant to the terms described in this product supplement no. 211-A-II and the relevant terms supplement. If the notes have not been previously called, we will pay you your principal back at maturity so long as a Knock-Out Event has not occurred or the Ending Underlying Level of each Underlying is not less than the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying. A Knock-Out Event occurs if the closing level or closing price, as applicable (in the case of daily monitoring) or Index level or price, as applicable (in the case of continuous monitoring) of any Underlying during the Monitoring Period falls below the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying by more than the Knock-Out Buffer Amount. If the notes are not called and the Ending Underlying Level of any Underlying is below the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying and a Knock-Out Event has occurred, at maturity you will lose 1% of the principal amount of your notes for every 1% that the Ending Underlying Level of the Least Performing Underlying is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Least Performing Underlying. If the notes are not called, you may lose some or all of your principal at maturity.

Your Knock-Out Buffer Amount may terminate on any day during the Monitoring Period.

     If the notes have not been previously called and a Knock-Out Event has occurred, you will be fully exposed to any depreciation in the Least Performing Underlying. We refer to this feature as a contingent buffer. Under these circumstances, and if the Ending Underlying Level of any Underlying is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) for such Underlying, at maturity you will lose 1% of the principal amount of your investment for every 1% that the Ending Underlying Level of the Least Performing Underlying is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying. You will be subject to this potential loss of principal even if the relevant Underlying subsequently recovers such that the closing level or closing price, as applicable (in the case of daily monitoring), or level or price, as applicable (in the case of continuous monitoring), of such Underlying is greater than the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying or less than the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying by less than the Knock-Out Buffer Amount. If these notes had a non-contingent buffer feature, under the same scenario, if the notes have not been called, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.

Because you will not benefit from any appreciation in any Underlying above the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying, you will not receive a payment at maturity with a value greater than your principal amount, plus accrued and unpaid interest.

     If the notes have not been called, at maturity, you will receive a payment with a value no greater than the principal amount of your notes plus the final interest payment, and the total payment you receive over the term of the notes will not exceed the principal amount of your notes plus the interest payments paid during the term of the notes, regardless of any appreciation in the value of any Underlying, which may be significant. Even if the Ending Underlying Level of any Underlying exceeds the Starting Underlying Level (or

Underlying Strike Level, if applicable) of such Underlying, you will receive only the principal amount of your notes at maturity.

The notes are subject to the credit risk of JPMorgan Chase & Co.

     The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity or any other relevant payment dates, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the value of the notes.

If a Knock-Out Event occurs during any Monitoring Period, you will receive the lower Interest Rate for the corresponding Interest Period and each subsequent period thereafter.

     If a Knock-Out Event occurs during a Monitoring Period, the Interest Rate for the corresponding Interest Period and each subsequent period thereafter will be at a lower rate than if a Knock-Out Event did not occur. For example, if a Knock-Out Event occurs on the first Interest Determination Date, the Interest Rate per annum for each period will be at the lower rate for the entire term of the notes and the maximum amount of interest you will be entitled to receive will be limited to this lower rate.

The notes are subject to call at our option prior to maturity and the corresponding reinvestment risk.

     The term of the notes may be limited by the optional call feature of the notes. We, at our election, may call the notes in whole but not in part on any of the Optional Call Dates prior to the maturity date at a price for each $1,000 principal amount note equal to $1,000 plus any accrued and unpaid interest to but excluding the relevant Optional Call Date. If the notes are called, you will lose the opportunity to continue to accrue and be paid interest from the relevant Optional Call Date to the scheduled maturity date. Because of this optional call feature, the term of your investment in the notes may be limited to a period that is shorter than the original term of the notes. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are called prior to the maturity date.

You are exposed to the risk of decline in the value of each Underlying.

     Your return on the notes and your payment at maturity, if any, is not linked to a basket consisting of the Underlyings. Rather, you will receive interest payments at the applicable rate, which depends on whether or not a Knock-Out Event has occurred, specified by the relevant terms supplement and, assuming your notes have not been called, your payment at maturity will be contingent upon the performance of each individual Underlying. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed equally to the risks related to all of the Underlyings. Poor performance by any one of the Underlyings over the term of the notes may negatively affect the interest payments and the payment at maturity and will not be offset or mitigated by a positive performance by any or all of the other Underlyings. Accordingly, your investment is subject to the risk of each Underlying.

     You cannot predict the future performance of an Underlying based on its historical performance. The value of an Underlying may decline by more than its Knock-Out Buffer Amount during the Monitoring Period or on the final Valuation Date even though such Underlying has not experienced such a decrease in the past.

Your return on your investment in the notes will be limited to the interest payments on the notes.

     The only return that you will receive on your investment in the notes will be the interest payments specified in the relevant terms supplement.

Our offering of the notes does not constitute an expression of our view about, or a recommendation of, the Underlying Indices, Funds, commodities, commodity futures contracts or other financial instruments related to the notes.

     You should not take our offering of the notes as an expression of our views about how the Underlyings, the commodities or commodity futures contracts underlying one or more of the Funds and other financial instruments related to one or more of the Underlyings and their component securities, commodities or commodity futures contracts, as applicable, or the index underlying a Fund (the “Underlying Index”) will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in the Underlyings, the commodities or commodity futures contracts underlying one or more of the Funds and other financial instruments related to one or more of the Underlyings and their component securities, commodities or commodity futures contracts, as applicable, or the Underlying Index, including through an investment in the notes. As a global financial institution, we and our affiliates may, and often do, have positions (long or short) in the Underlyings, the commodities or commodity futures contracts underlying one or more of the Funds and other financial instruments related to one or more of the Underlyings and their component securities, commodities or commodity futures contracts, as applicable, or the Underlying Index that conflict with an investment in the notes. See “— We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” and “Use of Proceeds and Hedging” in this product supplement for some examples of potential conflicting positions we may have. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives and financial resources.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities.

     In anticipation of the sale of the notes, we expect to hedge our obligations under the notes through certain affiliates or unaffiliated counterparties by taking positions in instruments the value of which is derived from the Underlyings, the commodities or commodity futures contracts underlying one or more of the Funds and other financial instruments related to one or more of the Underlyings and their component securities, commodities or commodity futures contracts, as applicable, or the Underlying Index. We may also adjust our hedge by, among other things, purchasing or selling instruments the value of which is derived from the Underlyings, the commodities or commodity futures contracts underlying one or more of the Funds and other financial instruments related to one or more of the Underlyings and their component securities, commodities or commodity futures contracts, as applicable, or the Underlying Index at any time and from time to time, and close out or unwind our hedge by selling any of the foregoing on or before any Index Valuation Date. We cannot give you any assurances that our hedging will not negatively affect the level of the Underlyings, the commodities or commodity futures contracts underlying one or more of the Funds and other financial instruments related to one or more of the Underlyings and their component securities, commodities or commodity futures contracts, as applicable, or the Underlying Index or the performance of the notes. See “Use of Proceeds and Hedging” below for additional information about our hedging activities.

     This hedging activity may present a conflict of interest between your interest as a holder of the notes and the interests our affiliates have in executing, maintaining and adjusting hedge transactions. These hedging activities could also affect the price at which JPMS is willing to purchase your notes in the secondary market.

     Our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. It is possible that such hedging could result in substantial returns for us or our affiliates while the value of the notes declines.

     JPMS and other affiliates of ours also trade the Underlyings, the commodities or commodity futures contracts underlying one or more of the Funds and other financial instruments related to one or more of the Underlyings and their component securities, commodities or commodity futures contracts, as applicable, or the Underlying Index, for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers. While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the Starting Underlying

Level and or decrease the Underlying Level on any Valuation Date, which could adversely affect your payment at maturity.

We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our business activities.

     In the course of our business, we or our affiliates may acquire non public information about the commodities or commodity futures contracts, if applicable, underlying a Fund, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the commodities or commodity futures contracts, if applicable, underlying a Fund. Any prospective purchaser of notes should undertake an independent investigation of the commodities or commodity futures contracts, if applicable, underlying a Fund as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

     Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of notes with returns linked or related to changes in the level or price of one or more of the Underlyings, the equity securities that compose or are held by one or more of the Underlyings or the commodities or commodity futures contracts held by a Fund, as applicable. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the notes.

     We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the equity securities composing a foreign Index or equity securities held by a foreign Fund are denominated. These trading activities could potentially affect the exchange rates with respect to such currencies and, if currency exchange rate calculations are involved in the calculation of the closing levels of that foreign Index or the net asset value of that foreign Fund, could affect the closing levels or closing prices, as applicable, of that foreign Index or Fund and, accordingly, if the notes are linked in part to that foreign Index or Fund, the value of the notes.

     In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you. In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates. We do not make any representation or warranty to any purchaser of notes with respect to any matters relating to future currency exchange rate movements and, if the notes are linked in part to a foreign Index, any prospective purchaser of the notes should undertake an independent investigation of the currencies in which equity securities composing that foreign Index or held by a foreign Fund are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the notes.

     We or our affiliates may have economic interests that are adverse to those of the holders of the notes due to JPMorgan Securities LLC’s role as note calculation agent.

     J.P. Morgan Securities LLC, one of our affiliates, will act as the note calculation agent. The note calculation agent will determine, among other things, the Starting Underlying Level or the Underlying Strike Level, if applicable, the Ending Underlying Level, the Underlying Return and the Knock-Out Buffer Amount for each Underlying, the payment upon an Optional Call or at maturity, if any, on the notes, the closing level or closing price, as applicable, of each Underlying on the pricing date or each Initial Averaging Date, if applicable, the closing level or closing price, as applicable (in the case of daily monitoring) or the level or price, as applicable (in the case of continuous monitoring) of each Underlying during the Monitoring Period for purposes of determining whether a Knock-Out Event has occurred, the closing level or closing price, as applicable, of each Underlying on the Valuation Date(s), the Share Adjustment Factor and anti-dilution adjustments, if any, related to any Fund, the amount of interest payable on any Interest Payment Date and whether a day is an Interest Payment Date. The note calculation agent will also determine whether there has been a market disruption event with respect to an Underlying, whether an Index has been discontinued, whether there has been a material change in the method of calculation of any Index, as well as which exchange-traded fund will be substituted for a Fund (or relevant successor fund, if applicable) if such Fund (or successor fund, if applicable) is de-listed, liquidated or otherwise terminated, whether the index underlying a Fund (or the index underlying a successor fund, if applicable) has been changed in a material respect and whether a Fund (or relevant successor fund, if applicable) has been modified so that such Fund (or successor index fund, if applicable) does not, in the opinion of the note calculation agent, fairly represent the price of such Fund (or relevant successor fund, if applicable) had those modifications not been made. In performing these duties, JPMS may have interests adverse to the interests of the holders of the notes, which may affect your return on the notes, particularly where JPMS, as the note calculation agent, is entitled to exercise discretion.

Because of the Optional Call feature, you may receive substantially less on sale or upon an Optional Call than what would otherwise be the market value of the notes.

     Unless otherwise specified in the relevant terms supplement, we may call the notes in whole but not in part at our option on any of the Optional Call Dates prior to maturity by delivering notice to DTC at least five business days prior to the applicable Optional Call Date. We may do so at a time when prevailing interest rates are relatively low or at a time when the value of an Underlying has increased considerably from the Starting Underlying Level (or Underlying Strike Level, if applicable), in which case the amount payable to you upon an Optional Call may be substantially less than the market value of the notes if they were not called before maturity. If the notes are called prior to the maturity date, you may be unable to invest in notes with similar risk, yield and effective return as the notes that we called. Your ability to realize a higher than market yield on the notes is limited by our right to call the notes prior to their scheduled maturity, which may adversely affect the value of the notes in the secondary market, if any.

In certain circumstances, your payment at maturity will be determined by the Underlying with the worst performance on the Observation Date or Ending Averaging Dates, as applicable.

     If the notes have not been previously called and a Knock-Out Event has occurred, your return on the notes will be determined by the Underlying with the worst performance on the Observation Date or Ending Averaging Dates, as applicable, and the notes may not return any of your investment.

     For example, for notes linked to two Underlyings, even if the Ending Underlying Level of one Underlying is greater than or equal to the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying, if the Ending Underlying Level of the other Underlying (in this example, the Lesser Performing Underlying) is less than the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying and a Knock-Out Event has occurred, at maturity you will lose 1% of the principal amount of your notes for every 1% that the Ending Underlying Level of the Lesser Performing Underlying is less than its Starting Underlying Level (or Underlying Strike Level, if applicable).

     If the notes are not called and a Knock-Out Event has occurred, your payment at maturity will be determined by the Least Performing Underlying even if the Least Performing Underlying did not cause the occurrence of the Knock-Out Event. For example, assuming the notes are linked to two Underlyings and the relevant terms supplement specifies that the Knock-Out Buffer Amount for each Underlying is equal to 30% of the Starting Underlying Level of each Underlying, if a Knock-Out Event has occurred with respect to Underlying A and Underlying A subsequently increases in value so that its Ending Underlying Level exceeds or is equal to its Starting Underlying Level, your payment at maturity will not necessarily be based on the performance of Underlying A. Instead, if the Underlying Return of Underlying B is -20%, and the Underlying Return of Underlying A is -10%, your payment at maturity will be based on the performance of Underlying B, which is the Least Performing Underlying. Under these circumstances, your payment at maturity will be equal to $800 for each $1,000 principal amount note even though the value of Underlying B did not decline below its Knock-Out Buffer Amount at any time during the Monitoring Period.

If the notes are linked to an Index that is not a total return index or to a Fund, your return on the notes will not reflect dividends on the equity securities included in such Index or held by such Fund.

     If the notes are linked to an Index that is not a total return index or to a Fund, your return on the notes will not reflect the return you would realize if you actually owned the equity securities included in any Index that is not a total return index or held by any Fund, if applicable, and received the dividends paid on those equity securities. This is because, assuming the notes are not called, the calculation agent will calculate the amount payable to you at maturity of the notes by reference to the Ending Underlying Level of the Least

Performing Underlying on the Valuation Date(s) and the performance of the Underlyings during the Monitoring Period. The Ending Underlying Level of each Underlying reflects the prices of the equity securities included in or held by such Underlying, if applicable, on the Valuation Date(s) without taking into consideration the value of dividends paid on those equity securities. If the notes are called, you will receive $1,000 plus any accrued and unpaid interest through but excluding the relevant Optional Call Date for each $1,000 principal amount note as the final payment on the notes, without taking into consideration the value of the dividends paid on the equity securities included in or held by the Underlyings.

Secondary trading may be limited.

     Unless otherwise specified in the relevant terms supplement, the notes will not be listed on any securities exchange. There may be little or no secondary market for the notes. Even if there is a secondary market for the notes, it may not provide enough liquidity to allow you to trade or sell the notes easily.

     J.P. Morgan Securities LLC, or JPMS, may act as a market maker for the notes, but is not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMS is willing to buy the notes. If at any time JPMS or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the notes.

The Starting Underlying Level for each Underlyings may be determined after the issue date of the notes.

     If so specified in the relevant terms supplement, the Starting Underlying Level for each Underlying will be determined based on the arithmetic average of the closing levels or closing prices, as applicable, of such Underlying on the Initial Averaging Dates specified in that relevant terms supplement. One or more of the Initial Averaging Dates specified may occur on or following the issue date of the notes; as a result, the Starting Underlying Level for each Underlying may not be determined, and you may therefore not know such value, until after the issue date. Similarly, the global note certificate constituting the notes, which will be deposited with DTC on the issue date as described under “General Terms of Notes — Book-Entry Only Issuance — The Depository Trust Company,” will not set forth the Starting Underlying Level for the applicable Underlying. If the notes have not been previously called, the Starting Underlying Levels for the Underlyings will be used in the calculation of the Underlying Returns for the various Underlyings and the payment at maturity, if any. If there are any increases in the closing levels or closing prices, as applicable, for the Underlyings on the Initial Averaging Dates that occur after the issue date and such increases result in the Starting Underlying Levels for one or more of the Underlyings being higher than the closing level or closing price of such Underlying(s) on the issue date, this may establish higher levels that the Underlyings must achieve for you to avoid a loss of principal at maturity.

The Ending Underlying Level for each Underlying may be less than the closing level or closing price, as applicable, for such Underlying at the maturity date of the notes or at other times during the term of the notes.

     Because the Ending Underlying Level for each Underlying is calculated based on the closing level or closing price, as applicable, of such Underlying on one or more Valuation Dates during the term of the notes, the closing level or closing price, as applicable, of each Underlying at the maturity date or at other times during the term of the notes, including dates near the Valuation Date(s), could be higher than the Ending Underlying Level for such Underlying. This difference could be particularly large if there is a significant increase in the closing levels or closing prices, as applicable, of one or more of the Underlyings after the final Valuation Date, if there is a significant decrease in the closing levels or closing prices, as applicable, of one or more of the Underlyings around the time of the Valuation Date(s) or if there is significant volatility in the closing levels or closing prices, as applicable, of one or more of the Underlyings during the term of the notes (especially on dates near the Valuation Date(s)). For example, when the Valuation Date for one or more of the Underlyings is near the end of the term of the notes, then if the closing level or closing price, as applicable, for an Underlying increases or remains relatively constant during the initial term of the notes and then decreases below the Starting Underlying Level (or Underlying Strike Level, if applicable) for such Underlying, the Ending Underlying Level may be significantly less than if it were calculated on a date earlier than the Valuation Date. Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in one or more of the Underlyings or any of the equity securities, commodities or commodity futures contracts, as applicable, included in or held by the Underlyings for which there is an active secondary market.

The notes are designed to be held to maturity.

     The notes are not designed to be short-term trading instruments. The price at which you will be able to sell your notes to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where one or more of the Underlyings have appreciated since the pricing date. The potential returns described in the relevant terms supplement assume that your notes are held to maturity unless called and redeemed prior to maturity.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

     Many economic and market factors will influence the value of the notes. We expect that, generally, the level or price of each Underlying on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the level of any Underlying. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

  whether a Knock-Out Event occurs;

  the expected frequency and magnitude of changes in each Underlying (volatility);

  the time to maturity of the notes;

  the applicable interest rate on the notes;

  the dividend rates on the equity securities underlying each Underlying, if applicable;

  the market price of the commodities or commodity futures contracts underlying a Fund, if applicable;

  whether we are expected to call the notes;

  the occurrence of certain events to a Fund that may or may not require an adjustment to the Share Adjustment Factor (as defined herein);

  interest and yield rates in the market generally as well as in each of the markets of the securities composing or underlying each Underlying;

  economic, financial, political, regulatory, geographical, agricultural, meteorological and judicial events that affect the equity securities composing each Underlying or stock markets generally and the commodities or commodity futures contracts underlying a Fund or commodity markets generally, if applicable, and which may affect the closing level or closing price of any Underlying on any Initial Averaging Date, if applicable, or any Valuation Date and the Underlying Return for each Underlying;

  if an Index is composed of primarily foreign equity securities (which we refer to as a foreign Index) or a Fund holds primarily foreign equity securities (which we refer to as a foreign Fund and together with a foreign Index each as a foreign Underlying), the exchange rates and the volatility of the exchange rates between the U.S. dollar and the currencies in which the stocks composing such foreign Underlying are traded, and the correlation between those rates and the levels or prices, as the case may be, of such foreign Underlying; and

  our creditworthiness, including actual or anticipated downgrades in our credit ratings.

     Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of the Underlyings based on their historical performance. While it is possible that the notes could trade above their principal amount prior to maturity, the likelihood of such an increase is limited by market factors and the fact that the amount payable at maturity will not exceed 100% of the principal amount of the notes. Even if the notes did trade above their principal amount prior to maturity, the only way to realize such a market premium would be to sell your notes in a secondary market transaction, if such transaction were available. Moreover, if you sell your notes prior to maturity, you may have to sell them at a substantial discount from their principal amount if the closing level or closing price (in the case of daily monitoring) or level or price

(in the case of continuous monitoring) of one or more of the Underlyings is at, below or not sufficiently above the Starting Underlying Level (or Underlying Strike Level, if applicable) of such Underlying.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the notes is likely to affect adversely the value of the notes prior to maturity.

     While the payment upon an Optional Call or at maturity, if any, will be based on the full principal amount of your notes as described in the relevant terms supplement, the original issue price of the notes includes each agent’s commission and the estimated cost of hedging our obligations under the notes. Such agent’s commission includes the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which JPMS will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price. In addition, any such prices may differ from values determined by pricing models used by JPMS, as a result of such compensation or other transaction costs.

You will have no shareholder rights in issuers of equity securities, if any, that are included in or held by any Underlying.

     As a holder of the notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the equity securities, if any, that are included in or held by any Underlying would have.

You will not have rights in the commodities or commodity futures contracts, if any, underlying any Fund.

     As an owner of the notes, you will not have rights that holders of the commodities or commodity futures contracts, if any, underlying a Fund may have.

Market disruptions may adversely affect your return.

     The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from calculating the closing level or closing price, as applicable, of an Underlying on the pricing date or an Initial Averaging Date, if applicable, or any Valuation Date, and consequently, the Underlying Return of an Underlying if the notes are not called, or calculating the amount, if any, that we are required to pay you at maturity of the notes. These events may include disruptions or suspensions of trading in the markets as a whole. If the notes are not called and the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the notes, it is possible that the applicable Valuation Date or Initial Averaging Date, if applicable, and the applicable payment date will be postponed and your return will be adversely affected. See “General Terms of Notes — Market Disruption Events.”

The tax consequences of an investment in the notes are unclear.

     There is no direct legal authority as to the proper U.S. federal income tax characterization of the notes, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”) regarding the notes. Pursuant to the terms of the notes and subject to the discussion in the section entitled “Certain U.S. Federal Income Tax Consequences,” we and you will agree to characterize the notes for U.S. federal income tax purposes as a unit comprising: (i) a cash-settled put option written by you that is terminated if an Optional Call occurs and that, if not terminated, in circumstances where the payment at maturity is less than $1,000 (excluding accrued and unpaid interest) requires you to pay us an amount equal to $1,000 multiplied by the absolute value of the Least Performing Underlying Return and (ii) a deposit of $1,000 per $1,000 principal amount note to secure your potential obligation under the put option. The IRS might not accept, and a court might not uphold, this characterization. If the IRS were successful in asserting an alternative characterization or treatment for the notes, the timing and character of income on the notes could differ materially from our description herein. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the notes are the timing and character of income or loss (including whether the Put Premium, as defined below in “Certain U.S. Federal Income Tax Consequences — Tax Treatment of the Notes,” might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. Both U.S. and Non-U.S. Holders should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in this product supplement no. 211-A-II and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Non-U.S. Holders should also note that they may be withheld upon unless they have submitted a properly completed IRS Form W-8BEN or otherwise satisfied the applicable documentation requirements.

JPMorgan Chase & Co. employees holding the notes must comply with policies that limit their ability to trade the notes and may affect the value of their notes.

     If you are an employee of JPMorgan Chase & Co. or one of its affiliates, you may only acquire the notes for investment purposes and you must comply with all of our internal policies and procedures. Because these policies and procedures limit the dates and times that you may transact in the notes, you may not be able to purchase any notes described in the relevant terms supplement from us and your ability to trade or sell any such notes in the secondary market may be limited.

Risks Relating to the Underlyings

The sponsor of an Index (an “Index Sponsor”) may adjust such Index in a way that affects its level, and such Index Sponsor has no obligation to consider your interests.

     The Index Sponsor is responsible for calculating and maintaining an Index. Such Index Sponsor can add, delete or substitute the equity securities underlying such Index or make other methodological changes that could change the level of such Index. You should realize that the changing of equity securities included in such Index may affect such Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, such Index Sponsor may alter, discontinue or suspend calculation or dissemination of such Index. Any of these actions could adversely affect the value of the notes. The Index Sponsor for an Index has no obligation to consider your interests in calculating or revising an Index. See the relevant index descriptions below or any related underlying supplement or the relevant terms supplement for additional information.

For notes linked to the S&P 500® Index and/or the Russell 3000® Index, we are currently one of the companies that make up the S&P 500® Index and the Russell 3000® Index, but, to our knowledge, we are not currently affiliated with any other company the equity securities of which are included in the S&P 500® Index or the Russell 3000® Index.

     We are currently one of the companies that make up the S&P 500® Index and the Russell 3000® Index, but, to our knowledge, we are not currently affiliated with any other issuers the equity securities of which is represented in the Indices. As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities underlying the S&P 500® Index or the Russell 3000® Index or your notes. None of the money you pay us will go to an Index Sponsor or any of the issuers of equity securities included in the S&P 500® Index or the Russell 3000® Index, and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes.

     In the event we become affiliated with any issuer of equity securities that are included in the S&P 500® Index or the Russell 3000® Index, we will have no obligation to consider your interests as a holder of the notes in taking any action with respect to such issuer that might affect the value of your notes.

Unless otherwise specified in any related underlying supplement or the relevant terms supplement, to our knowledge, we are not currently affiliated with any company the equity securities of which are included in an Index (other than the S&P 500® Index or the Russell 3000® Index).

     To our knowledge, we are not currently affiliated with any issuers the equity securities of which are included in an Index (other than the S&P 500® Index or the Russell 3000® Index). As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities included in an Index (other than the S&P 500® Index or the Russell 3000® Index) or your notes. None of the money you pay us will go to the Index Sponsor for an Index or any of the issuers of the equity securities included in an Index (other than the S&P 500® Index or the Russell 3000® Index) and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any corporate actions that might affect the value of your notes. See any related underlying supplement or the relevant terms supplement for additional information on whether we are one of the companies included in such Index.

     In the event we become affiliated with any issuer of equity securities that are included in an Index, we will have no obligation to consider your interests as a holder of the notes in taking any action with respect to such issuer that might affect the value of your notes.

Unless otherwise specified in any related underlying supplement or relevant terms supplement, to our knowledge, we are not currently affiliated with any of the issuers of the equity securities or other interests held by any Fund or included in any Underlying Index, if applicable.

     Unless otherwise specified in any related underlying supplement or relevant terms supplement, to our knowledge, we are not currently affiliated with any of the issuers the equity securities or other interests of which are held by any Fund or included in any Underlying Index, if applicable. As a result, we will have no ability to control the actions of the issuers of such equity securities or other interests, including actions that could affect the value of the equity securities or other interests held by a Fund or included in any Underlying Index, if applicable, or your notes. None of the money you pay us will go to the sponsor of a Fund or an Underlying Index, if applicable, or any of the issuers of the equity securities or other interests held by a Fund or included in an Underlying Index, if applicable, and none of those issuers will be involved in the offering of the notes in any way. Neither those issuers nor we will have any obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of your notes.

     In the event we become affiliated with any issuers the equity securities or other interests of which are held by a Fund or included in an Underlying Index, if applicable, we will have no obligation to consider your interests as a holder of the notes in taking any action with respect to such issuer that might affect the value of your notes.

For notes linked to the Russell 2000® Index, an investment in the notes will be subject to risks associated with small capitalization stocks.

     The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

For notes linked to a foreign Underlying, if the prices of its component non-U.S. equity securities are not converted into U.S. dollars for purposes of calculating the value of the foreign Underlying, the amount payable on the notes at maturity will not be adjusted for changes in exchange rates that might affect the foreign Underlying.

     Because the prices of the non-U.S. equity securities composing the foreign Underlying are not converted into U.S. dollars for purposes of calculating the value of such Underlying and although the non-U.S. equity securities composing such Underlying are traded in currencies other than U.S. dollars, and the notes, which are linked in part to such Underlying, are denominated in U.S. dollars, the amount payable on the notes at maturity, if any, will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities composing such Underlying are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the payment on the notes. The amount we pay in respect of the notes on the maturity date, if any, will be determined solely in accordance with the procedures described in “Description of Notes — Payment at Maturity.”

For notes linked to a foreign Underlying, if the prices of its component non-U.S. equity securities are converted into U.S. dollars for purposes of calculating the value of such Underlying, the notes will be subject to currency exchange risk.

     Because the prices of the non-U.S. equity securities composing the applicable foreign Underlying are converted into U.S. dollars for the purposes of calculating the value of such Underlying, the holders of the notes will be exposed to currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities composing or held by such Underlying trade. An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. equity securities composing or held by that Underlying denominated in each such currency. If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the value of such Underlying will be adversely affected and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

  existing and expected rates of inflation;

  existing and expected interest rate levels;

  the balance of payments; and

  the extent of governmental surpluses or deficits in the component countries and the United States.

     All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

For notes linked in part to a foreign Underlying, if the prices of its component non-U.S. securities are converted into U.S. dollars for purposes of calculating the value of such Underlying, changes in the volatility of exchange rates, and the correlation between those rates and the values of the Underlying are likely to affect the market value of the notes.

     The exchange rate between the U.S. dollar and each of the currencies in which the equity securities composing or held by the applicable foreign Underlying are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which an equity security composing or held by such Underlying is denominated and the U.S. dollar. This exchange rate reflects the amount of the particular currency in which an equity security composing or held by such Underlying is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency in which that security is denominated. The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities composing or held by such Underlying are denominated refers to the size and frequency of changes in that exchange rate.

     Because the foreign Underlying is calculated, in part, by converting the closing prices of the equity securities composing or held by such Underlying into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those equity securities are denominated could affect the market value of the notes.

     The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities held by the foreign Underlying are denominated and the value of the Underlying refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the value of the Underlying. The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the non-U.S. equity securities composing or held by the foreign Underlying are denominated and the percentage changes in the value of the Underlying could affect the value of the notes.

For notes linked to a foreign Underlying, an investment in the notes is subject to risks associated with non-U.S. securities markets.

     The equity securities that compose a foreign Underlying have been issued by non-U.S. companies. Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

     The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

     The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries. These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. The risks of the economies of emerging market countries are relevant for notes linked to a foreign Underlying composed of securities traded in one or more emerging market countries.

     Some or all of these factors may influence the level or price of a foreign Underlying. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. You cannot predict the future performance of a foreign Underlying based on its historical performance. The value of a foreign Underlying may decrease such that you may not receive any return of your investment. There can be no assurance that the level or price of a foreign Underlying will not decrease so that at maturity you will not lose some or all of your investment.

If the notes are linked in part to a Fund and the price of the shares of a Fund changes, the market value of your notes may not change in the same manner.

     If the notes are linked in part to a Fund, owning the notes is not the same as owning shares of the Fund. Accordingly, changes in the price of one share of the Fund may not result in a comparable change in the market value of the notes. If the closing price of one share of the Fund on any trading day is greater than the Initial Share Price, the value of the notes may not increase comparably, if at all. It is also possible for the price of the shares of the Fund to increase moderately while the value of the notes declines.

     When the closing price (in the case of daily monitoring) or price (in the case of continuous monitoring) of one share of a Fund on any trading day is less than its Initial Share Price by close to the Knock-Out Buffer Amount for the first time, the price of the notes will likely decline at a greater rate than the market value of the shares of the Fund. During the Monitoring Period, if the shares of the Fund close or trade at prices that are less than the Initial Share Price by an amount that is close to or more than the Knock-Out Buffer Amount, we expect the market value of the notes to decline to reflect, among a number of other factors, that your payment at maturity is more likely to be less than the principal amount of your notes and that the interest rate may be reduced, as specified in the applicable terms supplement.

If the notes are linked in part to a Fund, the anti-dilution protection is limited.

     The calculation agent will make adjustments to the Share Adjustment Factor for a Fund, which will be set initially at 1.0, for certain events affecting the shares of such Fund. See “General Terms of Notes — Anti-Dilution Adjustments.” The calculation agent is not required, however, to make such adjustments in response to all events that could affect the shares of a Fund. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

There are risks associated with the Funds.

     The Funds may have a limited operating history. Although the Funds are listed for trading and a number of similar products have been traded on the same and other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Funds or that there will be liquidity in the trading market.

     In addition, each Fund is subject to management risk, which is the risk that the investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

The policies of the investment adviser for a particular Fund, and the sponsor of its Underlying Index, if applicable, could affect the value and the amount payable on the notes.

     The policies of the investment advisor concerning the calculation of a particular Fund’s net asset value, additions, deletions or substitutions of equity securities, commodities or commodity futures contracts, as applicable, held by such Fund and manner in which changes affecting such Fund are reflected in such Fund could cause or contribute to large movements in the prices of the assets or interests underlying the Fund and could affect the market price of the shares of such Fund and, therefore, affect the amount payable on the notes at maturity, if any, and the value of the notes before maturity. The amount payable on the notes and their value could also be affected if the investment advisor changes these policies, for example, by changing the manner in which it calculates a particular Fund’s net asset value, or if the investment advisor discontinues or suspends calculation or publication of such Fund’s net asset value, in which case it may become difficult to determine the value of the notes.

     In addition, the sponsor of the Underlying Index, if applicable, is responsible for the design and maintenance of the Underlying Index. The policies of the sponsor concerning the calculation of the Underlying Index for a particular Fund, if applicable, including decisions regarding the addition, deletion or substitution of the equity securities included in the Underlying Index, could affect the level of the Underlying Index and, consequently, could affect the market prices of the shares of such Fund and, therefore, the amount payable on the notes at maturity, and the value of the notes before maturity.

The performance of the iShares® MSCI Emerging Markets Index Fund may not correlate with the performance of the MSCI Emerging Markets Index.

     The iShares® MSCI Emerging Markets Index Fund uses a representative sampling strategy (as described under “The iShares® MSCI Emerging Markets Index Fund — Representative Sampling”) to attempt to track the performance of the MSCI Emerging Markets Index. The iShares® MSCI Emerging Markets Index Fund invests in a representative sample of equity securities included in the MSCI Emerging Markets Index; however, the iShares® MSCI Emerging Markets Index Fund may not hold all or substantially all of the equity securities included in the MSCI Emerging Markets Index. Therefore, while the performance of the iShares® MSCI Emerging Markets Index Fund is linked principally to the performance of the MSCI Emerging Markets Index, the performance of the iShares® MSCI Emerging Markets Index Fund is also generally linked in part to shares of other exchange traded funds because BFA may invest up to 10% of the iShares® MSCI Emerging Markets Index Fund’s assets in other securities, including securities not included in the MSCI Emerging Markets Index, futures contracts, options on futures contracts, other types of options, and swaps related to the MSCI Emerging Markets Index as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. In addition, the performance of the iShares® MSCI Emerging Markets Index Fund will reflect additional transaction costs and fees that are not included in the calculation of the MSCI Emerging Markets Index. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the variance between the iShares® MSCI Emerging Markets Index Fund and the MSCI Emerging Markets Index. Finally, because the shares of the iShares® MSCI Emerging Markets Index Fund are traded on the NYSE Arca and are subject to market supply and investor demand, the market value of one share of the iShares® MSCI Emerging Markets Index Fund may differ from the net asset value per share of the iShares® MSCI Emerging Markets Index Fund.

     For all of the foregoing reasons, the performance of the iShares® MSCI Emerging Markets Index Fund may not correlate with the performance of the MSCI Emerging Markets Index. Consequently, the return on the notes will not be the same as investing directly in the iShares® MSCI Emerging Markets Index Fund or in the MSCI Emerging Markets Index or in the equity securities included in the MSCI Emerging Markets Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the MSCI Emerging Markets Index.

The performance of the iShares® MSCI EAFE Index Fund may not correlate with the performance of the MSCI EAFE Index.

     The iShares® MSCI EAFE Index Fund uses a representative sampling strategy (as described under “The iShares® MSCI EAFE Index Fund — Representative Sampling”) to attempt to track the performance of the MSCI EAFE Index. The iShares® MSCI EAFE Index Fund invests in a representative sample of equity securities included in the MSCI EAFE Index; however, the iShares® MSCI EAFE Index Fund may not hold all or substantially all of the equity securities included in the MSCI EAFE Index. Therefore, while the performance of the iShares® MSCI EAFE Index Fund is linked principally to the performance of the MSCI EAFE Index, the performance of the iShares® MSCI EAFE Index Fund is also generally linked in part to shares of other exchange traded funds because BFA may invest up to 10% of the iShares® MSCI EAFE Index Fund’s assets in other securities, including securities not included in the MSCI EAFE Index but which BFA believes will help the iShares® MSCI EAFE Index Fund track the MSCI EAFE Index, futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BFA. In addition, the performance of the iShares® MSCI EAFE Index Fund will reflect additional transaction costs and fees that are not included in the calculation of the MSCI EAFE Index. Also, corporate actions with respect to the sample of equity securities (such as mergers and spinoffs) may impact the variance between the iShares® MSCI EAFE Index Fund and the MSCI EAFE Index. Finally, because the shares of the iShares® MSCI EAFE Index Fund are traded on the NYSE Arca and are subject to market supply and investor demand, the market value of one share of the iShares® MSCI EAFE Index Fund may differ from the net asset value per share of the iShares® MSCI EAFE Index Fund.

     For all of the foregoing reasons, the performance of the iShares® MSCI EAFE Index Fund may not correlate with the performance of the MSCI EAFE Index. Consequently, the return on the notes will not be the same as investing directly in the iShares® MSCI EAFE Index Fund or in the MSCI EAFE Index or in the equity securities included in the MSCI EAFE Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the MSCI EAFE Index.

The performance of the iShares® MSCI Brazil Index Fund may not correlate with the performance of the MSCI Brazil Index.

     The iShares® MSCI Brazil Index Fund uses a representative sampling strategy (as described under “The iShares® MSCI Brazil Index Fund — Representative Sampling”) to attempt to track the performance of the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund invests in a representative sample of equity securities included in the MSCI Brazil Index; however, the iShares® MSCI Brazil Index Fund may not hold all or substantially all of the equity securities included in the MSCI Brazil Index. Therefore, while the performance of the iShares® MSCI Brazil Index Fund is linked principally to the performance of the MSCI Brazil Index, the performance of the iShares® MSCI Brazil Index Fund is also generally linked in part to shares of other exchange traded funds because BFA may invest up to 10% of the iShares® MSCI Brazil Index Fund’s assets in other securities, including securities not included in the MSCI Brazil Index, futures contracts, options on futures contracts, other types of options, and swaps related to the MSCI Brazil Index as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates. In addition, the performance of the iShares® MSCI Brazil Index Fund will reflect additional transaction costs and fees that are not included in the calculation of the MSCI Brazil Index. Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the variance between the iShares® MSCI Brazil Index Fund and the MSCI Brazil Index. Finally, because the shares of the iShares® MSCI Brazil Index Fund are traded on the NYSE Arca and are subject to market supply and investor demand, the market value of one share of the iShares® MSCI Brazil Index Fund may differ from the net asset value per share of the iShares® MSCI Brazil Index Fund.

     For all of the foregoing reasons, the performance of the iShares® MSCI Brazil Index Fund may not correlate with the performance of the MSCI Brazil Index. Consequently, the return on the notes will not be the same as investing directly in the iShares® MSCI Brazil Index Fund or in the MSCI Brazil Index or in the equity securities included in the MSCI Brazil Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the MSCI Brazil Index.

The performance of the Market Vectors Gold Miners ETF may not correlate with the performance of its Underlying Index.

     The Market Vectors Gold Miners ETF uses a “passive” or indexing investment approach to attempt to approximate the investment performance of its Underlying Index, the NYSE Arca Gold Miners Index, by investing in a portfolio of securities that generally replicate the NYSE Arca Gold Miners Index. While Van Eck anticipates that, generally, the Market Vectors Gold Miners ETF will hold all of the securities composing the NYSE Arca Gold Miners Index in proportion to their weightings in the NYSE Arca Gold Miners Index, it may not always be possible or practicable to purchase all of those securities in these weightings. In these circumstances, Van Eck may purchase a sample of securities in the NYSE Arca Gold Miners Index. There may also be instances in which Van Eck may choose to overweight another security in the NYSE Arca Gold Miners Index, purchase securities not in the NYSE Arca Gold Miners Index which Van Eck believes are appropriate to substitute for certain securities in the Underlying Index or utilize various combinations of other available investment techniques in seeking to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index. Normally, the Market Vectors Gold Miners ETF invests at least 80% of its total assets in equity securities included in the NYSE Arca Gold Miners Index; however, the Market Vectors Gold Miners ETF may not hold all or substantially all of the equity securities included in the NYSE Arca Gold Miners Index. Therefore, while the performance of the Market Vectors Gold Miners ETF is linked principally to the performance of the NYSE Arca Gold Miners Index, the performance of the Market Vectors Gold Miners ETF is also generally linked in part to non-equity securities because Van Eck may invest some of the Market Vectors Gold Miners ETF assets in convertible securities and derivative instruments, such as swaps, options, warrants, futures contracts, currency forwards, structured notes and participation notes to seek performance that corresponds to the NYSE Arca Gold Miners Index. In addition, the performance of the Market Vectors Gold Miners ETF will reflect additional transaction costs and fees that are not included in the calculation of the NYSE Arca Gold Miners Index. Also, the temporary unavailability of certain securities in the secondary market may impact the variance between the Market Vectors Gold Miners ETF and the NYSE Arca Gold Miners Index. Finally, because the shares of the Market Vectors Gold Miners ETF are traded on the AMEX and are subject to market supply and investor demand, the market value of one share of the Market Vectors Gold Miners ETF may differ from the net asset value per share of the Market Vectors Gold Miners ETF.

     For all of the foregoing reasons, the performance of the Market Vectors Gold Miners ETF may not correlate with the performance of the NYSE Arca Gold Miners Index. Consequently, the return on the notes will not be the same as investing directly in the Market Vectors Gold Miners ETF or in the NYSE Arca Gold Miners Index or in the equity securities held by the Market Vectors Gold Miners ETF or included in the NYSE Arca Gold Miners Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the NYSE Arca Gold Miners Index.

If the notes are linked in part to the Market Vectors Gold Miners ETF, risks associated with the gold and silver mining industries will affect the value of the notes.

     The equity securities included in the NYSE Arca Gold Miners Index and that are generally tracked by the Market Vectors Gold Miners ETF are common stocks and ADRs of companies primarily engaged in mining for gold. The shares of the Market Vectors Gold Miners ETF may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

     Because the Market Vectors Gold Miners ETF invests primarily in common stocks and ADRs of companies that are involved in the gold mining industry, the shares of the Market Vectors Gold Miners ETF are subject to certain risks associated with such companies. Competitive pressures may have a significant effect on the financial condition of such companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

     The Market Vectors Gold Miners ETF invests to a lesser extent in common stocks and ADRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as the United Mexican States and the Republic of Peru. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time-to-time, above-ground inventories of silver may also influence the market. The major end-uses for silver include industrial applications, photography, jewelry and silverware.

The performance of the United States Oil Fund, LP may not fully replicate the performance of the price of light, sweet crude oil.

     United States Commodity Funds LLC, the general partner of the United States Oil Fund, LP, is responsible for investing the assets of the United States Oil Fund, LP in accordance with the objectives and policies of the United States Oil Fund, LP. The assets of the United States Oil Fund, LP consist primarily of investments in futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the New York Mercantile Exchange, ICE

Futures or other U.S. and foreign exchanges (collectively, “oil futures contracts”) and other oil interests such as cash-settled options on oil futures contracts, forward contracts for oil, and over-the-counter transactions that are based on the price of oil, other petroleum-based fuels, oil futures contracts and indices based on the foregoing (collectively, “other oil interests” and together with oil futures contracts, “oil interests”). The United States Oil Fund, LP seeks to achieve its investment objective by investing in a mix of oil futures contracts and other oil interests such that changes in the net asset value of the United States Oil Fund, LP will closely track the changes in the price of a specified oil futures contract (the “benchmark oil futures contract”). The United States Oil Fund, LP's general partner believes that the benchmark oil futures contract historically has exhibited a close correlation with the spot price of light, sweet crude oil. There is no assurance that the general partner of the United States Oil Fund, LP will successfully implement its investment strategy and there is a risk that changes in the price of United States Oil Fund, LP units will not closely track changes in the spot price of light, sweet crude oil. The performance of the Fund may not exactly replicate the performance of the oil interests underlying the Fund because the Fund will reflect transaction costs and fees. It is also possible that the Fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the oil interests underlying the Fund due to the temporary unavailability of certain securities in the secondary market or the performance of any derivative instruments contained in the Fund. This could also happen if the price of the units does not correlate closely with the United States Oil Fund, LP's net asset value; changes in the United States Oil Fund, LP's net asset value do not closely correlate with changes in the price of the benchmark oil futures contract; or changes in the price of the benchmark oil futures contract do not closely correlate with changes in the cash or spot price of light, sweet crude oil. Light, sweet crude oil has also demonstrated a lack of correlation with world crude oil prices due to structural differences between the U.S. market for crude oil and the international market for crude oil. The prices of light, sweet crude oil may be more volatile than world crude oil prices generally.

Commodity prices are characterized by high and unpredictable volatility, which could lead to a high and unpredictable volatility in the United States Oil Fund, LP.

     Market prices of the commodities and commodity futures contracts underlying the United States Oil Fund, LP tend to be highly volatile. Commodity market prices are not related to the value of a future income or earnings stream, as tends to be the case with fixed-income and equity investments, but are subject to rapid fluctuations based on numerous factors, including changes in supply and demand relationships, governmental programs and policies, national and international monetary and trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. The markets for many commodities is also highly cyclical. These factors may have a larger impact on commodity prices and commodity-linked instruments than on traditional fixed-income and equity securities. These variables may create additional investment risks that cause the value of the notes to be more volatile than the values of traditional securities. These and other factors may affect the price of the United States Oil Fund, LP, and thus the value of your notes, in unpredictable or unanticipated ways. The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.

With respect to notes linked in part to the United States Oil Fund, LP, global energy commodity prices are primarily affected by the global demand for and supply of these commodities, but are also significantly influenced by speculative actions and by currency exchange rates.

     Prices for energy commodities, which includes crude oil, are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies and, with respect to oil specifically, drought, floods, weather, government intervention, environmental policies, embargoes and tariffs. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodities futures contracts to become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. In particular, supplies of crude oil may increase or decrease depending on, among other factors, production decisions by the Organization of Oil and Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities. Demand for energy commodities such as crude oil is generally linked to economic activity, and will tend to reflect general economic conditions.

The price of crude oil may change unpredictably and affect the price of the United States Oil Fund, LP and the value of the notes in unforeseen ways.

     The price of the United States Oil Fund, LP is linked closely to the price of light, sweet crude oil. The price of crude oil is subject to volatile price movements over short periods of time and is generally affected by numerous factors including:

  demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries;

  economic conditions that affect the end-use of crude oil as a refined product such as transport fuel, industrial fuel and in-home heating fuel;

  U.S. government regulations, such as environmental or consumption policies;

  geopolitical events, labor activity and, in particular, direct government intervention such as embargos;

  supply disruptions in major oil producing regions of the world, production decisions by OPEC and other crude oil producers and cessation of hostilities that may exist in countries producing oil;

  sudden disruptions in the supply of oil due to war, natural events, accidents or acts of terrorism; and

  the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities.

If the notes are linked in part to the United States Oil Fund, LP, the notes will not be regulated by the Commodity Futures Trading Commission.

     If the notes are linked in part to the United States Oil Fund, L.P., the net proceeds to be received by us from the sale of the notes will not be used to purchase or sell any commodity futures contracts, options on futures contracts or any physical commodities for your benefit. An investment in the notes thus does not constitute either an investment in futures contracts, options on futures contracts, in a collective investment vehicle that trades in these futures contracts or physical commodities (i.e., the notes will not constitute a direct or indirect investment by you in commodity futures or options contracts or any physical commodities), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” We are not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the notes, an investment in a collective investment vehicle that invests in commodity futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the notes will not be interests in a commodity pool, the notes will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

     If the notes are linked to an underlying not described in this product supplement, a separate underlying supplement or the relevant terms supplement may provide additional risk factors relating to such underlying.

USE OF PROCEEDS AND HEDGING

     Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. The original issue price of the notes includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the notes and the estimated cost of hedging our obligations under the notes. We may have hedged our obligations under the notes through certain affiliates or unaffiliated counterparties.

     Unless otherwise specified in the relevant terms supplement, each agent’s commissions will include the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, our projected profit resulting from such hedging may result in a profit that is more or less than expected, or could result in a loss. See also “Use of Proceeds” in the accompanying prospectus.

     On or prior to the date of the relevant terms supplement, we, through our affiliates or others, expect to hedge some or all of our anticipated exposure in connection with the notes. In addition, from time to time after we issue the notes, we, through our affiliates or others, may enter into additional hedging transactions and close out or unwind those we have entered into, in connection with the notes and possibly in connection with our or our affiliates’ exposure to the Index, commodities, commodity futures or exchange-traded funds. To accomplish this, we, through our affiliates or others, may take positions in instruments the value of which is derived from the Index, commodities, commodity futures or exchange-traded funds. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in the instruments described above.

     While we cannot predict an outcome, any of these hedging activities or other trading activities of ours could potentially increase the Index closing level or the level of one or more Underlyings on the pricing date or any Initial Averaging Dates, as applicable, and/or decrease the Index closing level or the level of one or more Underlyings on any Valuation Date, which could adversely affect your payment at maturity. See “Risk Factors — We or our affiliates may have economic interests that are adverse to those of the holders of the notes as a result of our hedging and other trading activities” above.

     We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. We may hedge our exposure on the notes directly or we may aggregate this exposure with other positions taken by us and our affiliates with respect to our exposure to specific levels and/or prices. No note holder will have any rights or interest in our hedging activity or any positions we or any unaffiliated counterparties may take in connection with our hedging activity.

THE EURO STOXX 50® INDEX

     We have derived all information contained in this product supplement regarding the EURO STOXX 50® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. We make no representation or warranty as to the accuracy or completeness of such information. The EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited. STOXX Limited has no obligation to continue to publish, and may discontinue publication of, the EURO STOXX 50® Index.

     The EURO STOXX 50® Index is reported by Bloomberg L.P. under the ticker symbol “SX5E.”

     The EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG and SIX Group AG. Publication of the EURO STOXX 50® Index began on February 26, 1998, based on an initial EURO STOXX 50® Index value of 1,000 at December 31, 1991. The EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX Limited website: http://www.stoxx.com, which sets forth, among other things, the country and industrial sector weightings of the securities included in the EURO STOXX 50® Index and updates these weightings at the end of each quarter. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

     On March 1, 2010, STOXX Limited announced the removal of the “Dow Jones” prefix from all of its indices, including the EURO STOXX 50® Index.

EURO STOXX 50® Index Composition and Maintenance

     The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries.

     The composition of the EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. The composition of the EURO STOXX 50® Index is also reviewed monthly to ensure that component stocks still remain eligible for inclusion. Any resulting changes from the monthly review are implemented on the close of the fifth trading day following the monthly review and are effective the next trading day. Changes in the composition of the EURO STOXX 50® Index are made to ensure that the EURO STOXX 50® Index includes the 50 market sector leaders from within the EURO STOXX® Index. A current list of the issuers that comprise the EURO STOXX 50® Index is available on the STOXX Limited website: http://www.stoxx.com. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

     The free float factors for each component stock used to calculate the EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review.

     The EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

EURO STOXX 50® Index Calculation

     The EURO STOXX 50® Index is calculated with the “Laspeyres formula,” which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the EURO STOXX 50® Index value can be expressed as follows:

free float market capitalization
of the EURO STOXX 50® Index
Index =		x 1,000
adjusted base date market capitalization
of the EURO STOXX 50® Index

     The “free float market capitalization of the EURO STOXX 50® Index” is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the EURO STOXX 50® Index is being calculated.

     The EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive “B” number of shares for every “A” share held (where applicable).

(1) Split and reverse split: Adjusted price = closing price * A / B New number of shares = old number of shares * B / A Divisor: no change	(2) Rights offering: Adjusted price = (closing price * A + subscription price * B) / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: increases
(3) Stock dividend: Adjusted price = closing price * A / (A + B) New number of shares = old number of shares * (A + B) / A Divisor: no change	(4) Stock dividend of another company: Adjusted price = (closing price * A – price of other company * B) / A Divisor: decreases

(5) Return of capital and share consideration:

Adjusted price = (closing price – dividend announced
                         by company * (1 – withholding tax))
                         * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(6) Repurchase shares / self tender:

Adjusted price = ((price before tender * old number of
                         shares ) – (tender price * number of
                         tendered shares)) / (old number of
                         shares – number of tendered shares)

New number of shares = old number of shares –                                     number of tendered shares

Divisor: decreases

(7) Spin-off: Adjusted price = (closing price * A – price of spun-off shares *B) / A Divisor: decreases

(8) Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held.
If A is not equal to one share, all the following “new number of shares” formulae need to be divided by A:

- If rights are applicable after stock	- If stock distribution is applicable after rights

distribution (one action applicable to other):

Adjusted price = (closing price * A + subscription price *
                         C * (1 + B / A)) / ((A + B) * ( 1 + C / A))

New number of shares = old number of shares *
                                        ((A + B) * (1 + C / A)) / A

Divisor: increases

(one action applicable to other):

Adjusted price = (closing price * A + subscription
                         price * C) / ((A + C) * (1 + B / A))

New number of shares = old number of shares *
                                        ((A + C) * (1 + B / A))

Divisor: increases

- Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B + C) / A

Divisor: increases

License Agreement with STOXX Limited

     We have entered into an agreement with STOXX Limited (“STOXX”) providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the EURO STOXX 50® Index, which is owned and published by STOXX Limited, in connection with certain securities, including the notes.

     STOXX and its licensors (the “Licensors”) have no relationship to JPMorgan Chase & Co., other than the licensing of the EURO STOXX 50® Index and the related trademarks for use in connection with the notes.

STOXX and its Licensors do not:

  sponsor, endorse, sell or promote the notes;

  recommend that any person invest in the notes or any other securities;

  have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes;

  have any responsibility or liability for the administration, management or marketing of the notes; or

  consider the needs of the notes or the holders of the notes in determining, composing or calculating the EURO STOXX 50® Index or have any obligation to do so.

STOXX and its Licensors will not have any liability in connection with the notes. Specifically,

  STOXX and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:

    The results to be obtained by the notes, the holders of the notes or any other person in connection with the use of the EURO STOXX 50® Index and the data included in the EURO
    STOXX 50® Index;

    The accuracy or completeness of the EURO STOXX 50® Index and its data; or

    The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50® Index and its data;

  STOXX and its Licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX 50® Index or its data; and

  Under no circumstances will STOXX or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between JPMorgan Chase & Co. and STOXX is solely for their benefit and not for the benefit of the holders of the notes or any other third parties.

THE FTSETM 100 INDEX

     We have derived all information in this product supplement regarding the FTSETM 100 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by FTSE International Limited (“FTSE”). FTSE has no obligation to continue to publish, and may discontinue publication of, the FTSETM 100 Index. We make no representation or warranty as to the accuracy or completeness of such information.

     The FTSETM 100 Index is reported by Bloomberg L.P. under the ticker symbol “UKX.”

     The FTSETM 100 Index is an index calculated, published and disseminated by FTSE, a company owned equally by the London Stock Exchange (the “LSE”) and the Financial Times, in association with the Institute and the Faculty of Actuaries. The FTSETM 100 Index measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. Publication of the FTSETM 100 Index began in February 1984.

     The FTSETM 100 Index is calculated by (i) multiplying the per share price of each stock included in the FTSETM 100 Index by the number of outstanding shares, (ii) calculating the sum of all these products (such sum being hereinafter the “FTSE Aggregate Market Value”) as of the starting date of the FTSETM 100 Index, (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSETM 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSETM 100 Index and (iv) multiplying the result by 1,000. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSETM 100 Index than will movements in share prices of companies with relatively smaller market capitalization.

     The 100 stocks included in the FTSETM 100 Index (the “FTSE Underlying Stocks”) were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the FTSE Underlying Stocks is available from FTSE.

     The FTSETM 100 Index is reviewed quarterly by an Index Steering Committee of the LSE in order to maintain continuity in the level. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSETM 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSETM 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization.

License Agreement with FTSE

     The use of and reference to the FTSETM 100 Index in connection with the notes has been consented to by the FTSE. All rights to the FTSETM 100 Index are owned by the FTSE, the publisher of the FTSETM 100 Index. JPMorgan Chase & Co., the agent, the calculation agent and the trustee disclaim all responsibility for the calculation or other maintenance of or any adjustments to the FTSETM 100 Index. In addition, none of the LSE, the Financial Times and FTSE has any relationship to JPMorgan Chase & Co. or the notes. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the notes, or has any obligation or liability in connection with the administration, marketing or trading of the notes or with the calculation of the index level at any time.

     THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY FTSE INTERNATIONAL LIMITED OR BY THE LONDON STOCK EXCHANGE PLC OR BY THE FINANCIAL TIMES LIMITED (“FT”) AND NEITHER FTSE, THE EXCHANGE OR FT MAKES ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESSLY OR IMPLIEDLY, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE FTSETM 100 INDEX AND/OR THE FIGURE AT WHICH THE SAID INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. FTSETM 100 INDEX IS COMPILED AND CALCULATED BY FTSE. HOWEVER, NEITHER FTSE NOR THE EXCHANGE NOR FT SHALL BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE FTSETM 100 INDEX AND NEITHER FTSE NOR THE EXCHANGE NOR FT SHALL BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

     “FTSE®,” “FT-SE®” and “Footsie®” are trade marks of the London Stock Exchange Plc and The Financial Times Limited and are used by FTSE International Limited under license. “All-World®,” “All-Share®” and “All-Small®” are trade marks of FTSE International Limited.

THE iSHARES® MSCI EAFE INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® MSCI EAFE Index Fund (the “EAFE Fund”), including, without limitation, its make up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares® Trust, BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The EAFE Fund is an investment portfolio maintained and managed by iShares® Trust. BFA is currently the investment adviser to the EAFE Fund. The EAFE Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “EFA.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the EAFE Fund. Information provided to or filed with the SEC by iShares® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares® Trust, BFA and the EAFE Fund, please see the prospectus dated December 1, 2010. In addition, information about iShares® and the EAFE Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Investment Objective and Strategy

     The EAFE Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in developed European, Australian and Far Eastern markets, as measured by the MSCI EAFE® Index. The EAFE Fund holds equity securities traded primarily in certain developed markets. The MSCI EAFE® Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in certain developed markets. For more information about the MSCI EAFE® Index, please see “The MSCI Indices” in this product supplement.

     As of July 29, 2011, the EAFE Fund holdings by country consisted of the following 29 countries: Australia, Austria, Belgium, Bermuda, China, Cyprus, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, Jersey, Luxembourg, Macau, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, United Kingdom and the United States. In addition, as of July 29, 2011, the Fund’s three largest holdings by country were the United Kingdom, Japan and France. As of such date, its three largest equity securities were Nestle SA-REG, HSBC Holdings plc and Vodafone Group plc., and its three largest sectors were financials, industrials and materials.

     The EAFE Fund uses a representative sampling strategy (as described below under “— Representative Sampling”) to try to track the MSCI EAFE® Index. In addition, the EAFE Fund may invest up to 10% of its assets in securities not included in the MSCI EAFE® Index but which BFA believes will help the EAFE Fund track the MSCI EAFE® Index and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BFA or its affiliates.

Representative Sampling

     The EAFE Fund pursues a “representative sampling” strategy in attempting to track the performance of the MSCI EAFE® Index, and generally does not hold all of the equity securities included in the MSCI EAFE® Index. The EAFE Fund invests in a representative sample of securities that collectively has an investment profile similar to the MSCI EAFE® Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI EAFE® Index.

Correlation

     The MSCI EAFE® Index is a theoretical financial calculation, while the EAFE Fund is an actual investment portfolio. The performance of the EAFE Fund and the MSCI EAFE® Index will vary due to transaction costs, foreign currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the EAFE Fund’s portfolio and the MSCI EAFE® Index resulting from legal restrictions (such as diversification requirements) that apply to the EAFE Fund but not to the MSCI EAFE® Index or the use of representative sampling. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” BFA expects that, over time, the EAFE Fund’s tracking error will not exceed 5%. The EAFE Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The EAFE Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI EAFE® Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Holdings Information

     As of July 29, 2011, 99.68% of the EAFE Fund’s holdings consisted of equity securities, 0.03% consisted of cash and 0.30% was in other assets, including dividends booked but not yet received. The following tables summarize the EAFE Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of July 29, 2011

Company	Percentage of Total Holdings

Nestle S.A.-REG	1.95%
HSBC Holdings plc	1.52%
Vodafone Group plc	1.29%
BHP Billiton Limited	1.29%
Novartis AG-REG	1.27%
BP plc	1.25%
Royal Dutch Shell plc-A SHS	1.16%
Roche Holding AG-Genusschein	1.12%
Glaxosmithkline plc	1.03%
TOTAL S.A.	1.01%

Top holdings by sector as of July 29, 2011

Sector	Percentage of Total Holdings

Financials	22.99%
Industrials	12.83%
Materials	11.20%
Consumer Discretionary	10.56%
Consumer Staples	10.33%
Health Care	8.97%
Energy	8.16%
Telecommunication Services	5.56%
Information Technology	4.62%
Utilities	4.46%
Other/Undefined	0.32%

     The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Disclaimer

     The notes are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

THE iSHARES® MSCI EMERGING MARKETS INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® MSCI Emerging Markets Index Fund (the “EEM Fund”), including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The EEM Fund is an investment portfolio maintained and managed by iShares®, Inc. BFA is currently the investment adviser to the EEM Fund. The EEM Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “EEM.” We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the EEM Fund. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, Inc., BFA and the EEM Fund, please see the prospectus dated January 1, 2011. In addition, information about iShares® and the EEM Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Investment Objective and Strategy

     The EEM Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in emerging markets, as measured by the MSCI Emerging Markets Index. The EEM Fund holds equity securities traded primarily in the global emerging markets. The MSCI Emerging Markets Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in the global emerging markets. For more information about the MSCI Emerging Markets Index, please see “The MSCI Indices” in this product supplement.

     As of July 29, 2011, the EEM Fund holdings by country consisted of the following 25 countries: Bermuda, Brazil, Cayman Islands, Chile, China, Colombia, Czech Republic, Egypt, Hong Kong, Hungary, India, Indonesia, Luxembourg, Malaysia, Mexico, Peru, Philippines, Poland, Russia, South Africa, South Korea, Taiwan, Thailand, Turkey and the United States. In addition, as of July 29, 2011, the EEM Fund’s three largest holdings by country were China, South Korea and Brazil. As of such date, its three largest equity securities were Samsung Electronics Co., Ltd., Gazprom OAO and Petroleo Brasileiro S.A. and its three largest sectors were financials, energy and materials.

     The EEM Fund uses a representative sampling strategy (as described below under “— Representative Sampling”) to try to track the MSCI Emerging Markets Index. In addition, the EEM Fund may invest up to 10% of its assets in other securities, including securities not in the MSCI Emerging Markets Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Emerging Markets Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

     The EEM Fund pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Emerging Markets Index, and generally does not hold all of the equity securities included in the MSCI Emerging Markets Index. The EEM Fund invests in a representative sample of securities that collectively has an investment profile similar to the MSCI Emerging Markets Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Emerging Markets Index.

Correlation

     The MSCI Emerging Markets Index is a theoretical financial calculation, while the EEM Fund is an actual investment portfolio. The performance of the EEM Fund and the MSCI Emerging Markets Index will vary due to transaction costs, foreign currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances, and differences between the EEM Fund’s portfolio and the MSCI Emerging Markets Index resulting from legal restrictions (such as diversification requirements) that apply to the EEM Fund but not to the MSCI Emerging Markets Index or the use of representative sampling. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called “tracking error.” BFA expects that, over time, the EEM Fund’s tracking error will not exceed 5%. The EEM Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The EEM Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Emerging Markets Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Holdings Information

     As of July 29, 2011, 99.19% of the EEM Fund’s holdings consisted of equity securities, 0.09% consisted of cash and 0.71% was in other assets, including dividends booked but not yet received. The following tables summarize the EEM Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of July 29, 2011

Company	Percentage of Total Holdings
Samsung Electronics Co., Ltd.	2.20%
Gazprom OAO	1.92%
Petroleo Brasileiro S.A.	1.61%
China Mobile Ltd.	1.48%
Vale S.A.	1.48%
Petroleo Brasileiro S.A.	1.31%
América Móvil, S.A.B. DE C.V.	1.29%
Industrial and Commercial Bank of China	1.16%
Vale S.A.	1.04%
HDFC Bank Ltd.	1.03%

Top holdings by sector as of July 29, 2011

Sector	Percentage of Total Holdings

Financials	24.06%
Energy	14.70%
Materials	14.55%
Information Technology	11.85%
Consumer Discretionary	7.85%
Industrials	7.38%
Telecommunication Services	7.34%
Consumer Staples	7.01%
Utilities	3.28%
Health Care	1.11%
Other/Undefined	0.86%

     The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or the relevant terms supplement.

Disclaimer

     The notes are not sponsored, endorsed, sold or promoted by BTC. BTC makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

THE iSHARES® MSCI BRAZIL INDEX FUND

     We have derived all information contained in this product supplement regarding the iShares® MSCI Brazil Index Fund, including, without limitation, its make up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares®, Inc., BlackRock Institutional Trust Company, N.A. (“BTC”) and BlackRock Fund Advisors (“BFA”). The iShares® MSCI Brazil Index Fund is an investment portfolio maintained and managed by iShares®, Inc. BFA is currently the investment adviser to the iShares® MSCI Brazil Index Fund. The iShares® MSCI Brazil Index Fund is an exchange-traded fund (“ETF”) that trades on the NYSE Arca under the ticker symbol “EWZ.” We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

     iShares®, Inc. is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Brazil Index Fund. Information provided to or filed with the SEC by iShares®, Inc. pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, Inc., BFA and the iShares® MSCI Brazil Index Fund, please see the Prospectus, dated January 1, 2010 (as supplemented on February 2, 2010, September 30, 2010, October 7, 2010 and January 1, 2011). In addition, information about iShares® and the iShares® MSCI Brazil Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement no. 211-A-II or any terms supplement.

Investment Objective and Strategy

     The iShares® MSCI Brazil Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the Brazilian market, as measured by the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund holds equity securities traded primarily in Brazil. The MSCI Brazil Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for Brazilian stock performance, and is designed to measure equity market performance in Brazil.

     As of July 29, 2011, the iShares® MSCI Brazil Index Fund’s three largest equity securities were Petrobras Petroleo Brasileiro SA, Preferred; Cia Vale do Rio Doce, Preferred-Class A and Petrobras Petroleo Brasileiro SA. Its three largest sectors were materials, financials and energy.

     The iShares® MSCI Brazil Index Fund uses a representative sampling strategy (as described below under “— Representative Sampling”) to try to track the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund generally invests at least 95% of its assets in the securities of the MSCI Brazil Index and in depositary receipts representing securities included in the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund will at all times invest at least 80% of its assets in the securities of the MSCI Brazil Index or in depositary receipts representing securities included in the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund may invest the remainder of its assets in other securities, including securities not in the MSCI Brazil Index, futures contracts, options on futures contracts, other types of options and swaps related to the MSCI Brazil Index, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA or its affiliates.

Representative Sampling

     BFA uses a “representative sampling” indexing strategy to manage the iShares® MSCI Brazil Index Fund. “Representative sampling” is an indexing strategy that involves investing in a representative sample of securities that collectively has an investment profile similar to the MSCI Brazil Index. Securities selected are expected to have, in the aggregate, investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the MSCI Brazil Index. The iShares® MSCI Brazil Index Fund may or may not hold all of the securities in the MSCI Brazil Index.

Correlation

     The MSCI Brazil Index is a theoretical financial calculation, while the iShares® MSCI Brazil Index Fund is an actual investment portfolio. The performance of the iShares® MSCI Brazil Index Fund and the MSCI Brazil Index may vary due to transaction costs, non-U.S. currency valuation, asset valuations, corporate actions (such as mergers and spin-offs), timing variances and differences between the iShares® MSCI Brazil Index Fund’s portfolio and the MSCI Brazil Index resulting from legal restrictions (such as diversification requirements) that apply to the iShares® MSCI Brazil Index Fund but not to the MSCI Brazil Index or the use of representative sampling. “Tracking error” is the difference between the performance (return) of a fund’s portfolio and that of its underlying index. BFA expects that, over time, the iShares® MSCI Brazil Index Fund’s tracking error will not exceed 5%. The iShares® MSCI Brazil Index Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using a replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the underlying index.

Industry Concentration Policy

     The iShares® MSCI Brazil Index Fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the MSCI Brazil Index is concentrated. For purposes of this limitation, securities of the U.S. government (including its agencies and instrumentalities) and repurchase agreements collateralized by U.S. government securities are not considered to be issued by members of any industry.

Holdings Information

     As of July 29, 2011, 99.55% of the iShares® MSCI Brazil Index Fund’s holdings consisted of equity securities, 0.01% consisted of cash and 0.44% was in other assets, including dividends booked but not yet received. The following tables summarize the iShares® MSCI Brazil Index Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of July 29, 2011

Company	Percentage of Total Holdings
Petrobras Petroleo Brasileiro SA, Preferred	10.70%
Cia Vale do Rio Doce, Preferred-Class A	9.97%
Petrobras Petroleo Brasileiro SA	8.40%
Itau Unibanco Banco Multiplo SA	7.79%
Cia Vale do Rio Doce, ADR	6.96%
Banco Bradesco SA, Preferred	5.73%
Cia de Bebidas das Americas, Preferred	3.71%
Itausa-Investimentos Itau, Preferred	2.68%
BRF-Brazil Foods SA	2.15%
BM&F Bovespa SA	1.93%

Top holdings by sector as of July 29, 2011

Sector	Percentage of Total Holdings
Materials	24.04%
Financials	23.26%
Energy	22.56%
Consumer Staples	9.22%
Utilities	5.99%
Consumer Discretionary	4.70%
Industrials	3.33%
Telecommunications Services	3.16%
Information Technology	2.39%
Health Care	0.92%
Other	0.45%

     The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement no. 211-A-II or any terms supplement.

Historical Performance of the iShares® MSCI Brazil Index Fund

     We will provide historical price information with respect to the shares of the iShares® MSCI Brazil Index Fund in the relevant terms supplement. You should not take any such historical prices as an indication of future performance.

Disclaimer

     The notes are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the notes or any member of the public regarding the advisability of investing in the notes. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

THE MARKET VECTORS GOLD MINERS ETF

     We have derived all information contained in this product supplement regarding the Market Vectors Gold Miners ETF from publicly available information. Such information reflects the policies of, and is subject to change by, Market Vectors ETF Trust and Van Eck Associates Corporation (“Van Eck”). We make no representation or warranty as to the accuracy or completeness of such information. The Market Vectors Gold Miners ETF is an investment portfolio of the Market Vectors ETF Trust, a registered investment company. Van Eck is the investment adviser to the Market Vectors Gold Miners ETF. The Market Vectors Gold Miners ETF is an exchange traded fund that trades on the NYSE Arca, Inc. under the ticker symbol “GDX”.

     The Market Vectors Gold Miners ETF is an exchange–traded fund that seeks to replicate as closely as possible, before fees and expenses, the price and yield performance of the NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in mining for gold or silver. The NYSE Arca Gold Miners Index includes common stocks and ADRs of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE or the NYSE Amex or quoted on The NASDAQ Global Market. Only companies with market capitalization greater than $100 million and that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index. It is possible that the Market Vectors Gold Miners ETF may not fully replicate the performance of the NYSE Arca Gold Miners Index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the SEC by the Market Vectors Gold Miners ETF pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to the SEC file numbers 333–123257 and 811–10325, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

Market Vectors is a service mark of Van Eck. The notes are not sponsored, endorsed, sold, or promoted by Van Eck. Van Eck makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the notes. Van Eck has no obligation or liability in connection with the operation, marketing, trading or sale of the notes.

     This product supplement relates only to the notes offered hereby and does not relate to the shares of the Market Vectors Gold Miners ETF. We have derived all disclosures contained in this product supplement regarding the shares of the Market Vectors Gold Miners ETF from the publicly available documents described above. In connection with the offering of the notes, neither we nor the Agents (as defined below) have participated in the preparation of such documents or made any due diligence inquiry with respect to the Market Vectors Gold Miners ETF. Neither we nor the Agents (as defined below) make any representation that such publicly available documents or any other publicly available information regarding the shares of the Market Vectors Gold Miners ETF is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the shares of the Market Vectors Gold Miners ETF have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the shares of the Market Vectors Gold Miners ETF could affect the value received at maturity with respect to the notes and therefore the trading prices of the notes. Neither we nor any of our affiliates makes any representation to you as to the performance of the shares of the Market Vectors Gold Miners ETF.

     We and/or our affiliates may presently or from time to time engage in business relating to the Market Vectors Gold Miners ETF. In the course of such business, we and/or our affiliates may acquire non–public information with respect to the Market Vectors Gold Miners ETF and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the shares of the Market Vectors Gold Miners ETF. The statements in the preceding two sentences are not intended to affect the rights of investors in the notes under the securities laws. As a prospective purchaser of the notes, you should undertake an independent investigation of the shares of the Market Vectors Gold Miners ETF as in your judgment is appropriate to make an informed decision with respect to an investment in the shares Market Vectors Gold Miners ETF.

The NYSE Arca Gold Miners Index

     We have derived all information contained in this product supplement regarding the NYSE Arca Gold Miners Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information and information supplied by the NYSE Arca. Such information reflects the policies of, and is subject to change by, the NYSE Arca. We make no representation or warranty as to the accuracy or completeness of such information. The NYSE Arca Gold Miners Index was developed by the NYSE Amex (formerly the American Stock Exchange) and is calculated, maintained and published by the NYSE Arca. The NYSE Arca has no obligation to continue to publish, and may discontinue the publication of, the NYSE Arca Gold Miners Index.

     The NYSE Arca Gold Miners Index is reported by Bloomberg L.P. under the ticker symbol “GDM.”

     The NYSE Arca Gold Miners Index is a modified market capitalization weighted index comprised of publicly traded companies involved primarily in the mining of gold or silver.

     Eligibility Criteria for Index Components

     The NYSE Arca Gold Miners Index includes common stocks and ADRs of selected companies that are involved in mining for gold and silver and that are listed for trading on the NYSE or the NYSE Amex or quoted on The NASDAQ Global Market. Only companies with market capitalization greater than $100 million that have a daily average trading volume of at least 50,000 shares over the past six months are eligible for inclusion in the NYSE Arca Gold Miners Index.

     Index Calculation

     The NYSE Arca Gold Miners Index is calculated using a modified market capitalization weighting methodology. The NYSE Arca Gold Miners Index is weighted based on the market capitalization of each of the component securities, modified to conform to the following asset diversification requirements, which are applied in conjunction with the scheduled quarterly adjustments to the NYSE Arca Gold Miners Index:

     (1) the weight of any single component security may not account for more than 20% of the total value of the NYSE Arca Gold Miners Index;

     (2) the component securities are split into two subgroups–large and small, which are ranked by market capitalization weight in the NYSE Arca Gold Miners Index. Large stocks are defined as having a NYSE Arca Gold Miners Index weight greater than or equal to 5%. Small securities are defined as having an NYSE Arca Gold Miners Index weight below 5%; and

     (3) the aggregate weight of those component securities which individually represent more than 4.5% of the total value of the NYSE Arca Gold Miners Index may not account for more than 50% of the total NYSE Arca Gold Miners Index value.

     The NYSE Arca Gold Miners Index is reviewed quarterly so that the NYSE Arca Gold Miners Index components continue to represent the universe of companies involved in the gold mining industry. The NYSE Arca may at any time and from time to time change the number of securities comprising the group by adding or deleting one or more securities, or replacing one or more securities contained in the group with one or more substitute securities of its choice, if in the NYSE Arca’s discretion such addition, deletion or substitution is necessary or appropriate to maintain the quality and/or character of the NYSE Arca Gold Miners Index. Changes to the NYSE Arca Gold Miners Index compositions and/or the component share weights in the NYSE Arca Gold Miners Index typically take effect after the close of trading on the third Friday of each calendar quarter month in connection with the quarterly index rebalance.

     At the time of the quarterly rebalance, the weights for the components stocks (taking into account expected component changes and share adjustments), are modified in accordance with the following procedures.

  Diversification Rule 1: If any component stock exceeds 20% of the total value of the NYSE Arca Gold Miners Index, then all stocks greater than 20% of the NYSE Arca Gold Miners Index are reduced to represent 20% of the value of the NYSE Arca Gold Miners Index. The aggregate amount by which all component stocks are reduced is redistributed proportionately across the remaining stocks that represent less than 20% of the index value. After this redistribution, if any other stock then exceeds 20%, the stock is set to 20% of the index value and the redistribution is repeated.

  Diversification Rule 2: The components are sorted into two groups, large are components with a starting index weight of 5% or greater and small are those that are under 5% (after any adjustments for Diversification Rule 1). Each group in aggregate will be represent 50% of the index weight. The weight of each of the large stocks will be scaled down proportionately with a floor of 5% so that the aggregate weight of the large components will be reduced to represent 50% of the NYSE Arca Gold Miners Index. If any component stock falls below a weight equal to the product of 5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 5% and the proportion by which the stocks were scaled down, the components with weights greater than 5% will reduced proportionately. The weight of each of the small components will be scaled up proportionately from the redistribution of the large components. If any component stock exceeds a weight equal to the product of 4.5% and the proportion by which the stocks were scaled down following this distribution, then the weight of the stock is set equal to the product of 4.5% and the proportion by which the stocks were scaled down. The redistribution of weight to the remaining stocks is repeated until the entire amount has been redistributed.

     Index Maintenance

     The NYSE Arca Gold Miners Index is reviewed quarterly to ensure that at least 90% of the index weight is accounted for by index components that continue to meet the initial eligibility requirements. Components will be removed from the NYSE Arca Gold Miners Index during the quarterly review, if the market capitalization falls below $50 million or the traded average daily shares for the previous six months is lower than 25,000 shares. In conjunction with the quarterly review, the share weights used in the calculation of the NYSE Arca Gold Miners Index are determined based upon current shares outstanding modified, if necessary, to provide greater Index diversification, as described above. The index components and their share weights are determined and announced prior to taking effect. The share weight of each component stock in the index portfolio remains fixed between quarterly reviews except in the event of certain types of corporate actions such as stock splits, reverse stock splits, stock dividends, or similar events. The share weights used in the index calculation are not typically adjusted for shares issued or repurchased between quarterly reviews. However, in the event of a merger between two components, the share weight of the surviving entity may be adjusted to account for any stock issued in the acquisition. The NYSE Arca may substitute stocks or change the number of stocks included in the NYSE Arca Gold Miners Index, based on changing conditions in the industry or in the event of certain types of corporate actions, including mergers, acquisitions, spin-offs, and reorganizations. In the event of component or share weight changes to the index portfolio, the payment of dividends other than ordinary cash dividends, spin-offs, rights offerings, re-capitalization, or other corporate actions affecting a component stock of the NYSE Arca Gold Miners Index; the index divisor may be adjusted to ensure that there are no changes to the index level as a result of non-market forces.

THE MSCI INDICES

     We have derived all information contained in this product supplement regarding the MSCI EAFE® Index and the MSCI Emerging Markets Index (together, “the MSCI Indices”), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information. Such information reflects the policies of, and is subject to change by, MSCI Inc. (“MSCI”). We make no representation or warranty as to the accuracy or completeness of such information. The MSCI Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI Indices.

Transition

     On March 28, 2007, MSCI announced changes to the methodology used by MSCI to calculate its Standard and Small Cap Indices. The transition of the Standard and Small Cap Indices to the MSCI Indices occurred in two phases, the first completed as of November 30, 2007 and the second completed as of May 30, 2008. The current index calculation methodology used to formulate the MSCI Indices (and which is also used to formulate the MSCI Global Investable Market Indices) (the “MSCI Global Investable Market Indices Methodology”) was implemented as of June 1, 2008.

The MSCI EAFE® Index

     The MSCI EAFE® Index is a free float-adjusted market capitalization index intended to measure the equity market performance of certain developed markets. The MSCI EAFE® Index is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. As of August 9, 2011, the MSCI EAFE® Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. Effective May 27, 2010, Israel was reclassified as a developed market. Since that date, Israel has been included in the MSCI EAFE® Index. The MSCI EAFE® Index is reported by Bloomberg L.P. under the ticker symbol “MXEA.”

The MSCI Emerging Markets Index

     The MSCI Emerging Markets Index is a free float-adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. The MSCI Emerging Markets Index is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. As of August 9, 2011, the MSCI Emerging Markets Index consisted of the following 21 countries: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. Effective May 27, 2010, Israel was reclassified as a developed market by MSCI. Since that date, Israel is no longer included in the MSCI Emerging Markets Index. The MSCI Emerging Markets Index is reported by Bloomberg L.P. under the ticker symbol “MXEF.”

Constructing the MSCI Global Investable Market Indices

     MSCI undertakes an index construction process that involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

     The “relevant market” with respect to a single country index is equivalent to the single country, except in DM-classified countries in Europe (as described below), where all such countries are first aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the MSCI Global Investable Market Indices Methodology.

     The “relevant market” with respect to a composite index includes each of the single countries which comprise the composite index.

     The “Equity Universe” is the aggregation of all Market Investable Equity Universes. The “DM Investable Equity Universe” is the aggregation of all the Market Investable Equity Universes for Developed Markets.

     Defining the Equity Universe

     (i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, exchange traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

     (ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

     Determining the Market Investable Equity Universes

     A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

     The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i)	Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

(ii)	Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)	DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity as measured by the Annualized Traded Value Ratio (“ATVR”) and the Frequency of Trading. The ATVR screens out extreme daily trading volumes, taking into account the free float-adjusted market capitalization size of securities. The aim of the 12-month and 3-month ATVR together with 3-month Frequency of Trading is to select securities with a sound long and short-term liquidity. A minimum liquidity level of 20% of 3-month ATVR and 90% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 20% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of a Developing Market. A minimum liquidity level of 15% of 3-month ATVR and 80% of 3-month Frequency of Trading over the last 4 consecutive quarters, as well as 15% of 12-month ATVR are required for the inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

In instances when a security does not meet the above criteria, the security will be represented by a relevant liquid eligible Depository Receipt if it is trading in the same geographical region. Depository Receipts are deemed liquid if they meet all the above mentioned criteria for 12-month ATVR, 3-month ATVR and 3- month Frequency of Trading.

(iv)	Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors.

This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)	The Minimum Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

     Defining Market Capitalization Size Segments for Each Market

     Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  Investable Market Index (Large + Mid + Small)

  Standard Index (Large + Mid)

  Large Cap Index

  Mid Cap Index

  Small Cap Index

     Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

     Index Continuity Rules for the Standard Indices

     In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

     If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

     Creating Style Indices within Each Size Segment

     All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

     Classifying Securities under the Global Industry Classification Standard

     All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard (“GICS”). The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub-industries. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI Global Investable Market Indices

     The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

     In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

  updating the indices on the basis of a fully refreshed Equity Universe;

  taking buffer rules into consideration for migration of securities across size and style segments; and

  updating FIFs and Number of Shares (“NOS”).

     The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

  including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

  allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and

  reflecting the impact of significant market events on FIFs and updating NOS.

     QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)	Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

     The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November. The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. All changes resulting from corporate events are announced prior to their implementation.

     The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., US Eastern Time through the Advance Corporate Events (ACE) File.

     In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

     In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

     Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

     Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation.

Index Calculation

     Price Index Level

     The MSCI Indices are calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today’s index level is obtained by applying the change in the market performance to the previous period index level.

Where:

  PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1.

  IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t.

  IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t.

  PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1.

  IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t.

     Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

     Security Price Index Level

SecurityAdjustedMarketCapForLocalt =

SecurityInitialMarketCapUSDt=

EndOfDayNumberOfSharest-1 × PricePerSharet-1 × InclusionFactort

                                             FXratet-1

Where:

  SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1.

  SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1.

  SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t.

  EndOfDayNumberOfSharest-1 is the number of shares of security s at the end of day t-1.

  PricePerSharet is the price per share of security s at time t.

  PricePerSharet-1 is the price per share of security s at time t-1.

  InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

  PAFt is the Price Adjustment Factor of security s at time t.

  FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

  ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g., from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

  ICIt-1 is the Internal Currency Index of price currency at time t-1.

     Index Market Capitalization

IndexAdjustedMarketCapUSDt =

IndexAdjustedMarketCapForLocalt =

IndexInitialMarketCapUSDt =

Where:

  EndOfDayNumberOfSharest-1 is the number of shares of security s at the end of day t-1.

  PricePerSharet is the price per share of security s at time t.

  PricePerSharet-1 is the price per share of security s at time t-1.

  InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

  PAFt is the Price Adjustment Factor of security s at time t.

  FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

  FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

  ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g., from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

  ICIt-1 is the Internal Currency Index of price currency at time t-1.

Corporate Events

     Mergers and Acquisitions

     As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

     Tender Offers

     In tender offers, the acquired or merging security is generally deleted from an index at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

     In certain cases, securities may be deleted earlier than the last offer day. For example, in the case of tender offers in the United Kingdom, a security is typically deleted two business days after the offer is declared unconditional in all respects.

     If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

     Late Announcements of Completion of Mergers and Acquisitions

     When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

     Conversions of Share Classes

     Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

     Spin-Offs

     On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

     In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

     When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

     Corporate Actions

     Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

     If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

     Share Placements and Offerings

     Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event. For public secondary offerings of existing constituents representing more than 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review. Secondary offerings involve the distribution of existing shares of current shareholders’ in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.

     Debt-to-Equity Swaps

     In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

     Suspensions and Bankruptcies

     MSCI will remove from an index as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

License Agreement with MSCI

     We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the MSCI Indices, which are owned and published by MSCI, in connection with certain securities, including the notes.

     THIS FINANCIAL PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY AFFILIATE OF MSCI OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY JPMORGAN CHASE & CO. (THE “LICENSEE”). NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF THIS FINANCIAL PRODUCT OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN THIS FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS FINANCIAL PRODUCT OR THE ISSUER OR OWNER OF THIS FINANCIAL PRODUCT. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF THIS FINANCIAL PRODUCT INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH THIS FINANCIAL PRODUCT IS REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF THIS FINANCIAL PRODUCT IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS FINANCIAL PRODUCT.

     ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE’S CUSTOMERS OR COUNTERPARTIES, ISSUERS OF THE FINANCIAL SECURITIES, OWNERS OF THE FINANCIAL SECURITIES, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE,

CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

     No purchaser, seller or holder of this security, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE NASDAQ-100 INDEX®

     We have derived all information contained in this product supplement regarding the NASDAQ-100 Index® , including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by The NASDAQ Stock Market, Inc. (“Nasdaq”). We make no representation or warranty as to the accuracy or completeness of such information. The NASDAQ-100 Index® was developed by Nasdaq and is calculated, maintained and published by The NASDAQ OMX Group, Inc. (“NASDAQ OMX”). Neither Nasdaq nor NASDAQ OMX has any obligation to continue to publish, and may discontinue publication of, the NASDAQ-100 Index® .

General

     The NASDAQ-100 Index® is a modified market capitalization-weighted index of 100 of the largest stocks of non-financial companies listed on The Nasdaq Global Market tier of The NASDAQ Stock Market. The NASDAQ-100 Index® , which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 250.00. On January 1, 1994, the base index value was reset to 125.00. Current information regarding the market value of the NASDAQ-100 Index® is available from Nasdaq as well as numerous market information services. The NASDAQ-100 Index® is reported by Bloomberg L.P. under the ticker symbol “NDX.”

     The NASDAQ-100 Index® share weights of the component securities of the NASDAQ-100 Index® at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock’s influence on the level of the NASDAQ-100 Index® is directly proportional to the value of its NASDAQ-100 Index® share weight.

Calculation of the NASDAQ-100 Index®

     At any moment in time, the value of the NASDAQ-100 Index® equals the aggregate value of the then-current NASDAQ-100 Index® share weights of each of the NASDAQ-100 Index® component securities, which are based on the total shares outstanding of each such NASDAQ-100 Index® component security, multiplied by each such security’s respective last sale price on The NASDAQ Stock Market (which may be the official closing price published by The NASDAQ Stock Market), and divided by a scaling factor (the “divisor”), which becomes the basis for the reported NASDAQ-100 Index® value. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for NASDAQ-100 Index® reporting purposes.

Underlying Stock Eligibility Criteria and Annual Ranking Review

     Initial Eligibility Criteria

     To be eligible for initial inclusion in the NASDAQ-100 Index® , a security must be listed on The NASDAQ Stock Market and meet the following criteria:

  the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

  the security must be issued by a non-financial company;

  the security may not be issued by an issuer currently in bankruptcy proceedings;

  the security must have an average daily trading volume of at least 200,000 shares;

  if the security is of a foreign issuer (a foreign issuer is determined based on its country of organization), it must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States;

  only one class of security per issuer is allowed;

  the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being NASDAQ-100 Index® eligible;

  the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn;

  the security must have “seasoned” on the NASDAQ Stock Market or another recognized market (generally, a company is considered to be seasoned if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); and

  if the security would otherwise qualify to be in the top 25% of the securities included in the NASDAQ-100 Index® by market capitalization for the six prior consecutive month-ends, then a one-year “seasoning” criterion would apply.

     Continued Eligibility Criteria

     In addition, to be eligible for continued inclusion in the NASDAQ-100 Index® the following criteria apply:

  the security’s U.S. listing must be exclusively on the NASDAQ Global Select Market or the NASDAQ Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained such listing);

  the security must be issued by a non-financial company;

  the security may not be issued by an issuer currently in bankruptcy proceedings;

  the security must have an average daily trading volume of at least 200,000 shares as measured annually during the ranking review process described below;

  if the security is of a foreign issuer, it must have listed options on a recognized options market in the United States or be eligible for listed-options trading on a recognized options market in the United States, as measured annually during the ranking review process;

  the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the NASDAQ-100 Index® at each month-end. In the event a company does not meet this criterion for two consecutive month-ends, it will be removed from the NASDAQ-100 Index® effective after the close of trading on the third Friday of the following month; and

  the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

     These NASDAQ-100 Index® eligibility criteria may be revised from time to time by Nasdaq without regard to the notes.

     For the purposes of NASDAQ-100 Index® eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the “issuer” are references to the issuer of the underlying security.

Annual Ranking Review

     The composition of the NASDAQ-100 Index® is evaluated on an annual basis, except under extraordinary circumstances that may result in an interim evaluation, as follows (this evaluation is referred to herein as the “Ranking Review”). Securities listed on The NASDAQ Stock Market that meet the applicable eligibility criteria are ranked by market value. NASDAQ-100 Index® -eligible securities which are already in the NASDAQ-100 Index® and which are ranked in the top 100 eligible securities (based on market capitalization) are retained in the NASDAQ-100 Index® . A security that is ranked 101 to 125 is also retained, provided that such security was ranked in the top 100 eligible securities as of the previous Ranking Review or was added to the Index subsequent to the previous Ranking Review. Securities not meeting such criteria are replaced. The replacement securities chosen are those NASDAQ-100 Index® -eligible securities not currently in the NASDAQ-100 Index® that have the largest market capitalization. The data used in the ranking includes end of October market data from The NASDAQ Stock Market and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

     Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December. Replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year other than the Ranking Review, a NASDAQ-100 Index® security no longer meets the continued eligibility criteria or is otherwise determined by Nasdaq to become ineligible for continued inclusion in the

NASDAQ-100 Index® , the security will be replaced with the largest market capitalization security not currently in the NASDAQ-100 Index® and meeting the NASDAQ-100 Index® initial eligibility criteria listed above. In all cases, a security is removed from the NASDAQ-100 Index® at its last sale price.

Index Maintenance

     In addition to the Ranking Review, the securities in the NASDAQ-100 Index® are monitored every day by Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to those changes. If the change in total shares outstanding arising from a corporate action is greater than or equal to 5.0%, that change will be made to the NASDAQ-100 Index® as soon as practical, normally within ten days of such corporate action. Otherwise, if the change in total shares outstanding is less than 5.0%, then all those changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. In either case, the NASDAQ-100 Index® share weights for those underlying stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in those NASDAQ-100 Index® securities. Ordinarily, whenever there is a change in the NASDAQ-100 Index® share weights, a change in a component security included in the NASDAQ-100 Index® , or a change to the price of a component security due to spin-off, rights issuances or special cash dividends, Nasdaq adjusts the divisor to ensure that there is no discontinuity in the level of the NASDAQ-100 Index® which might otherwise be caused by any of those changes. All changes will be announced in advance and will be reflected in the NASDAQ-100 Index® prior to market open on the effective date of such changes.

Index Rebalancing

     The NASDAQ-100 Index® is calculated under a “modified capitalization-weighted” methodology, which is a hybrid between equal weighting and conventional capitalization weighting. This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the NASDAQ-100 Index® by a few large stocks); (3) reduce NASDAQ-100 Index® performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest NASDAQ-100 Index® securities from necessary weight rebalancings.

     Under the methodology employed, on a quarterly basis coinciding with Nasdaq’s quarterly scheduled weight adjustment procedures, the NASDAQ-100 Index® securities are categorized as either “Large Stocks” or “Small Stocks” depending on whether their current percentage weights (after taking into account scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the NASDAQ-100 Index® (i.e., as a 100-stock index, the average percentage weight in the NASDAQ-100 Index® is 1.0%).

     This quarterly examination will result in a NASDAQ-100 Index® rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization component security must be less than or equal to 24.0% and (2) the “collective weight” of those component securities the individual current weights of which are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the NASDAQ-100 Index® .

     If either one or both of these weight distribution requirements are not met upon quarterly review, or Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed. First, relating to weight distribution requirement (1) above, if the current weight of the single largest component security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest component security to be set to 20.0%. Second, relating to weight distribution requirement (2) above, for those component securities the individual current weights or adjusted weights in accordance with the preceding step of which are in excess of 4.5%, if their “collective weight” exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the “collective weight,” so adjusted, to be set to 40.0%.

     The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average Index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that the smaller the component security in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the NASDAQ-100 Index® .

     In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock’s relative ranking among the Small Stocks such that, once again, the smaller the component stock in the ranking, the less the scale-up of its weight.

     Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

     Then, to complete the rebalancing procedure, once the final percent weights of each of the component securities are set, the NASDAQ-100 Index® share weights will be determined anew based upon the last sale prices and aggregate capitalization of the NASDAQ-100 Index® at the close of trading on the Tuesday in the week immediately preceding the week of the third Friday in March, June, September and December. Changes to the NASDAQ-100 Index® share weights will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the NASDAQ-100 Index® divisor will be made to ensure continuity of the NASDAQ-100 Index® .

     Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current NASDAQ-100 Index® share weights. However, Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the component securities. In those instances, Nasdaq would announce the different basis for rebalancing prior to its implementation.

License Agreement

     We have entered into a non-exclusive license agreement with Nasdaq providing for the license to us, in exchange for a fee, of the right to use the NASDAQ-100 Index® in connection with certain securities, including the notes.

     The license agreement between Nasdaq and us provides that the following language must be stated in this product supplement:

     The notes are not sponsored, endorsed, sold or promoted by, The NASDAQ OMX Group, Inc. or its affiliates (NASDAQ OMX, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the NASDAQ-100 Index® to track general stock market performance. The Corporations’ only relationship to JPMorgan Chase & Co. and its affiliates is in the licensing of the Nasdaq®, NASDAQ OMX®, OMX® and NASDAQ-100 Index® registered trademarks, service marks and certain trade names of the Corporations and the use of the NASDAQ-100 Index® which is determined, composed and calculated by NASDAQ OMX without regard to JPMorgan Chase & Co. or the notes. NASDAQ OMX has no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the NASDAQ-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.

     THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO., OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-

100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE NIKKEI 225 INDEX

     We have derived all information contained in this product supplement regarding the Nikkei 225 Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nikkei Inc. We make no representation or warranty as to the accuracy or completeness of such information. The Nikkei 225 Index was developed by Nikkei Inc. and is calculated, maintained and published by Nikkei Inc. Nikkei Inc. has no obligation to continue to publish, and may discontinue the publication of, the Nikkei 225 Index.

     The Nikkei 225 Index is reported by Bloomberg L.P. under the ticker symbol “NKY.”

     The Nikkei 225 Index is a stock index that measures the composite price performance of selected Japanese stocks. The Nikkei 225 Index, as of the date of this product supplement, is based on 225 underlying stocks (the “Nikkei Underlying Stocks”) trading on the Tokyo Stock Exchange (“TSE”) representing a broad cross-section of Japanese industries.

     All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei 225 Index) be included in the Nikkei 225 Index.

     The 225 companies included in the Nikkei 225 Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

  Technology — Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

  Financials — Banks, Miscellaneous Finance, Securities, Insurance;

  Consumer Goods — Marine Products, Food, Retail, Services;

  Materials — Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

  Capital Goods/Others — Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

  Transportation and Utilities — Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

     The Nikkei 225 Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock’s weight in the index is based on its price per share rather than the total market capitalization of the issuer) which is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weighting factor for such Nikkei Underlying Stock (a “Weight Factor”), (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor (the “Divisor”). The Divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949, the date on which the TSE was reopened. The Divisor was 24.869 as of October 1, 2010 and is subject to periodic adjustments as set forth below. Each Weight Factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei 225 Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei 225 Index is calculated once per minute during TSE trading hours.

     In order to maintain continuity in the Nikkei 225 Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the Divisor used in calculating the Nikkei 225 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei 225 Index. Thereafter, the Divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the Divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable Weight Factor and divided by the new Divisor (i.e., the level of the Nikkei 225 Index immediately after such change) will equal the level of the Nikkei 225 Index immediately prior to the change.

     A Nikkei Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the “Seiri-Post” because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the “Kanri-Post” (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei Inc. Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Nikkei Underlying Stocks. In such a case, an existing Nikkei Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

     A list of the issuers of the Nikkei Underlying Stocks constituting the Nikkei 225 Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei 225 Index. Nikkei Inc. first calculated and published the Nikkei 225 Index in 1970.

License Agreement with Nikkei Inc. and Disclaimers

     We expect to enter into an agreement with Nikkei Inc. that would provide us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nikkei 225 Index, which is owned and published by Nikkei Inc., in connection with certain securities, including the notes.

     Our license agreement with Nikkei Inc. will provide that Nikkei Inc. will assume no obligation or responsibility for use of the Nikkei 225 Index by us or our affiliates.

     The Nikkei 225 Index is an intellectual property of Nikkei Inc. Nikkei Inc. was formerly known as Nihon Keizai Shimbun, Inc. The name was changed on January 1, 2007. “Nikkei,” “Nikkei Stock Average,” and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the index. Nikkei Digital Media, Inc., a wholly owned subsidiary of Nikkei Inc., calculates and disseminates the Nikkei 225 Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively referred to as the “Nikkei 225 Index Sponsor.”

     THE NOTES ARE NOT IN ANY WAY SPONSORED, ENDORSED OR PROMOTED BY THE NIKKEI 225 INDEX SPONSOR. THE NIKKEI 225 INDEX SPONSOR DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, EITHER AS TO THE RESULTS TO BE OBTAINED AS TO THE USE OF THE NIKKEI 225 INDEX OR THE FIGURE AT WHICH THE NIKKEI 225 INDEX STANDS AT ANY PARTICULAR DAY OR OTHERWISE. THE NIKKEI 225 INDEX IS COMPILED AND CALCULATED SOLELY BY THE NIKKEI 225 INDEX SPONSOR. HOWEVER, THE NIKKEI 225 INDEX SPONSOR SHALL NOT BE LIABLE TO ANY PERSON FOR ANY ERROR IN THE NIKKEI 225 INDEX AND THE NIKKEI 225 INDEX SPONSOR SHALL NOT BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON, INCLUDING A PURCHASER OR VENDOR OF THE NOTES, OF ANY ERROR THEREIN.

In addition, the Nikkei 225 Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei 225 Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei 225 Index.

The Tokyo Stock Exchange

     The TSE is one of the world’s largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

     Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the Nikkei 225 Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

     The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the Nikkei 225 Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Nikkei 225 Index, and these limitations, in turn, may adversely affect the value of the notes.

THE RUSSELL 2000® INDEX

     We have derived all information contained in this product supplement regarding the Russell 2000® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Russell Investments (“Russell”). We make no representation or warranty as to the accuracy or completeness of such information. The Russell 2000® Index was developed by Russell Investment Group (formerly, Frank Russell Company) and is calculated, maintained and published by Russell, a subsidiary of Russell Investment Group. Russell has no obligation to publish, and may discontinue the publication of, the Russell 2000® Index.

     The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

     The Russell 2000® Index measures the capitalization-weighted price performance of the small-cap stocks included in the Russell 2000® Index (the “Russell 2000 Component Stocks”) and is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. The companies included in the Russell 2000® Index are the middle 2,000 of the companies that form the Russell 3000ETM Index, which is composed of the 4,000 largest U.S. companies as determined by market capitalization and represents approximately 99% of the U.S. equity market. The Russell 3000ETM Index is not the same as the Russell 3000® Index, which is a subset of the Russell 3000ETM Index.

     Selection of stocks underlying the Russell 2000® Index. The Russell 2000® Index is a sub-index of the Russell 3000ETM Index. To be eligible for inclusion in the Russell 3000ETM Index, and, consequently, the Russell 2000® Index, a company’s stock must be listed on the last trading day in May of a given year and Russell must have access to documentation verifying the company’s eligibility for inclusion. Eligible initial public offerings are added to Russell U.S. indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

     U.S. companies are eligible for inclusion in the Russell 3000ETM Index and, consequently, the Russell 2000® Index. Russell uses the following method for determining whether a company is a U.S. company. If a company incorporates in, has a stated headquarters location in, and also trades in the same country (ADRs and ADSs are not eligible), the company is assigned to its country of incorporation. If any of the three do not match, Russell then defines 3 Home Country Indicators (“HCIs”). The HCIs are as follows:

  country of incorporation;

  country of headquarters; and

  country of the most liquid exchange as defined by 2-year average daily dollar trading volume (ADDTV) from all exchanges within a country.

     After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches ANY of the HCIs, then the company is assigned to its primary asset location.

     If there is not enough information to conclude a company’s primary country of assets, Russell uses the primary location of the company’s revenue for the same cross-comparison and assign the company to its home country in a similar fashion. (Note: Russell used one year of assets or revenues information for determining primary country of assets for the 2010 reconstitution. In 2011, Russell began using an average of two years of assets or revenues data for analysis to reduce potential turnover.)

     If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters are located unless the country is a Benefit Driven Incorporation (BDI) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles, Panama, and Turks and Caicos Islands.

     The following securities are specifically excluded from the Russell 2000® Index: (i) stocks that are not traded on a major U.S. exchange; (ii) preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies (business development companies or BDCs are eligible), blank check companies, special purpose acquisition companies (SPACs) and limited partnerships.

     The primary criteria used to determine the initial list of securities eligible for the Russell 3000ETM Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 (on their primary exchange) on the last trading day in May of each year to be eligible for inclusion in the Russell 2000® Index. In order to reduce unnecessary turnover, if an existing Russell 2000® Component Stock’s closing price is less than $1.00 on the last trading day in May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Quarterly IPO additions must have a close price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If a stock, new or existing, does not have a close price at or above $1.00 (on its primary exchange) on the last trading day in May, but does have a close price at or above $1.00 on another major U.S. exchange, the stock will be eligible for inclusion.

     Companies with only a total market capitalization of less than $30 million are not eligible for inclusion in the Russell 3000ETM Index and, consequently, the Russell 2000® Index. Companies with only a small portion of their shares available in the marketplace are not eligible for inclusion in the Russell 3000ETM Index and, consequently, the Russell 2000® Index. Companies with 5% or less float will be removed from eligibility.

     The Russell 2000® Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization as of the last trading day in May, with the actual reconstitution effective on the first trading day following the final Friday of June each year, except that if the last Friday of June of any year is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday. Changes in the constituents are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

     Capitalization Adjustments. As a capitalization-weighted index, the Russell 2000® Index reflects changes in the capitalization, or market value, of the Russell 2000 Component Stocks relative to the capitalization on a base date. The current Russell 2000® Index value is calculated by adding the market values of the Russell 2000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 2000® Index on the base date of December 31, 1986. To calculate the Russell 2000® Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a Russell 2000 Component Stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 2000® Index. In order to provide continuity for the Russell 2000® Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 2000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

     Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings, including DEF 14, 424B and 10K filings (but not 13F filings), or other reliable sources in the event of missing or questionable data.

     The following types of shares are considered unavailable for the purposes of capitalization determinations:

  ESOP or LESOP shares — corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

  Corporate cross-owned shares — corporate cross-ownership occurs when shares of a company in the Russell 2000® Index are held by another member of a Russell index (including Russell Global Indexes). Any percentage held in this class will be adjusted;

  Large private and corporate shares — large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the Russell 2000® Index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capital funds;

  Unlisted share classes — classes of common stock that are not traded on a U.S. securities exchange;

  Initial public offering lock-ups — shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 2000® Index; and

  Government Holdings:

    Direct government holders: Those holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

    Indirect government holders: Shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; and

    Government pensions: Any holding by a government pension plan is considered institutional holdings and will not be removed from available shares.

     Corporate Actions Affecting the Russell 2000® Index. The following summarizes the types of Russell 2000® Index maintenance adjustments and indicates whether or not a Russell 2000® Index adjustment is required.

  “No Replacement” Rule — Securities that leave the Russell 2000® Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Russell 2000® Index over a year will fluctuate according to corporate activity.

  Rules for Deletions — When a stock is acquired, delisted or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the Russell 2000® Index at the market close on the effective date or when the stock is no longer trading on the exchange if Russell is able to determine the status of the corporate action to be final prior to 2:00 p.m. Eastern Standard Time, or the following day if Russell is able to determine the status of the corporate action to be final after 2:00 p.m. Eastern Standard Time. Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the Russell 2000® Index at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the Russell 2000® Index, unless the company is de-listed from the primary exchange, in which case normal de-listing rules apply. Members of the Russell 2000® Index that are re-incorporated in another country are deleted when the re-incorporation is final.

  Rules for Additions — The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off company is sufficiently large. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000ETM Index at the latest reconstitution. If a U.S. spin-off occurs from a Russell Global ex-U.S. Index member, the spun-off company will be placed in the parent’s index and capitalization tier of the Russell Global Index. A member of the Russell Global Index that is reincorporating to the United States or one of the eligible countries/regions described above will be added to the Russell 3000ETM Index when the reincorporation is final.

  Merger and Acquisition — When mergers or acquisitions occur, changes to the membership and weighting of members within the Russell 2000® Index occur. In the event a merger or acquisition occurs between members of the Russell 2000® Index, the acquired company is deleted and its market capitalization moves to the acquiring stock according to the terms of the merger; hence, mergers have no effect on the Russell 2000® Index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final. If the acquiring company is a member of the Russell 2000® Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end. If the acquiring company is not a member of any of the Russell Indexes, there are two possibilities:

    Reverse Merger — If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger. The acquired company will be removed from the current index simultaneously.

    Standard Action — The acquired company is deleted after the action is final.

  De-listed Stocks — When stocks from the Russell 2000® Index are deleted as a result of exchange de-listing or reconstitution, the price used will be the closing primary exchange price on the day of deletion, or the following day using the closing OTC bulletin board price. However, there may be corporate events, such as mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

  Rule for Re-Classification and Re-Incorporation — For re-classification of shares, adjustments will be made at the open of the ex-date using previous day closing prices. Companies that reincorporate and no longer trade in the U.S. are immediately deleted.

     Updates to Share Capital Affecting the Russell 2000® Index. Each month, the Russell 2000® Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Effective April 30, 2002, only cumulative changes to available shares greater than 5% are reflected in the Russell 2000® Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

     Pricing of Securities Included in the Russell 2000® Index. Effective on January 1, 2002, primary exchange closing prices are used in the daily Russell 2000® Index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily Russell 2000® Index calculations.

     Disclaimers. The notes are not sponsored, endorsed, sold, or promoted by Russell or any successor thereto or index owner and neither Russell nor any party hereto makes any representation or warranty whatsoever, whether express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell

2000® Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell’s only relationship to JPMorgan Chase & Co. and its affiliates is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to JPMorgan Chase & Co. and its affiliates or the notes. Russell is not responsible for and has not reviewed the notes or any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

     “Russell 2000® Index,” “Russell 3000ETM Index” and “Russell 3000® Index” are trademarks of Russell and have been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. This transaction is not sponsored, endorsed, sold, or promoted by Russell and Russell makes no representation regarding the advisability of entering into this transaction.

     RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO. AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE RUSSELL 3000® INDEX

     We have derived all information contained in this product supplement regarding the Russell 3000® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Russell Investments (“Russell”). We make no representation or warranty as to the accuracy or completeness of such information. The Russell 3000® Index was developed by Russell Investment Group (formerly, Frank Russell Company) and is calculated, maintained and published by Russell, a subsidiary of Russell Investment Group. Russell has no obligation to publish, and may discontinue the publication of, the Russell 3000® Index.

     The Russell 3000® Index is reported by Bloomberg L.P. under the ticker symbol “RAY.”

     The Russell 3000® Index measures the capitalization-weighted price performance of the stocks included in the Russell 3000® Index (the “Russell 3000 Component Stocks”) and is designed to represent the broad U.S. equity market. All stocks included in the Russell 3000® Index are traded on a major U.S. exchange. The companies included in the Russell 3000® Index are the 3,000 largest U.S. companies that form the Russell 3000ETM Index, which is composed of the 4,000 largest U.S. companies as determined by market capitalization and represents approximately 99% of the U.S. equity market. The Russell 3000® Index consists of the 3,000 companies included in the Russell 1000® Index and the Russell 2000® Index, which are subsets of the Russell 3000ETM Index, and represents approximately 98% of the U.S. equity market. The Russell 3000ETM Index is not the same as the Russell 3000® Index, which is a subset of the Russell 3000ETM Index.

     Selection of stocks underlying the Russell 3000® Index. The Russell 3000® Index is a sub-index of the Russell 3000ETM Index. To be eligible for inclusion in the Russell 3000ETM Index, and, consequently, the Russell 3000® Index, a company’s stock must be listed on the last trading day in May of a given year and Russell must have access to documentation verifying the company’s eligibility for inclusion. Eligible initial public offerings are added to Russell U.S. indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

     U.S. companies are eligible for inclusion in the Russell 3000ETM Index and, consequently, the Russell 3000® Index. Russell uses the following method for determining whether a company is a U.S. company. If a company incorporates in, has a stated headquarters location in, and also trades in the same country (ADRs and ADSs are not eligible), the company is assigned to its country of incorporation. If any of the three do not match, Russell then defines 3 Home Country Indicators (“HCIs”). The HCIs are as follows:

  country of incorporation;

  country of headquarters; and

  country of the most liquid exchange as defined by 2-year average daily dollar trading volume (ADDTV) from all exchanges within a country.

     After the HCIs are defined, the next step in the country assignment involves an analysis of assets by location. Russell cross-compares the primary location of the company’s assets with the three HCIs. If the primary location of assets matches ANY of the HCIs, then the company is assigned to its primary asset location.

     If there is not enough information to conclude a company’s primary country of assets, Russell uses the primary location of the company’s revenue for the same cross-comparison and assign the company to its home country in a similar fashion. (Note: Russell used one year of assets or revenues information for determining primary country of assets for the 2010 reconstitution. In 2011, Russell began using an average of two years of assets or revenues data for analysis to reduce potential turnover.)

     If conclusive country details cannot be derived from assets or revenue, Russell assigns the company to the country where its headquarters are located unless the country is a Benefit Driven Incorporation (BDI) country. If the country in which its headquarters are located is a BDI country, the company is assigned to the country of its most liquid stock exchange. The BDI countries are Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles, Panama, and Turks and Caicos Islands.

     The following securities are specifically excluded from the Russell 3000® Index: (i) stocks that are not traded on a major U.S. exchange; (ii) preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (iii) royalty trusts, limited liability companies, closed-end investment companies (business development companies or BDCs are eligible), blank check companies, special purpose acquisition companies (SPACs) and limited partnerships.

     The primary criteria used to determine the initial list of securities eligible for the Russell 3000ETM Index is total market capitalization, which is defined as the price of the shares times the total number of available shares. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary trading vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 (on their primary exchange) on the last trading day in May of each year to be eligible for inclusion in the Russell 3000® Index. In order to reduce unnecessary turnover, if an existing Russell 3000® Component Stock’s closing price is less than $1.00 on the last trading day in May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Quarterly IPO additions must have a close price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If a stock, new or existing, does not have a close price at or above $1.00 (on its primary exchange) on the last trading day in May, but does have a close price at or above $1.00 on another major U.S. exchange, the stock will be eligible for inclusion.

     Companies with only a total market capitalization of less than $30 million are not eligible for inclusion in the Russell 3000ETM Index and, consequently, the Russell 3000® Index. Companies with only a small portion of their shares available in the marketplace are not eligible for inclusion in the Russell 3000ETM Index and, consequently, the Russell 3000® Index. Companies with 5% or less float will be removed from eligibility.

     The Russell 3000® Index is reconstituted annually to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization as of the last trading day in May, with the actual reconstitution effective on the first trading day following the final Friday of June each year, except that if the last Friday of June of any year is the 28th, 29th or 30th, reconstitution will occur on the preceding Friday. Changes in the constituents are pre-announced and subject to change if any corporate activity occurs or if any new information is received prior to release.

     Capitalization Adjustments. As a capitalization-weighted index, the Russell 3000® Index reflects changes in the capitalization, or market value, of the Russell 3000 Component Stocks relative to the capitalization on a base date. The current Russell 3000® Index value is calculated by adding the market values of the Russell 3000 Component Stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 3,000 stocks. The total market capitalization is then divided by a divisor, which represents the “adjusted” capitalization of the Russell 3000® Index on the base date of December 31, 1986. To calculate the Russell 3000® Index, last sale prices will be used for exchange-traded and NASDAQ stocks. If a Russell 3000 Component Stock is not open for trading, the most recently traded price for that security will be used in calculating the Russell 3000® Index. In order to provide continuity for the Russell 3000® Index’s value, the divisor is adjusted periodically to reflect events including changes in the number of common shares outstanding for Russell 3000 Component Stocks, company additions or deletions, corporate restructurings and other capitalization changes.

     Available shares are assumed to be shares available for trading. Exclusion of capitalization held by other listed companies and large holdings of private investors (10% or more) is based on information recorded in SEC corporate filings, including DEF 14, 424B and 10K filings (but not 13F filings), or other reliable sources in the event of missing or questionable data.

     The following types of shares are considered unavailable for the purposes of capitalization determinations:

  ESOP or LESOP shares — corporations that have Employee Stock Ownership Plans that comprise 10% or more of the shares outstanding are adjusted;

  Corporate cross-owned shares — corporate cross-ownership occurs when shares of a company in the Russell 3000® Index are held by another member of a Russell index (including Russell Global Indexes). Any percentage held in this class will be adjusted;

  Large private and corporate shares — large private and corporate holdings are defined as those shares held by an individual, a group of individuals acting together or a corporation not in the Russell 3000® Index that own 10% or more of the shares outstanding. However, not to be included in this class are institutional holdings, which are: investment companies, partnerships, insurance companies, mutual funds, banks or venture capital funds;

  Unlisted share classes — classes of common stock that are not traded on a U.S. securities exchange;

  Initial public offering lock-ups — shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the Russell 3000® Index; and

  Government Holdings:

    Direct government holders: Those holdings listed as “government of” are considered unavailable and will be removed entirely from available shares;

    Indirect government holders: Shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%; and

    Government pensions: Any holding by a government pension plan is considered institutional holdings and will not be removed from available shares.

     Corporate Actions Affecting the Russell 3000® Index. The following summarizes the types of Russell 3000® Index maintenance adjustments and indicates whether or not a Russell 3000® Index adjustment is required.

  “No Replacement” Rule — Securities that leave the Russell 3000® Index, between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced.
  Thus, the number of securities in the Russell 3000® Index over a year will fluctuate according to corporate activity.

  Rules for Deletions — When a stock is acquired, delisted or moves to the pink sheets or bulletin boards on the floor of a U.S. securities exchange, the stock is deleted from the Russell 3000® Index at the market close on the effective date or when the stock is no longer trading on the exchange if Russell is able to determine the status of the corporate action to be final prior to 2:00 p.m. Eastern Standard Time, or the following day if Russell is able to determine the status of the corporate action to be final after 2:00 p.m. Eastern Standard Time. Companies that file for a Chapter 7 liquidation bankruptcy will be removed from the Russell 3000® Index at the time of the bankruptcy filing; whereas, companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the

Russell 3000® Index, unless the company is de-listed from the primary exchange, in which case normal de-listing rules apply. Members of the Russell 3000® Index that are re-incorporated in another country are deleted when the re-incorporation is final.

  Rules for Additions — The only additions between reconstitution dates are as a result of spin-offs and initial public offerings. Spin-off companies are added to the parent company’s index and capitalization tier of membership, if the spin-off company is sufficiently large. To be eligible, the spun-off company’s total market capitalization must be greater than the market-adjusted total market capitalization of the smallest security in the Russell 3000ETM Index at the latest reconstitution. If a U.S. spin-off occurs from a Russell Global ex-U.S. Index member, the spun-off company will be placed in the parent’s index and capitalization tier of the Russell Global Index. A member of the Russell Global Index that is reincorporating to the United States or one of the eligible countries/regions described above will be added to the Russell 3000ETM Index when the reincorporation is final.

  Merger and Acquisition — When mergers or acquisitions occur, changes to the membership and weighting of members within the Russell 3000® Index occur. In the event a merger or acquisition occurs between members of the Russell 3000® Index, the acquired company is deleted and its market capitalization moves to the acquiring stock according to the terms of the merger; hence, mergers have no effect on the Russell 3000® Index total capitalization. Shares are updated for the acquiring stock at the time the transaction is final. If the acquiring company is a member of the Russell 3000® Index, but the acquired company is not, the shares for the acquiring stock are adjusted at month-end. If the acquiring company is not a member of any of the Russell Indexes, there are two possibilities:

    Reverse Merger — If the acquiring company is a private, non-publicly traded company or OTC company, Russell will review the action to determine if it is considered a reverse merger, defined as a transaction that results in a publicly traded company that meets all requirements for inclusion in a Russell Index. If it is determined that an action is a reverse merger, the newly formed entity will be placed in the appropriate market capitalization index after the close of the day following the completion of the merger. The acquired company will be removed from the current index simultaneously.

    Standard Action — The acquired company is deleted after the action is final.

  De-listed Stocks — When stocks from the Russell 3000® Index are deleted as a result of exchange de-listing or reconstitution, the price used will be the closing primary exchange price on the day of deletion, or the following day using the closing OTC bulletin board price. However, there may be corporate events, such as mergers or acquisitions, that result in the lack of current market price for the deleted security and in such an instance the latest primary exchange closing price available will be used.

  Rule for Re-Classification and Re-Incorporation — For re-classification of shares, adjustments will be made at the open of the ex-date using previous day closing prices. Companies that reincorporate and no longer trade in the U.S. are immediately deleted.

     Updates to Share Capital Affecting the Russell 3000® Index. Each month, the Russell 3000® Index is updated for changes to shares outstanding as companies report changes in share capital to the SEC. Effective April 30, 2002, only cumulative changes to available shares greater than 5% are reflected in the Russell 3000® Index. This does not affect treatment of major corporate events, which are effective on the ex-date.

     Pricing of Securities Included in the Russell 3000® Index. Effective on January 1, 2002, primary exchange closing prices are used in the daily Russell 3000® Index calculations. FT Interactive data is used as the primary source for U.S. security prices, income, and total shares outstanding. Prior to January 1, 2002, composite closing prices, which are the last trade price on any U.S. exchange, were used in the daily Russell 3000® Index calculations.

     Disclaimers. The notes are not sponsored, endorsed, sold, or promoted by Russell or any successor thereto or index owner and neither Russell nor any party hereto makes any representation or warranty whatsoever, whether express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 3000® Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 3000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 3000® Index is based. Russell’s only relationship to JPMorgan Chase & Co. and its affiliates is the licensing of certain trademarks and trade names of Russell and of the Russell 3000® Index which is determined, composed and calculated by Russell without regard to JPMorgan Chase & Co. and its affiliates or the notes. Russell is not responsible for and has not reviewed the notes or any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 3000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

     “Russell 3000® Index” and “Russell 3000ETM Index” are trademarks of Russell and have been licensed for use by JPMorgan Chase Bank, National Association and its affiliates. This transaction is not sponsored, endorsed, sold, or promoted by Russell and Russell makes no representation regarding the advisability of entering into this transaction.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 3000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY JPMORGAN CHASE & CO. AND/OR ITS AFFILIATES, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 3000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 3000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE S&P 500® INDEX

     We have derived all information contained in this product supplement regarding the S&P 500® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”). We make no representation or warranty as to the accuracy or completeness of such information. The S&P 500® Index was developed by S&P and is calculated, maintained and published by S&P. S&P has no obligation to continue to publish, and may discontinue the publication of, the S&P 500® Index.

     The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

     The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the “Market Value” of any S&P Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P Component Stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the Market Value of the S&P Component Stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

     On March 21, 2005, S&P began to calculate the S&P 500® Index based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float-adjusted. S&P’s criteria for selecting stocks for the S&P 500® Index was not changed by the shift to float adjustment. However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

     Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

  holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

  holdings by government entities, including all levels of government in the United States or foreign countries; and

  holdings by current or former officers and directors of the company, founders of the company or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

     However, treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation. Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float. Shares held in a trust to allow investors in countries outside the country of domicile (e.g., ADRs, CDIs and Canadian exchangeable shares) are normally part of the float.

     For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding. (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90. On September 16, 2005, S&P began to calculate the S&P 500® Index on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80.) The float-adjusted Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the Index Divisor. For companies with multiple classes of stock, S&P calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

     As of the date of this product supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P Component Stocks relative to the S&P 500® Index’s base period of 1941–43 (the “Base Period”).

     An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

     The actual total Market Value of the S&P Component Stocks during the Base Period has been set equal to an indexed value of 10. This is often indicated by the notation 1941–43=10. In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the S&P Component Stocks by a number called the Index Divisor. By itself, the Index Divisor is an arbitrary number. However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index. The Index Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“Index Maintenance”).

     Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

     To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require an Index Divisor adjustment. By adjusting the Index Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant. This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. All Index Divisor adjustments are made after the close of trading and after the calculation of the closing level of the S&P 500® Index. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require Index Divisor adjustments.

     The table below summarizes the types of Index Maintenance adjustments and indicates whether or not an Index Divisor adjustment is required.

Type of Corporate Action	Comments	Divisor Adjustment

Company added/ deleted	Net change in market value determines divisor	Yes
adjustment.

Type of Corporate Action	Comments	Divisor Adjustment

Change in shares	Any combination of secondary issuance, share	Yes
outstanding	repurchase or buy back – share counts revised to reflect
change.

Stock split	Share count revised to reflect new count. Divisor	No
adjustment is not required since the share count and
price changes are offsetting.

Spin-off	If the spun-off company is not being added to the index,	Yes
the divisor adjustment reflects the decline in index
market value (i.e., the value of the spun-off unit).

Spin-off	Spun-off company added to the index, another company	Yes
removed to keep number of names fixed. Divisor
adjustment reflects deletion.

Change in IWF due to a	Increasing (decreasing) the IWF increases (decreases)	Yes
corporate action or a	the total market value of the index. The divisor change
purchase or sale by an	reflects the change in market value caused by the
inside holder.	change to an IWF.

Special dividend	When a company pays a special dividend the share	Yes
price is assumed to drop by the amount of the dividend;
the divisor adjustment reflects this drop in index market
value.

Rights offering	Each shareholder receives the right to buy a	Yes
proportional number of additional shares at a set (often
discounted) price. The calculation assumes that the
offering is fully subscribed. Divisor adjustment reflects
increase in market cap measured as the shares issued
multiplied by the price paid.

     Stock splits and stock dividends do not affect the Index Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P so that there is no change in the Market Value of the S&P Component Stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

     Each of the corporate events exemplified in the table requiring an adjustment to the Index Divisor has the effect of altering the Market Value of the S&P Component Stock and consequently of altering the aggregate Market Value of the S&P Component Stocks (the “Post-Event Aggregate Market Value”). In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Index Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value
= Pre-Event Index Value
New Divisor

Post-Event Aggregate Market Value
New Divisor =
Pre-Event Index Value

     A large part of the Index Maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding. After the totals are updated, the Index Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index. In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Index Divisor.

License Agreement with S&P

     S&P and J.P. Morgan Securities LLC have entered into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the S&P 500® Index, which is owned and published by S&P, in connection with certain securities, including the notes.

     The notes are not sponsored, endorsed, sold or promoted by S&P or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P 500® Index to track general stock market performance. S&P’s and its third party licensor’s only relationship to JPMorgan Chase & Co. is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the S&P 500® Index which is determined, composed and calculated by S&P or its third party licensors without regard to JPMorgan Chase & Co. or the notes. S&P and its third party licensors have no obligation to take the needs of JPMorgan Chase & Co. or the owners of the notes into consideration in determining, composing or calculating the S&P 500® Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

     NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

“Standard & Poor’s,” “S&P” and “S&P 500” are trademarks of Standard & Poor’s and have been licensed for use by J.P. Morgan Securities LLC and sub-licensed for use by JPMorgan Chase & Co.

THE TOPIX® INDEX

     We have derived all information contained in this product supplement regarding the Tokyo Stock Price Index, or the TOPIX® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, including the websites of the TSE and other sources we believe to be reliable. Such information reflects the policies of, and is subject to change by, the TSE. The TOPIX® Index was developed by the TSE and is calculated, maintained and published by the TSE. We make no representation or warranty as to the accuracy or completeness of such information.

     The TOPIX® Index is reported by Bloomberg L.P. under the ticker symbol “TPX.”

     The TOPIX® Index was developed by the TSE. Publication of the TOPIX® Index began on July 1, 1969, based on an initial Index value of 100 at January 4, 1968, which was reset at 1,000 on April 1, 1998. The TOPIX® Index is computed and published every second via TSE’s Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks.

     The component stocks of the TOPIX® Index consist of all Japanese common stocks listed on the First Section of the TSE which have an accumulative length of listing of at least six months. The TOPIX® Index measures changes in the aggregate market value of these stocks. The TSE Japanese stock market is divided into two sections: the First Section and the Second Section. Listings of stocks on the TSE are divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies. The component stocks of the TOPIX® Index are determined based on market capitalization and liquidity. Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

     The TOPIX® Index is a weighted index, with the market price of each component stock multiplied by the number of shares listed. The TSE is responsible for calculating and maintaining the TOPIX® Index, and can add, delete or substitute the stocks underlying the TOPIX® Index or make other methodological changes that could change the value of the TOPIX® Index. The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX® Index if such stock ceases to meet the criteria for inclusion. Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria. Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others. Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section. As of October 15, 2007, stocks of 1,744 Japanese companies were assigned to the First Section of the TSE and stocks of 469 companies were assigned to the Second Section.

     The TOPIX® Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth. The TOPIX® Index is calculated by multiplying 100 by the figure obtained by dividing the current free-float adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of free-float adjusted common shares listed on the First Section of the TSE at the same instance) (the “Current Market Value”) by the base market value (i.e., the Current Market Value on the base date) (the “Base Market Value”).

     The calculation of the Index can be represented by the following formula:

Current Market Value
Index =		x 100
Base Market Value

     In order to maintain continuity, the Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX® Index. Such factors include, without limitation: new listings, delistings, new share issues either through public offerings or through rights offerings to shareholders, issuance of shares as a consequence of exercise of convertible bonds or warrants, and transfer of listed securities from the First Section to the Second Section of the TSE.

     The formula for the adjustment is as follows:

Adjusted Market Value on		(Adjusted Market Value on Adjustment Date ±
Adjustment Date		Adjustment Amount)
=
Base Market Value before		Base Market Value after adjustment
adjustment

     Where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TOPIX® Index multiplied by the price of those shares used for the purposes of the adjustment.

     Therefore,

Old Base Market Value x
(Adjusted Market Value on Adjustment Date ±
New Base	=	Adjustment Amount)
Market Value
Adjusted Market Value on Adjustment Date

     The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the Current Market Value or any stock underlying the TOPIX® Index, the Base Market Value is adjusted in such a way that the new value of the TOPIX® Index will equal the level of the TOPIX® Index immediately prior to such change.

     No adjustment is made to the Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market value.

License Agreement with the TSE

     We have entered into a non-exclusive license agreement with the TSE providing for the license to J.P. Morgan Securities LLC and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the TOPIX® Index, which is owned and published by the TSE, in connection with the notes.

     The TOPIX® Index Value and the TOPIX® Trademarks are subject to the intellectual property rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights relating to the TOPIX® Index, such as calculation, publication and use of the TOPIX® Index Value and relating to the TOPIX® Trademarks.

     The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX® Index Value or to change the TOPIX® Trademarks or cease the use thereof.

     The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX® Index Value and the TOPIX® Trademarks or as to the figure at which the TOPIX® Index Value stands on any particular day.

     The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX® Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX® Index Value.

     The notes are in no way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc.

     The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the notes or any advice on investments to any purchaser of the notes or to the public.

     The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the notes, for calculation of the TOPIX Index Value.

     Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the notes.

THE UNITED STATES OIL FUND, LP

     We have derived all information contained in this product supplement regarding the United States Oil Fund, LP, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, United States Commodity Funds LLC (the “general partner of the United States Oil Fund, LP”), formerly known as Victoria Bay Asset Management, LLC. We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

     The units of the United States Oil Fund, LP (which we refer to as “shares of the United States Oil Fund, LP” for purposes of this product supplement) trade on the NYSE Arca under the ticker symbol “USO.”

     Information provided to or filed with the SEC by the United States Oil Fund, LP pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934 can be located by reference to SEC file numbers 333-153310 and 001-32834, respectively, through the SEC’s website at http://www.sec.gov. The United States Oil Fund, LP is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. For additional information regarding the United States Oil Fund, LP and United States Commodity Funds LLC, please see the Prospectus, dated June 29, 2009. In addition, information about the United States Oil Fund, LP may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the United States Oil Fund, LP website at www.unitedstatesoilfund.com. We make no representation or warranty as to the accuracy or completeness of such information. Information contained in the United States Oil Fund, LP website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

     The United States Oil Fund, LP, a Delaware limited partnership, is a commodity pool that issues units that may be purchased and sold on the NYSE Arca. The United States Oil Fund, LP was organized as a limited partnership under Delaware law on May 12, 2005. The United States Oil Fund, LP has a limited operating history and began trading shares of the United States Oil Fund, LP on April 10, 2006. The general partner of the United States Oil Fund, LP is a single member limited liability company formed in Delaware on May 10, 2005 that is registered as a commodity pool operator with the Commodity Futures Trading Commission and is a member of the National Futures Association. The general partner of the United States Oil Fund, LP is also the investment advisor to the United States Oil Fund, LP.

     The investment objective of the United States Oil Fund, LP is for changes in percentage terms of the net asset value of the units of United States Oil Fund, LP to reflect the changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma as measured by the changes in the price of the futures contract for light, sweet crude oil traded on the New York Mercantile Exchange (the “benchmark oil futures contract”) that is the near month contract to expire, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire, less the United States Oil Fund, LP’s expenses. The United States Oil Fund, LP seeks to achieve its investment objective by investing in futures contracts for light, sweet crude oil and other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels that are traded on the New York Mercantile Exchange, ICE Futures or other U.S. and foreign exchanges (collectively, “oil futures contracts”) and other oil-related investments such as cash-settled options on Oil Futures Contracts, forward contracts for oil, cleared swap contracts and over-the-counter transactions that are based on the price of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels, oil futures contracts and indices based on the foregoing (collectively, “other oil interests”). The general partner believes that the daily changes in prices of the benchmark oil futures contract have historically closely tracked the daily changes in the spot price of light, sweet crude oil.

OTHER UNDERLYINGS

     If the notes are linked to an Underlying not described in this product supplement or to an Underlying described in this product supplement that changed its methodology in any material respect, a separate underlying supplement or the relevant terms supplement will provide additional information relating to such Underlying.

GENERAL TERMS OF NOTES

Calculation Agent

     J.P. Morgan Securities LLC, one of our affiliates, will act as the calculation agent. The calculation agent will determine, among other things, the Starting Underlying Level or the Underlying Strike Level, if applicable, the Ending Underlying Level, the Underlying Return and the Knock-Out Buffer Amount for each Underlying, the payment upon an Optional Call or at maturity, if any, on the notes, the closing level or closing price, as applicable, of each Underlying on the pricing date or each Initial Averaging Date, if applicable, the closing level or closing price, as applicable (in the case of daily monitoring) or the Index level or price, as applicable (in the case of continuous monitoring) of each Underlying during the Monitoring Period for purposes of determining whether a Knock-Out Event has occurred, the closing level or closing price, as applicable, of each Underlying on the Valuation Date(s), the Share Adjustment Factor and anti-dilution adjustments, if any, related to any Fund, the amount of interest payable on any Interest Payment Date and whether a day is an Interest Payment Date. The calculation agent will also determine whether there has been a market disruption event with respect to an Underlying, whether an Index has been discontinued, whether there has been a material change in the method of calculation of any Index, as well as which exchange-traded fund will be substituted for a Fund (or relevant successor fund, if applicable) if such Fund (or successor fund, if applicable) is de-listed, liquidated or otherwise terminated, whether the index underlying a Fund (or the index underlying a successor fund, if applicable), if applicable, has been changed in a material respect and whether a Fund (or relevant successor fund, if applicable) has been modified so that such Fund (or successor index fund, if applicable) does not, in the opinion of the calculation agent, fairly represent the price of such Fund (or relevant successor fund, if applicable) had those modifications not been made. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

     The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity, on each Interest Payment Date, if applicable, or on an Optional Call Date, if applicable, on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date, each Interest Payment Date and an Optional Call Date, if applicable.

     All calculations with respect to any Starting Underlying Level (or Underlying Strike Level, if applicable), Ending Underlying Level, Underlying Return, Knock-Out Buffer Amount, closing level or closing price of any Underlying, as applicable, or Index level or price of any Underlying, as applicable, will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the payment per $1,000 principal amount note at maturity, if any, on any Interest Payment Date or Optional Call Date, if applicable, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

     Certain events may prevent the calculation agent from calculating the closing level or closing price, as applicable, of an Underlying on the pricing date or an Initial Averaging Date, if applicable, or any Valuation Date, and consequently, the Underlying Return of an Underlying if the notes are not called, or calculating the amount, if any, that we are required to pay you at maturity of the notes. These events may include disruptions or suspensions of trading in the markets as a whole. We refer to each of these events individually as a “market disruption event.”

     With respect to each Index or any relevant successor index, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of such Index (or the relevant successor index) on the relevant exchange (as defined below) for such securities for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such relevant exchange;

  a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for equity securities then constituting 20% or more of the level of such Index (or the relevant successor index) during the one hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

  the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to such Index (or the relevant successor index) for more than two hours of trading during, or during the one hour period preceding the close of, the principal trading session on such exchange or market; or

  a decision to permanently discontinue trading in the relevant futures or options contracts;

in each case as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to adjust or unwind all or a material portion of the hedge position with respect to the notes.

     For the purpose of determining whether a market disruption event with respect to an Index (or the relevant successor index) exists at any time, if trading in a security included in such Index (or the relevant successor index) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of such Index (or the relevant successor index) will be based on a comparison of:

  the portion of the level of such Index (or the relevant successor index) attributable to that security relative to the overall level of such Index (or the relevant successor index),

in each case immediately before that suspension or limitation.

     For the purpose of determining whether a market disruption event with respect to an Index (or the relevant successor index) has occurred, unless otherwise specified in the relevant terms supplement:

  a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange, or the primary exchange or market for trading in futures or options contracts related to such Index (or the relevant successor index);

  limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

  a suspension of trading in futures or options contracts on such Index (or the relevant successor index) by the primary exchange or market for trading in such contracts by reason of a price change exceeding limits set by such exchange or market,

    an imbalance of orders relating to such contracts or

    a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Index (or the relevant successor index); and

  a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary exchange or market on which futures or options contracts related to such Index (or the relevant successor index) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

     “Relevant exchange” means, with respect to each Index or any relevant successor index, the primary exchange or market of trading for any security (or any combination thereof) then included in such Index or such successor index, as applicable.

     With respect to a Fund and any relevant successor fund, a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

  the occurrence or existence of a suspension, absence or material limitation of trading of the shares of such Fund (or the relevant successor fund) on the relevant exchange for such shares (or such relevant successor fund) for more than two hours of trading during, or during the one- half hour period preceding the close of, the principal trading session on such relevant exchange;

  a breakdown or failure in the price and trade reporting systems of the relevant exchange for the shares of such Fund (or the relevant successor fund) as a result of which the reported trading prices for such shares (or such relevant successor fund or such other security) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

  the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the shares of such Fund (or such relevant successor fund or such other security), if available, during the one- half hour period preceding the close of the principal trading session in the applicable exchange or market;

  if applicable, the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the applicable Underlying Index on the relevant exchanges for such securities for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such relevant exchange; or

  the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the applicable Underlying Index, if applicable, or shares of such Fund (or such relevant successor fund) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such applicable exchange or market; and

in each case, as determined by the calculation agent in its sole discretion; and

  a determination by the calculation agent in its sole discretion that the applicable event described above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the notes.

     An “Underlying Index,” with respect to a Fund (or the relevant successor fund), means the index underlying such Fund (or such successor fund), if applicable.

     For the purpose of determining whether a market disruption event with respect to a Fund (or the relevant successor fund) exists at any time, if trading in a security included in the applicable Underlying Index, if applicable, is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the applicable Underlying Index will be based on a comparison of (x) the portion of the level of the applicable Underlying Index attributable to that security relative to (y) the overall level of the applicable Underlying Index, in each case immediately before that suspension or limitation.

     For the purpose of determining whether a market disruption event with respect to a Fund (or the relevant successor fund) has occurred, unless otherwise specified in the relevant terms supplement:

(1)	a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to the shares of the Fund (or the relevant successor fund);

(2)	a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a market disruption event;

(3)	limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

(4)	a suspension of trading in futures or options contracts on the applicable Underlying Index, if applicable, or shares of such Fund (or such relevant successor fund) by the primary exchange or market for trading in such contracts by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts, will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the applicable Underlying Index or the shares of such Fund (or the relevant successor fund); and

(5)	a suspension, absence or material limitation of trading on any relevant exchange or on the primary exchange or market on which futures or options contracts related to the applicable Underlying Index, if applicable, or the shares of such Fund (or the relevant successor fund) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

     “Relevant exchange” means, with respect to each Fund or any relevant successor fund, the primary exchange or market of trading for the shares of such Fund, or such relevant successor fund, as applicable, or with respect to an Underlying Index, if applicable, any security (or any combination thereof) then included in such Underlying Index.

Discontinuation of an Index; Alteration of Method of Calculation

     If the index sponsor of an Index (the “Index Sponsor”) discontinues publication of such Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “successor index”), then the closing level of such Index on any relevant Determination Date any trading day during the Monitoring Period or any other relevant date on which the closing level of such Index is to be determined will be determined by reference to the level of such successor index at the close of trading on the relevant exchange for such successor index on such day, and the Index level, if applicable, at any time will be determined by reference to the value of such successor index as reported by Bloomberg at such time.

     Upon any selection by the calculation agent of a successor index, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If the Index Sponsor for an Index discontinues publication of such Index prior to, and such discontinuation is continuing on, a Determination Date, any trading day during the Monitoring Period or any other relevant date on which the closing level of such Index is to be determined, and the calculation agent determines, in its sole discretion, that no successor index for such Index is available at such time, or the calculation agent has previously selected a successor index for an Index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on, such Determination Date, any trading day during the Monitoring Period or such other relevant date, then the calculation agent will determine the closing level for such Index on such date. If the relevant terms supplement provides for continuous Index monitoring and a Knock-Out Event has not previously occurred, the notes will nonetheless thereafter be deemed to be subject to daily Index monitoring with respect to such Index, and a Knock-Out Event will be deemed to have occurred if the closing level for such Index is less than its Initial Index Level by more than its Knock-Out Buffer Amount on any subsequent trading day during the Monitoring Period. The closing level of such Index will be computed by the calculation agent in accordance with the formula for and method of calculating such Index or successor index, as applicable, last in effect prior to such discontinuation, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session on such date of each security most recently composing such Index or successor index, as applicable. Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or its successor index, as applicable, may adversely affect the value of the notes.

     If at any time the method of calculating an Index or a successor index, or the level thereof, is changed in a material respect, or if an Index or a successor index is in any other way modified so that such Index or such successor index does not, in the opinion of the calculation agent, fairly represent the level of such Index or such successor index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing level of such Index is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the calculation agent will calculate the closing level for such Index with reference to such Index or such successor index, as adjusted. Accordingly, if the method of calculating such Index or such successor index is modified so that the level of such Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in such Index), then the calculation agent will adjust its calculation of such Index or such successor index in order to arrive at a level of such Index or such successor index as if there had been no such modification (e.g., as if such split had not occurred).

Discontinuation of a Fund; Alternate Calculation of Closing Price

     If a Fund (or a successor fund (as defined herein)) is de-listed from the relevant exchange for such Fund (or such successor fund), liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to such discontinued Fund (or such successor fund) (such substitute fund being referred to herein as a “successor fund”). If a Fund (or a successor fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no successor fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing price of the shares of such Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate such Fund. If a successor fund is selected or the calculation agent calculates a closing price by a computation methodology that the calculation determines will as closely as reasonably possible replicate a Fund, that successor fund or closing price will be substituted for such Fund (or such successor fund) for all purposes of the notes.

     If the calculation agent has determined to calculate an alternate closing price for a Fund as described above, and the relevant terms supplement provides for continuous Fund monitoring and a Knock-Out Event has not previously occurred, the notes will nonetheless thereafter be deemed to be subject to daily Fund monitoring with respect to such Fund, and a Knock-Out Event will be deemed to have occurred if the closing price of one share of such Fund is less than its Initial Share Price by more than its Knock-Out Buffer Amount on any subsequent trading day during the Monitoring Period.

     Upon any selection by the calculation agent of a successor fund, the calculation agent will cause written notice thereof to be promptly furnished to the trustee, to us and to the holders of the notes.

     If at any time, a Fund or a successor fund or an Underlying Index, if applicable, is changed in a material respect, or a Fund or a successor fund in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price of the shares of such Fund or such successor fund had those changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing price for such Fund is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of an exchange-traded fund comparable to such Fund (or such successor fund) as if those changes or modifications had not been made, and calculate the closing price with reference to such Fund (or such successor fund), as adjusted. The calculation agent may also determine that no adjustment is required by the modification of the method of calculation.

     The calculation agent will be solely responsible for the method of calculating the closing price of the shares of a Fund (or any successor fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

     The calculation agent will provide information as to the method of calculating the closing price of the shares of a Fund upon written request by any investor in the notes.

Anti-Dilution Adjustments

     The Share Adjustment Factor for a Fund is subject to adjustment by the calculation agent as a result of the anti-dilution adjustments described in this section.

     No adjustments to the Share Adjustment Factor for a Fund will be required unless the Share Adjustment Factor adjustment would require a change of at least 0.1% in the applicable Share Adjustment Factor then in effect. The applicable Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Share Adjustment Factor for a Fund after the close of business on the business day immediately preceding the maturity date.

     No adjustments to the Share Adjustment Factor for a Fund will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the closing price of one share of a Fund (or the relevant successor fund) on any trading day during the term of the notes.

     With respect to each Fund (or the relevant successor fund), anti-dilution adjustments will be calculated as follows:

     Share Splits and Reverse Share Splits

     If the shares of a Fund (or the relevant successor fund) are subject to a share split or reverse share split, then once such split has become effective, the applicable Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the product of:

  the prior Share Adjustment Factor, and

  the number of shares that a holder of one share of such Fund (or such successor fund) before the effective date of the share split or reverse share split would have owned immediately following the applicable effective date.

     Share Dividends or Distributions

     If a Fund (or the relevant successor fund) is subject to (i) a share dividend, i.e., an issuance of additional shares of such Fund (or the relevant successor fund) that is given ratably to all or substantially all holders of shares of such Fund (or the relevant successor fund) or (ii) a distribution of shares of such Fund (or such successor fund) as a result of the triggering of any provision of the corporate charter of such Fund (or such successor fund), then, once the dividend or distribution has become effective and the shares of such Fund (or such successor fund) are trading ex-dividend, the applicable Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the prior Share Adjustment Factor plus the product of:

  the prior Share Adjustment Factor, and

  the number of additional shares issued in the share dividend or distribution with respect to one share of such Fund (or such successor fund).

     Non-Cash Distributions

     If a Fund (or the relevant successor fund) distributes shares of capital stock, evidences of indebtedness or other assets or property of such Fund (or such successor fund) to all or substantially all holders of shares of such Fund (or such successor fund) (other than (i) share dividends or distributions referred to under “Share Dividends or Distributions” above and (ii) cash dividends referred under “— Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of such Fund (or such successor fund) are trading ex-dividend, the applicable Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the product of:

  the prior Share Adjustment Factor, and

  a fraction, the numerator of which is the Current Market Price of one share of such Fund (or such successor fund) and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

     The “Current Market Price” of each Fund (or the relevant successor fund) means the closing price of one share of such Fund (or such successor fund) on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the Share Adjustment Factor.

     “Ex-dividend date,” with respect to a dividend or other distribution for a Fund (or the relevant successor fund), means the first trading day on which transactions in the shares of such Fund (or such successor fund) trade on the relevant exchange without the right to receive that dividend or other distribution.

     The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

     Cash Dividends or Distributions

     If any Fund (or the relevant successor fund) pays dividends or makes other distributions consisting exclusively of cash to all or substantially all holders of shares of such Fund (or such successor fund) during any dividend period during the term of the notes, in an aggregate amount that, together with other such cash dividends or distributions made previously during such dividend period with respect to which an adjustment to the Share Adjustment Factor has not previously been made under this “— Cash Dividends or Distributions” section, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares of such Fund (or such successor fund) are trading ex-dividend, the applicable Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the product of:

  the prior Share Adjustment Factor, and

  a fraction, the numerator of which is the Current Market Price of one share of such Fund (or such successor fund) and the denominator of which is the amount by which such Current Market Price exceeds the aggregate amount in cash per share of such Fund (or such successor fund) distributes in such cash dividend or distribution together with any cash dividends or distributions made previously during such dividend period with respect to which an adjustment to the Share Adjustment Factor has not previously been made under this “—Cash Dividends or Distributions”

section to holders of shares of such Fund (or such successor fund) in excess of the Dividend Threshold.

     For the avoidance of doubt, the Share Adjustment Factor for a Fund (or the relevant successor fund) may be adjusted more than once in any particular dividend period because of cash dividends or distributions that exceed the Dividend Threshold. If the applicable Share Adjustment Factor has been previously adjusted in a particular dividend period because of cash dividends or distributions that exceed the Dividend Threshold, subsequent adjustments will be made if the relevant Fund (or the relevant successor fund) pays cash dividends or makes other distributions during such dividend period in an aggregate amount that, together with other such cash dividends or distributions since the last adjustment to the Share Adjustment Factor (because of cash dividends or distributions that exceed the Dividend Threshold) exceeds the Dividend Threshold. Such subsequent adjustments to the applicable Share Adjustment Factor will only take into account the cash dividends or distributions during such dividend period made since the last adjustment to such Share Adjustment Factor because of cash dividends or distributions that exceed the Dividend Threshold.

     The “Dividend Threshold” for a Fund is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding dividend period, if any, per share of such Fund (or the relevant successor fund) plus (y) 10% of the closing price of one share of such Fund (or such successor fund) on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

     The “dividend period” for a Fund means any period during the term of the notes for which dividends are paid on a regular and consistent basis to shareholders of such Fund (or the relevant successor fund).

     The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Share Adjustment Factor and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

     The calculation agent will provide information as to any adjustments to the Share Adjustment Factor for a Fund (or the relevant successor fund) upon written request by any investor in the notes.

Events of Default

     Under the heading “Description of Debt Securities — Events of Default and Waivers” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

     Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per $1,000 principal amount note upon any acceleration of the notes will be determined by the calculation agent and will be calculated as if the date of acceleration were (1) the final Valuation Date and (2) the final day of the Monitoring Period, in each case plus, if applicable, any accrued and unpaid interest on the notes. If the notes have more than one Valuation Date, then for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) will be the corresponding Valuation Dates, unless otherwise specified in the relevant terms supplement. Unless otherwise specified in relevant terms supplement, upon any acceleration of the notes, any interest will be calculated on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed from and including the previous Interest Payment Date for which interest was paid.

     If the maturity of the notes is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

     Under the heading “Description of Debt Securities — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

     The provisions described in the accompanying prospectus under the heading “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” are not applicable to the notes, unless otherwise specified in the relevant terms supplement.

Listing

     The notes will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

     DTC will act as securities depositary for the notes. The notes will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global notes certificates, representing the total aggregate principal amount of the notes, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Forms of Notes” and “The Depositary.”

Registrar, Transfer Agent and Paying Agent

     Payment of amounts due at maturity on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

     The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

     Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

     The notes will be governed by and interpreted in accordance with the laws of the State of New York.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

     Based on the advice of Sidley Austin LLP, our special tax counsel, the following is a summary of the material U.S. federal income tax consequences of the ownership and disposition of the notes. This summary applies to you if you are an initial holder of a note purchasing the note at its issue price for cash and if you hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

     This summary does not address all aspects of U.S. federal income and estate taxation that may be relevant to you in light of your particular circumstances or if you are a holder of a note who is subject to special treatment under the U.S. federal income tax laws, such as:

  a financial institution;

  a “regulated investment company” as defined in Code Section 851;

  a “real estate investment trust” as defined in Code Section 856;

  a tax-exempt entity, including an “individual retirement account” or “Roth IRA” as defined in Code Section 408 or 408A, respectively;

  a dealer in securities;

  a person holding a note as part of a hedging transaction, “straddle,” conversion transaction or integrated transaction, or who has entered into a “constructive sale” with respect to a note;

  a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

  a trader in securities who elects to apply a mark-to-market method of tax accounting; or

  a partnership or other entity classified as a partnership for U.S. federal income tax purposes.

     This summary is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date of this product supplement, changes to any of which, subsequent to the date of this product supplement, may affect the tax consequences described herein. As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effects of any applicable state, local or foreign tax laws are not discussed. You should consult your tax adviser concerning the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions.

     This summary applies only to notes issued in compliance with certain guidelines provided to us by our special tax counsel. To the extent that this summary does not apply to a particular offering, disclosure regarding the U.S. federal income tax consequences of that offering will be included in the relevant terms supplement. Accordingly, you should read the relevant terms supplement for any other discussion regarding the U.S. federal income tax consequences of a specific offering.

Tax Treatment of the Notes

     We and you will agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the notes for U.S. federal income tax purposes as units comprising (i) a cash-settled put option written by you that is terminated if an Optional Call occurs and that, if not terminated, in circumstances where the payment at maturity is less than $1,000 (excluding accrued and unpaid interest) requires you to pay us an amount equal to $1,000 multiplied by the absolute value of the Least Performing Underlying Return (a “Put Option”) and (ii) a deposit of $1,000 per note to secure your potential obligation under the Put Option (a “Deposit”). Under this characterization, we and you will agree to treat a fixed portion of each “interest” payment made with respect to the notes (including upon an Optional Call) as premium paid to you (the “Put Premium”) in consideration of your entry into the Put Option and the remainder as interest on the Deposit. We will specify in the relevant terms supplement the portion of each “interest” payment that we will allocate to Put Premium and to interest on the Deposit, respectively. No statutory, judicial or administrative authority directly addresses the characterization of the notes (or similar instruments) for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to their proper characterization and treatment. While other characterizations of the notes could be asserted by the IRS, as discussed below, the following discussion assumes that this characterization and treatment of the notes is respected.

     Significant aspects of the U.S. federal income tax consequences of an investment in the notes are uncertain, and the IRS or the courts may not agree with the characterization and tax treatment described herein. If you are considering purchasing the notes, you should consult your tax adviser regarding the application of U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative characterizations of the notes) and any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Tax Consequences to U.S. Holders

     You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a citizen or resident of the United States;

  a corporation created or organized in or under the laws of the United States or any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes with a Term of Not More than One Year

     Assuming the characterization of the notes described above is respected, and the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is not more than one year, the following discussion applies.

     Tax Treatment of “Interest”

     No statutory, judicial or administrative authority directly addresses the treatment of short-term debt instruments having terms similar to the Deposits or similar short-term instruments for U.S. federal income tax purposes, and no ruling will be requested from the Internal Revenue Service (the “IRS”) with respect to the Deposits. As a result, certain aspects of the U.S. federal income tax consequences of an investment in the Deposits are uncertain.

     Cash-method holders will not be required to recognize income with respect to a Deposit prior to maturity, other than with respect to amounts received upon a sale or exchange, as described below. Although accrual-method holders and certain other holders are generally required to accrue interest on a Deposit on a straight-line basis, because the amount of interest that will be received with respect to a Deposit is uncertain, it is not clear how these accruals should be determined. You should consult your tax adviser regarding the determination of the amount of any interest accruals on a Deposit.

     To the extent you have not previously included interest income on a Deposit, you may be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the Deposit until the maturity of the Deposit or until you dispose of the Deposit in a taxable transaction. You should consult your tax adviser regarding the possible deferral of interest deductions on indebtedness that you incur to purchase or carry a Deposit.

     Put Premium will be taken into account as described below.

     Sale or Exchange of a Note

     Upon sale or exchange of a note prior to maturity or Optional Call, you generally will be required to recognize an amount of short-term capital gain or loss equal to the difference between (i) the proceeds received minus the amount of accrued but unpaid interest on the Deposit and (ii) the purchase price you paid for the note minus the total Put Premium you have received from us. This amount represents the net of the gain or loss attributable to the termination of the Put Option and the gain or loss attributable to the sale of the Deposit. You will recognize interest income with respect to accrued discount on the Deposit that you have not previously included in income. You should consult your tax adviser regarding the separate determination of gain or loss with respect to the Put Option and the Deposit.

     Tax Treatment at Maturity or Optional Call

     If a note is optionally called or if it is held to maturity and the Put Option expires unexercised (i.e., you receive a cash payment at maturity equal to the amount of the Deposit plus any accrued and unpaid “interest,” which will be treated as described above), you will recognize short-term capital gain equal to the sum of all Put Premium payments received.

     If a note is held to maturity and the Put Option is exercised (i.e., you receive a cash payment at maturity that is less than the amount of the Deposit (the “Cash Value”), plus the final “interest” payment, which will be treated as described above), you will be deemed to have applied a portion of the Deposit toward the cash settlement of the Put Option. In that case, you will recognize short-term capital gain or loss in an amount equal to the difference between (i) the Cash Value plus the total Put Premium received and (ii) the Deposit.

Notes with a Term of More than One Year

     Assuming the characterization of the notes described above is respected, and the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is more than one year, the following discussion applies.

     Tax Treatment of “Interest”

     If the term of the notes is more than one year (including either the issue date or the last possible date the notes could be outstanding, but not both), the Deposit will be treated as a “contingent payment debt instrument” for U.S. federal income tax purposes (a “CPDI Deposit”).

     A CPDI Deposit will generally be subject to the original issue discount (“OID”) provisions of the Code and the Treasury regulations issued thereunder, and you will be required to accrue as interest income the OID on the CPDI Deposit as described below.

     We are required to determine a “comparable yield” for the CPDI Deposit. The “comparable yield” is the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDI Deposit, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDI Deposit. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDI Deposit representing a series of payments the amount and timing of which produce a yield to maturity on the CPDI Deposit equal to the comparable yield.

     Unless otherwise provided in the relevant terms supplement, we will provide, and you may obtain, the comparable yield for a particular offering of CPDI Deposits, and the related projected payment schedule, in the final terms supplement for these CPDI Deposits, which we will file with the SEC.

     Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts, if any, that we will pay on the CPDI Deposits.

     For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDI Deposits, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your accounting method, you will be required to accrue as interest income OID on the CPDI Deposits at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment(s) on the CPDI Deposits (as described below).

     In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment, i.e., the excess of actual payments over projected payments, in respect of the CPDI Deposits for a taxable year. A net negative adjustment, i.e., the excess of projected payments over actual payments, in respect of the CPDI Deposits for a taxable year:

   •   will first reduce the amount of interest in respect of the CPDI Deposits that you would otherwise be required to include in income in the taxable year; and

   •   to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI Deposits exceeds the total amount of your net negative adjustments treated as ordinary loss on the CPDI Deposits in prior taxable years.

     A net negative adjustment is not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. Any net negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the CPDI Deposits or to reduce the amount realized on a sale or exchange of the CPDI Deposits (including redemption of the CPDI Deposits at maturity).

     Upon a sale or exchange of a CPDI Deposit (including redemption of a CPDI Deposit at maturity or upon an option call), you generally will recognize taxable gain or loss equal to the difference between the portion of the total amount received that is allocated to the CPDI Deposit from the sale, exchange or redemption (determined in the manner described below) and your adjusted tax basis in the CPDI Deposit. Your adjusted tax basis in the CPDI Deposit will equal the cost thereof, increased by the amount of interest income previously accrued by you in respect of the CPDI Deposit (determined without regard to any of the positive or negative adjustments to interest accruals described above) and decreased by the amount of any prior projected payments previously made to you in respect of the CPDI Deposit. You generally must treat any gain as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss. These losses are not subject to the limitation imposed on miscellaneous itemized deductions under Section 67 of the Code. The deductibility of capital losses, however, is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS. You should consult your tax adviser regarding these limitations and reporting obligations.

     Put Premium will be taken into account as described below.

     Sale or Exchange of a Note

     Upon sale or exchange of a note prior to maturity or Optional Call, you should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of sale or exchange. The amount of and character of capital gain or loss on the Deposit will be determined in the manner described above. The amount realized that is attributable to the Put Option, together with the total Put Premium received over the term of the note, will be treated as short-term capital gain or loss.

     If the value of the Deposit on the date of sale or exchange exceeds the amount realized on the sale or exchange of the note, you will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment to the purchaser of the note equal to the amount of the excess, in exchange for the purchaser’s assumption of the Put Option. In this case, your short-term capital gain or loss in respect of the Put Option will equal the total Put Premium received over the term of the note minus the amount deemed to be paid by you in exchange for the purchaser’s assumption of the Put Option.

     Tax Treatment at Maturity or Optional Call

     If a note is optionally called or if it is held to maturity and the Put Option expires unexercised (i.e., you receive a cash payment at maturity equal to the amount of the Deposit plus any accrued and unpaid “interest,” which will be treated as described above), you will recognize short-term capital gain equal to the sum of all Put Premium payments received.

     If a note is held to maturity and the Put Option is exercised (i.e., you receive the Cash Value, plus the final “interest” payment, which will be treated as described above), you will be deemed to have applied a portion of the Deposit toward the cash settlement of the Put Option. In that case, you will recognize short-term capital gain or loss in an amount equal to the difference between (i) the Cash Value plus the total Put Premium received and (ii) the Deposit.

   Possible Alternative Tax Treatments of an Investment in the Notes

     Due to the absence of authorities that directly address the proper characterization of the notes and because we are not requesting a ruling from the IRS with respect to the notes, no assurance can be given that the IRS will accept, or that a court will uphold, the characterization and tax treatment of the notes described above. If the IRS were successful in asserting an alternative characterization or treatment of the notes, the timing and character of income on the notes could differ materially and adversely from our description herein. For example, the IRS might treat the notes as debt instruments issued by us, in which event the taxation of the notes would be governed by certain Treasury regulations relating to the taxation of “contingent payment debt instruments” if the term of the notes (including either the issue date or the last possible date that the notes could be outstanding, but not both) is more than one year. In this event, regardless of whether you are an accrual-method or cash-method taxpayer, you would be required to accrue into income original issue discount on your notes at our “comparable yield” for similar noncontingent debt, determined at the time of the issuance of the notes, in each year that you hold your notes, and any income recognized at expiration or upon sale or exchange of your notes (including redemption at maturity or upon an Optional Call) would generally be treated as interest income. Additionally, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

     Other alternative U.S. federal income tax characterizations of the notes are possible. For instance, you could be required to include the full amount of the periodic payments on the notes as ordinary income in accordance with your method of accounting. In addition, in 2007 Treasury and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the notes are the timing and character of income or loss (including whether the Put Premium might be currently included as ordinary income). You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice.

     Tax Consequences to Non-U.S. Holders

     You are a “non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

  a nonresident alien individual;

  a foreign corporation; or

  a foreign estate or trust.

     You are not a “non-U.S. Holder” for purposes of this discussion if you are an individual present in the United States for 183 days or more in the taxable year of disposition. In this case, you should consult your tax adviser regarding the U.S. federal income tax consequences of the sale or exchange of a note.

     Due to the uncertainty regarding the proper U.S. federal income tax characterization and treatment of the notes, it is anticipated that interest payments on the notes paid to a non-U.S. holder will be withheld upon at a rate of 30%, subject to reduction by applicable treaty or upon the receipt of a Form W-8ECI from a non-U.S. holder claiming that the payments are effectively connected with the conduct of a United States trade or business. Any capital gain realized upon the sale, exchange, other disposition or maturity of a note by a non-U.S. holder will generally not be subject to U.S. federal income tax if (i) that gain is not effectively connected with a United States trade or business of that non-U.S. holder and (ii) in the case of an individual non-U.S. holder, that individual is not present in the United States for 183 days or more in the taxable year of the sale or other disposition and that individual does not have a “tax home” (as defined for U.S. federal income tax purposes) in the United States.

     Federal Estate Tax

     Individual Non-U.S. Holders, and entities the property of which is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a note is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisers regarding the U.S. federal estate tax consequences of investing in a note.

Backup Withholding and Information Reporting

     You may be subject to information reporting, and you may also be subject to backup withholding at the rates specified in the Code on the amounts paid to you unless you provide proof of an applicable exemption or a correct taxpayer identification number and otherwise comply with applicable requirements of the backup withholding rules. If you are a Non-U.S. Holder, you will not be subject to backup withholding if you comply with the certification procedures described in the preceding section. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

Recent Tax Law Developments.

     In Notice 2008-2, the IRS and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the notes) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that Treasury regulations or other guidance could provide that a U.S. holder of such a note is required to accrue income in respect of the note prior to the receipt of payments under the note or its earlier sale. Moreover, it is possible that any such Treasury regulations or other guidance could treat all income and gain of a U.S. holder in respect of a note as ordinary income (including gain on a sale), or that the notes should be subject to the special constructive ownership rules of Section 1260 of the Internal Revenue Code of 1986, as amended. Finally, it is possible that a non-U.S. holder of the note could be subject to U.S. withholding tax in respect of a note. It is unclear whether any Treasury regulations or other guidance would apply to the notes (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of Treasury regulations or other guidance that affects the U.S. federal income tax treatment of the notes.

     Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of certain derivative financial contracts with a term of more than one year purchased after the bill was enacted to accrue interest income over the term of the notes. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

     THE TAX CONSEQUENCES TO YOU OF OWNING AND DISPOSING OF NOTES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

     Under the terms and subject to the conditions contained in the Master Agency Agreement entered into between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as agent (an “Agent” or “JPMS”), and certain other agents that may be party to the Master Agency Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with JPMS, the “Agents”), JPMS has agreed and any additional Agents will agree to use reasonable efforts to solicit offers to purchase the principal amount of notes set forth in the cover page of the relevant terms supplement. We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part. Each Agent may reject, in whole or in part, any offer it solicited to purchase notes. We will pay an Agent, in connection with sales of these notes resulting from a solicitation that Agent made or an offer to purchase the Agent received, a commission as set forth in the relevant terms supplement. An Agent will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.

     We may also sell notes to an Agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the relevant terms supplement. That Agent may resell notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as that Agent determines and as we will specify in the relevant terms supplement. An Agent may offer the notes it has purchased as principal to other dealers. That Agent may sell the notes to any dealer at a discount and, unless otherwise specified in the relevant terms supplement, the discount allowed to any dealer will not be in excess of the discount that Agent will receive from us. After the initial public offering of notes that the Agent is to resell on a fixed public offering price basis, the Agent may change the public offering price, concession and discount.

     We own, directly or indirectly, all of the outstanding equity securities of JPMS. The net proceeds received from the sale of the notes will be used, in part, by JPMS or one of its affiliates in connection with hedging our obligations under the notes. The underwriting arrangements for this offering will comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s underwriting of securities of an affiliate. In accordance with FINRA Rule 5121, neither JPMS nor any other affiliated Agent of ours may make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

     JPMS or another Agent may act as principal or agent in connection with offers and sales of the notes in the secondary market. Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

     In order to facilitate the offering of the notes, JPMS may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, JPMS may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position in the notes for its own account. JPMS must close out any naked short position by purchasing the notes in the open market. A naked short position is more likely to be created if JPMS is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, JPMS may bid for, and purchase, notes in the open market to stabilize the price of the notes. Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes. JPMS is not required to engage in these activities, and may end any of these activities at any time.

     No action has been or will be taken by us, JPMS or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement no. 211-A-II, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the notes, or distribution of this product supplement no. 211-A-II, any related underlying supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

     Each Agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each

non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes this product supplement no. 211-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission. For additional information regarding selling restrictions, please see “Notice to Investors” in this product supplement.

     Unless otherwise specified in the relevant terms supplement, the settlement date for the notes will be the third business day following the pricing date (which is referred to as a “T+3” settlement cycle).

NOTICE TO INVESTORS

     We are offering to sell, and are seeking offers to buy, the notes only in jurisdictions where offers and sales are permitted. Neither this product supplement no. 211-A-II nor any related underlying supplement, the accompanying prospectus supplement, prospectus or terms supplement constitutes an offer to sell, or a solicitation of an offer to buy, any notes by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement no. 211-A-II nor any related underlying supplement, nor the accompanying prospectus supplement, prospectus or terms supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement no. 211-A-II and any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement is correct as of any date after the date hereof.

     You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement no. 211-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement and the purchase, offer or sale of the notes and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the notes under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales.

Argentina

     The notes have not been and will not be authorized by the Comisión Nacional de Valores (the “CNV”) for public offer in Argentina and therefore may not be offered or sold to the public at large or to sectors or specific groups thereof by any means, including but not limited to personal offerings, written materials, advertisements, the internet or the media, in circumstances which constitute a public offering of securities under Argentine Law No. 17,811, as amended (the “Argentine Public Offering Law”).

     The Argentine Public Offering Law does not expressly recognize the concept of private placement. Notwithstanding the foregoing, pursuant to the general rules on public offering and the few existing judicial and administrative precedents, the following private placement rules have been outlined:

(i)	target investors should be qualified or sophisticated investors, capable of understanding the risk of the proposed investment.

(ii)	investors should be contacted on an individual, direct and confidential basis, without using any type of massive means of communication.

(iii)	the number of contacted investors should be relatively small.

(iv)	investors should receive complete and precise information on the proposed investment.

(v)	any material, brochures, documents, etc, regarding the investment should be delivered in a personal and confidential manner, identifying the name of the recipient.

(vi)	the documents or information mentioned in item (v) should contain a legend or statement expressly stating that the offer is a private offer not subject to the approval or supervision of the CNV, or any other regulator in Argentina.

(vii)	the aforementioned documents or materials should also contain a statement prohibiting the re-sale or re-placement of the relevant securities within the Argentine territory or their sale through any type of transaction that may constitute a public offering of securities pursuant to Argentine law.

The Bahamas

     The notes have not been and shall not be offered or sold in or into The Bahamas except in circumstances that do not constitute a ‘public offering’ according to the Securities Industry Act, 1999.

     The offer of the notes, directly or indirectly, in or from within The Bahamas may only be made by an entity or person who is licensed as a Broker Dealer by the Securities Commission of The Bahamas.

     Persons deemed “resident” in The Bahamas pursuant to the Exchange Control Regulations, 1956 must receive the prior approval of the Central Bank of The Bahamas prior to accepting an offer to purchase any notes.

Bermuda

     This product supplement no. 211-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement have not been registered or filed with any regulatory authority in Bermuda. The offering of the notes pursuant to this product supplement no. 211-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and any terms supplement to persons resident in Bermuda is not prohibited, provided we are not thereby carrying on business in Bermuda.

Brazil

     The notes have not been and will not be registered with the “Comissão de Valores Mobiliários” — the Brazilian Securities and Exchange Commission (“CVM”) and accordingly, the notes may not and will not be sold, promised to be sold, offered, solicited, advertised and/or marketed within the Federal Republic of Brazil, except in circumstances that cannot be construed as a public offering or unauthorized distribution of securities under Brazilian laws and regulations. The notes are not being offered into Brazil. Documents relating to an offering of the notes, as well as the information contained herein and therein, may not be supplied or distributed to the public in Brazil nor be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

British Virgin Islands

     The notes may not be offered in the British Virgin Islands unless we or the person offering the notes on our behalf is licensed to carry on business in the British Virgin Islands. We are not licensed to carry on business in the British Virgin Islands. The notes may be offered to British Virgin Islands “business companies” (from outside the British Virgin Islands) without restriction. A British Virgin Islands “business company” is a company formed under or otherwise governed by the BVI Business Companies Act, 2004 (British Virgin Islands).

Cayman Islands

     This product supplement no. 211-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement, and the notes offered hereby and thereby have not been, and will not be, registered under the laws and regulations of the Cayman Islands, nor has any regulatory authority in the Cayman Islands passed comment upon or approved the accuracy or adequacy of this product supplement no. 211-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement. The notes have not been, and will not be, offered or sold, directly or indirectly, in the Cayman Islands.

Chile

     None of the Agents, we or the notes have been registered with the Superintendencia de Valores y Seguros de Chile (Chilean Securities and Insurance Commission) pursuant to Ley No. 18,045 de Mercado de Valores (the “Chilean Securities Act”), as amended, of the Republic of Chile and, accordingly, the notes have not been and will not be offered or sold within Chile or to, or for the account of benefit of persons in Chile except in circumstances which have not resulted and will not result in a public offering and/or securities intermediation in Chile within the meaning of the Chilean Securities Act.

     None of the Agents is a bank or a licensed broker in Chile, and therefore each Agent has not and will not conduct transactions or any business operations in any of such qualities, including the marketing, offer and sale of the notes, except in circumstances which have not resulted and will not result in a “public offering” as such term is defined in Article 4 of the Chilean Securities Act, and/or have not resulted and will not result in the intermediation of securities in Chile within the meaning of Article 24 of the Chilean Securities Act and/or the breach of the brokerage restrictions set forth in Article 39 of Decree with Force of Law No. 3 of 1997.

     The notes will only be sold to specific buyers, each of which will be deemed upon purchase:

(i)	to be a financial institution and/or an institutional investor or a qualified investor with such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in the notes;

(ii)	to agree that it will only resell the notes in the Republic of Chile in compliance with all applicable laws and regulations; and that it will deliver to each person to whom the notes are transferred a notice substantially to the effect of this selling restriction;

(iii)	to acknowledge receipt of sufficient information required to make an informed decision whether or not to invest in the notes; and

(iv)	to acknowledge that it has not relied upon advice from any Agent and/or us, or its or our respective affiliates, regarding the determination of the convenience or suitability of notes as an investment for the buyer or any other person; and has taken and relied upon independent legal, regulatory, tax and accounting advice.

Colombia

     The notes have not been and will not be registered in the National Securities Registry of Colombia (Registro Nacional de Valores y Emisores) kept by the Colombian Financial Superintendency (Superintendencia Financiera de Colombia) or in the Colombian Stock Exchange (Bolsa de Valores de Colombia).

     Therefore, the notes shall not be marketed, offered, sold or distributed in Colombia or to Colombian residents in any manner that would be characterized as a public offering, as such is defined in article 1.2.1.1 of Resolution 400, issued on May 22, 1995 by the Securities Superintendency General Commission (Sala General de la Superintendencia de Valores), as amended from time to time.

     If the notes are to be marketed within Colombian territory or to Colombian residents, regardless of the number of persons to which said marketing is addressed to, any such promotion or advertisement of the notes must be made through a local financial entity, a representative’s office, or a local correspondent, in accordance with Decree 2558, issued on June 6, 2007 by the Ministry of Finance and Public Credit of Colombia, as amended from time to time.

     Therefore, the notes should not be marketed within Colombian territory or to Colombian residents, by any given means, that may be considered as being addressed to an indeterminate number of persons or to more than ninety-nine (99) persons, including but not limited to: (i) any written material or other means of communication, such as subscription lists, bulletins, pamphlets or advertisements; (ii) any offer or sale of the notes at offices or branches open to the public; (iii) use of any oral or written advertisements, letters, announcements, notices or any other means of communication that may be perceived to be addressed to an indeterminate number of persons for the purpose of marketing and/or offering the notes; or (iv) use (a) non-solicited emails or (b) email distributions lists to market the notes.

El Salvador

     The notes may not be offered to the general public in El Salvador, and according to Article 2 of the Ley de Mercado de Valores (Securities Market Law) of the Republic of El Salvador, Legislative Decree number 809 dated 16 February 1994, published on the Diario Oficial (Official Gazette) number 73-BIS, Number 323, dated 21 April 1994, and in compliance with the aforementioned regulation, each Agent has represented and agreed that it will not make an invitation for subscription or purchase of the notes to indeterminate individuals, nor will it make known this product supplement no. 211-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement in the territory of El Salvador through any mass media communication such as television, radio, press, or any similar medium, other than publications of an international nature that are received in El Salvador, such as internet access or foreign cable advertisements, which are not directed to the Salvadoran public. The offering of the notes has not been registered with an authorized stock exchange in the Republic of El Salvador. Any negotiation for the purchase or sale of notes in the Republic of El Salvador shall only be negotiated on an individual basis with determinate individuals or entities in strict compliance with the aforementioned Article 2 of the Salvadoran Securities Market Law, and shall in any event be effected in accordance with all securities, tax and exchange control of the Dominican Republic, Central America, and United States Free Trade Agreements, and other applicable laws or regulations of the Republic of El Salvador.

European Economic Area

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Agent has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 211-A-II, any related underlying supplement and the accompanying prospectus supplement to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Relevant Member State:

(a)      at any time to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)      to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Agent; or

(d)      at any time in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

     For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

     This European Economic Area selling restriction is in addition to any other selling restrictions set out herein.

Hong Kong

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. Each Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

Jersey

     Each Agent has represented to and agreed with us that it will not circulate in Jersey any offer for subscription, sale or exchange of any notes which would constitute an offer to the public for the purposes of Article 8 of the Control of Borrowing (Jersey) Order 1958.

Mexico

     The notes have not been, and will not be, registered with the Mexican National Registry of Securities maintained by the Mexican National Banking and Securities Commission nor with the Mexican Stock

Exchange and therefore, may not be offered or sold publicly in the United Mexican States. This product supplement no. 211-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be publicly distributed in the United Mexican States. The notes may be privately placed in Mexico among institutional and qualified investors, pursuant to the private placement exemption set forth in Article 8 of the Mexican Securities Market Law.

The Netherlands

     An offer to the public of any notes which are the subject of the offering and placement contemplated by this product supplement no. 211-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement may not be made in The Netherlands and each Agent has represented and agreed that it has not made and will not make an offer of such notes to the public in The Netherlands, unless such an offer is made exclusively to one or more of the following categories of investors in accordance with the Dutch Financial Markets Supervision Act (Wet op het financieel toezicht, the “FMSA”):

1.      Regulated Entities: (a) any person or entity who or which is subject to supervision by a regulatory authority in any country in order to lawfully operate in the financial markets (which includes: credit institutions, investment firms, financial institutions, insurance companies, collective investment schemes and their management companies, pension funds and their management companies, commodity dealers) (“Supervised Entities”); and (b) any person or entity who or which engages in a regulated activity on the financial markets but who or which is not subject to supervision by a regulatory authority because it benefits from an exemption or dispensation (“Exempt Entities”);

2.      Investment Funds and Entities: any entity whose corporate purpose is solely to invest in securities (which includes, without limitation, hedge funds);

3.      Governmental institutions: the Dutch State, the Dutch Central Bank, Dutch regional, local or other decentralized governmental institutions, international treaty organizations and supranational organizations;

4.      Self-certified Small and Medium-Sized Enterprises (“SMEs”): any company having its registered office in The Netherlands which does not meet at least two of the three criteria mentioned in (6) below and which has (a) expressly requested the Netherlands Authority for the Financial Markets (the “AFM”) to be considered as a qualified investor, and (b) been entered on the register of qualified investors maintained by the AFM;

5.      Self-certified Natural Persons: any natural person who is resident in The Netherlands if this person meets at least two (2) of the following criteria:

(i)	the investor has carried out transactions of a significant size on securities markets at an average frequency of, at least, ten (10) per quarter over the previous four (4) quarters;

(ii)	the size of the investor’s securities portfolio exceeds €500,000;

(iii)	the investor works or has worked for at least one (1) year in the financial sector in a professional position which requires knowledge of investment in securities,

provided this person has:

(a)	expressly requested the AFM to be considered as a qualified investor; and

(b)	been entered on the register of qualified investors maintained by the AFM;

6.      Large Enterprises: any company or legal entity which meets at least two of the following three criteria according to its most recent consolidated or non-consolidated annual accounts:

(a)	an average number of employees during the financial year of at least 250;

(b)	total assets of at least €43,000,000; or

(c)	an annual net turnover of at least €50,000,000.

7.      Discretionary individual portfolio managers: any portfolio manager in The Netherlands who or which purchases the notes for the account of clients who are not Qualified Investors on the basis of a contract of agency that allows for making investment decisions on the client’s behalf without specific instructions of or consultation with any such client;

8.      Minimum consideration: any person or entity for a minimum consideration of €50,000 or more (or equivalent in foreign currency) for each offer of notes; or

9.      Fewer than 100 Offerees: fewer than 100 natural or legal persons (other than Qualified Investors).

     For the purposes of this provision, the expression:

(a)	an “offer to the public” in relation to any notes means making a sufficiently determined offer as meant in Section 217(1) of Book 6 of the Dutch Civil Code (Burgerlijk Wetboek) addressed to more than one person to conclude a contract to purchase or otherwise acquire notes, or inviting persons to make an offer in respect of such notes;

(b)	“Qualified Investors” means the categories of investors listed under (1) up to and including (6) above.

     Zero Coupon Notes may not, directly or indirectly, as part of their initial distribution (or immediately thereafter) or as part of any re-offering be offered, sold, transferred or delivered in The Netherlands. For purposes of this paragraph “Zero Coupon Notes” are notes (whether in definitive or in global form) that are in bearer form and that constitute a claim for a fixed sum against us and on which interest does not become due prior to maturity or on which no interest is due whatsoever.

Panama

     The notes have not been and will not be registered with the National Securities Commission of the Republic of Panama under Decree Law No. 1 of July 8, 1999 (the “Panamanian Securities Law”) and may not be publicly offered or sold within Panama, except in certain limited transactions exempt from the registration requirements of the Panamanian Securities Law. The notes do not benefit from the tax incentives provided by the Panamanian Securities Law and are not subject to regulation or supervision by the National Securities Commission of the Republic of Panama.

Peru

     The notes have been and will be offered only to institutional investors (as defined by the Peruvian Securities Market Law — “Ley de Mercado de Valores” enacted by Legislative Decree No. 861 — Unified Text of the Law approved by Supreme Decree No. 093-2002-EF) and not to the public in general or a segment of it. The placement of the notes shall comply with article 5 of the Peruvian Securities Market Law.

Singapore

     None of this product supplement no. 211-A-II, any related underlying supplement, the accompanying prospectus supplement, prospectus or terms supplement has been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 211-A-II, any related underlying supplement, the accompanying prospectus supplement, prospectus or terms supplement, and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Switzerland

     The notes have not been and will not be offered or sold, directly or indirectly, to the public in Switzerland, and this product supplement no. 211-A-II, any related underlying supplement, the accompanying prospectus supplement, prospectus and terms supplement do not constitute a public offering prospectus as that term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations.

     We have not applied for a listing of the notes on the SWX Swiss Exchange or on any other regulated securities market and, consequently, the information presented in this product supplement no. 211-A-II, any related underlying supplement and the accompanying prospectus supplement, prospectus and terms supplement does not necessarily comply with the information standards set out in the relevant listing rules.

     The notes do not constitute a participation in a collective investment scheme in the meaning of the Swiss Federal Act on Collective Investment Schemes and are not licensed by the Swiss Federal Banking Commission. Accordingly, neither the notes nor holders of the notes benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Federal Banking Commission.

United Kingdom

     Each Agent has represented and agreed that:

(a)      it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by the Issuer;

(b)      it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Uruguay

     The offering of notes in Uruguay constitutes a private offering and each Agent has agreed that the notes and us will not be registered with the Central Bank of Uruguay pursuant to section 2 of Uruguayan law 16.749.

Venezuela

     The notes comprising this offering have not been registered with the Venezuelan National Securities Commission (Comisión Nacional de Valores) and are not being publicly offered in Venezuela. No document related to the offering of the notes shall be interpreted to constitute a public offer of securities in Venezuela. This document has been sent exclusively to clients of the Agents and the information contained herein is private, confidential and for the exclusive use of the addressee. Investors wishing to acquire the notes may use only funds located outside of Venezuela, which are not of mandatory sale to the Central Bank of Venezuela (Banco Central de Venezuela) or are not otherwise subject to restrictions or limitations under the exchange control regulation currently in force in Venezuela.

BENEFIT PLAN INVESTOR CONSIDERATIONS

     A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”) should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving the “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

     Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

     Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service-provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

     Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

     Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

     The notes are contractual financial instruments. The financial exposure provided by the notes is neither a substitute or proxy for, nor is it intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and shall not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

     Each purchaser or holder of any notes acknowledges and agrees that:

(i)	the purchaser, holder or purchaser or holder’s fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the notes, (B) the purchaser or holder's investment in the notes, or (C) the exercise, or failure to exercise, any rights we have under or with respect to the notes;

(ii)	we and our affiliates have and shall act solely for our own account in connection with (A) all transactions relating to the notes and (B) all hedging transactions in connection with our obligations under the notes;

(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of any investor;

(iv)	our interests are adverse to the interests of any purchaser or holder; and

(v)	neither we nor any of our affiliates are fiduciaries or advisers of the purchaser or holder in connection with any such assets, positions or transactions and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

     Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.